Exhibit 99.1

EXECUTION VERSION

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Dated as of March 28, 2013

Between:

THE ROYAL BANK OF SCOTLAND PLC, as Buyer,

and

REVERSE MORTGAGE SOLUTIONS, INC., as Seller

TABLE OF CONTENTS

1.	APPLICABILITY	1
2.	DEFINITIONS AND ACCOUNTING MATTERS	1
3.	THE TRANSACTIONS	26
4.	PAYMENTs; COMPUTATION	31
5.	TAXES; TAX TREATMENT	31
6.	MARGIN MAINTENANCE	33
7.	INCOME PAYMENTS	33
8.	SECURITY INTEREST; BUYER’S APPOINTMENT AS ATTORNEY-IN-FACT	33
9.	CONDITIONS PRECEDENT	37
10.	RELEASE OF PURCHASED ASSETS	42
11.	RELIANCE	42
12.	REPRESENTATIONS AND WARRANTIES	42
13.	COVENANTS OF SELLER	47
14.	REPURCHASE DATE PAYMENTS	57
15.	REPURCHASE OF Purchased ASSETS	57
16.	RESERVED	57
17.	ACCELERATION OF REPURCHASE DATE	57
18.	EVENTS OF DEFAULT	57
19.	REMEDIES	61
20.	DELAY NOT WAIVER; REMEDIES ARE CUMULATIVE	63
21.	NOTICES AND OTHER COMMUNICATIONS	63
22.	USE OF EMPLOYEE PLAN ASSETS	65
23.	INDEMNIFICATION AND EXPENSES.	65
24.	WAIVER OF REDEMPTION AND DEFICIENCY RIGHTS	67
25.	REIMBURSEMENT	67
26.	FURTHER ASSURANCES	67
27.	TERMINATION	67
28.	SEVERABILITY	68
29.	BINDING EFFECT; GOVERNING LAW	68
30.	AMENDMENTS	68
31.	SUCCESSORS AND ASSIGNS	68
32.	SURVIVAL	68
33.	CAPTIONS	68
34.	COUNTERPARTS	68
35.	SUBMISSION TO JURISDICTION; WAIVERS	69
36.	WAIVER OF JURY TRIAL	69

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37.	ACKNOWLEDGEMENTS	69
38.	HYPOTHECATION OR PLEDGE OF PURCHASED ITEMS	70
39.	ASSIGNMENTS; PARTICIPATIONS	70
40.	SINGLE AGREEMENT	71
41.	INTENT	71
42.	CONFIDENTIALITY	71
43.	SERVICING	72
44.	PERIODIC DUE DILIGENCE REVIEW	74
45.	SET-OFF	74
46.	ENTIRE AGREEMENT	75
47.	AMENDMENT AND RESTATEMENT	75

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SCHEDULES

SCHEDULE 1	Representations and Warranties re: Assets

SCHEDULE 2	Filing Jurisdictions and Offices

SCHEDULE 3	Relevant States

SCHEDULE 4	Subsidiaries

SCHEDULE 5	Subservicers

EXHIBITS

EXHIBIT A-1	Form of Monthly Certification

EXHIBIT A-2	Form of Quarterly Certification

EXHIBIT B	Form of Instruction Letter

EXHIBIT C	Reserved

EXHIBIT D	Form of Notice of Transaction Notice

EXHIBIT E	Underwriting Guidelines

EXHIBIT F	Required Fields for Servicing Transmission

EXHIBIT G	Required Fields for Asset Schedule

EXHIBIT H	Form of Confidentiality Agreement

EXHIBIT I	Form of Participation Certificate

EXHIBIT J	Form of Security Release Certification

EXHIBIT K	Form of Trade Assignment

EXHIBIT L	Form of Officer’s Certificate

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Amended and Restated Master Repurchase Agreement, dated as of March 28, 2013, between Reverse Mortgage Solutions, Inc., a Delaware corporation as seller (“Seller”) and The Royal Bank of Scotland plc (“Buyer”, which term shall include any “Principal” as defined and provided for in Annex I), or as agent pursuant hereto (“Agent”).

PRELIMINARY STATEMENTS

A. Seller and Buyer are parties to a Master Repurchase Agreement dated as of February 27, 2013 (as amended, supplemented and otherwise modified from time to time, the “Existing Agreement”).

B. Seller has requested that Buyer consent to the amendment and restatement of the Existing Agreement and in order to accommodate certain changes and modifications to the Existing Agreement, including changes to the Assets to be purchased and sold hereunder.

C. Upon the Effective Date of this Agreement, each reference to the Existing Agreement in any other document, instrument or agreement shall mean and be a reference to this Agreement, and this Agreement shall supersede the Existing Agreement in all respects.

D. Subject to the terms and conditions herein contained, the parties hereby agree to amend and restate the terms and conditions of the Existing Agreement in their entirety as follows:

1.	APPLICABILITY

Buyer shall, with respect to the Committed Amount and may, with respect to the Uncommitted Amount, from time to time, upon the terms and conditions set forth herein, agree to enter into transactions in which Seller transfers to Buyer Eligible Loans or 100% beneficial interests in Eligible Loans evidenced by Eligible Participation Certificates, which shall be exchanged for Eligible Securities against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller Purchased Assets at a date certain, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction”, and, unless otherwise agreed in writing, shall be governed by this Agreement. It is hereby understood and agreed that the repurchase facility provided for in this Agreement with respect to the Uncommitted Amount is an uncommitted facility.

2.	DEFINITIONS AND ACCOUNTING MATTERS

(a) Defined Terms. As used herein, the following terms have the following meanings (all terms defined in this Section 2 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

“Accepted Servicing Practices” shall mean with respect to any Loan, those accepted and prudent mortgage servicing practices (including collection procedures) of prudent mortgage lending institutions which service reverse mortgage loans of the same type as the Loans in the jurisdiction where the related Mortgaged Property is located, and which are in accordance with the requirements of the Agency Guidelines, applicable law, if applicable, FHA Regulations and VA Regulations, the HECM Handbook and the requirements of any private mortgage insurer so that the FHA Mortgage Insurance, VA guarantee or any other applicable insurance or guarantee in respect of any Loan is not voided or reduced, as applicable, and in a manner at least equal in quality to the servicing Seller or Seller’s designee provides to mortgage loans which they own in their own portfolio.

“Additional Purchased Assets” shall have the meaning specified in Section 6(a) hereof.

“Adjustable Rate Loan” shall mean a Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

“Adjusted Tangible Net Worth” shall mean, with respect to any Person, as of any date of determination, the consolidated Net Worth of such Person and its Subsidiaries, less the consolidated net book value of all assets of such Person and its Subsidiaries (to the extent reflected as an asset in the balance sheet of such Person or any Subsidiary at such date) which will be treated as intangibles under GAAP, including, without limitation, such items as deferred financing expenses, deferred taxes, net leasehold improvements, good will, trademarks, trade names, service marks, copyrights, patents, licenses and unamortized debt discount and expense; provided, that residual securities issued by such Person or its Subsidiaries shall not be treated as intangibles for purposes of this definition.

“Adjustment Date” shall mean with respect to each Adjustable Rate Loan, the date set forth in the related Note on which the Mortgage Interest Rate on the Loan is adjusted in accordance with the terms of the Note.

“Affiliate” shall mean, (i) with respect to any Person other than Seller and Guarantor, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person, and which shall include any Subsidiary of such Person. For purposes of this definition, “control” (together with the correlative meanings of “controlled by” and “under common control with”) means possession, directly or indirectly, of the power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing general partners (or their equivalent) of such Person, or (b) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise, and, (ii) with respect to Seller, the Guarantor and, with respect to the Guarantor, the Seller; provided that for purposes of determining the Affiliates of Seller under Section 13(j) hereof, subclause (i) of this definition shall apply.

“Agency” shall mean Freddie Mac, Fannie Mae, Ginnie Mae, as applicable.

“Agency Audit” shall mean any Agency, FHA, VA and HUD audits, examinations, evaluations, monitoring reviews and reports of its origination and servicing operations (including those prepared on a contract basis for any such Agency).

“Agency Eligible Loan” shall mean a Loan that is originated in Strict Compliance with the Agency Guidelines and the eligibility requirements specified for the applicable Agency Program, FHA or VA, as applicable, and is either (i) eligible for sale to, or securitization by Ginnie Mae or (ii) is an FHA Loan or a VA Loan.

“Agency Guidelines” shall mean, as applicable to the related Purchased Loans, the Ginnie Mae Guide, the Fannie Mae Guide, Freddie Mac Guide, FHA Regulations and/or the VA Regulations, as the context may require, in each case as such guidelines have been or may be amended, supplemented or otherwise modified from time to time.

“Agency Program” shall mean the Ginnie Mae Program, the Fannie Mae Program and/or the Freddie Mac Program, as the context may require.

“Agency Takeout Loan” shall mean a Loan that is an Agency Eligible Loan (other than an Early Purchase Program Loan) and is subject to a Takeout Commitment of the kind described in clause (a) of the definition of “Takeout Commitment.”

“Agent” shall have the meaning set forth in the preamble to this Agreement.

“Agreement” shall mean this Master Repurchase Agreement (including all exhibits, schedules and other addenda hereto or thereto), as supplemented by the Pricing Side Letter, as it may be amended, further supplemented or otherwise modified from time to time.

“ALTA” shall mean the American Land Title Association.

“AM Funded Wet Loan” shall mean a Wet Loan that is to be purchased by Seller in a Transaction at or prior to 9:00 a.m. (New York City time) on the requested Purchase Date.

“Applicable Margin” shall have the meaning assigned thereto in the Pricing Side Letter.

“Applicable Percentage” shall have the meaning assigned thereto in the Pricing Side Letter.

“Applicable Requirements” shall mean the origination and servicing procedures as described in (i) the applicable Agency Guidelines; (ii) HUD’s origination, underwriting and servicing guides for reverse mortgages, FHA Regulations and the HECM Handbook; (iii) all applicable state and federal laws, rules and regulations; and (iv) any other written notices, procedures, guidebooks or requirements received by Seller from any other investor or insurer applicable to the Loans.

“Appraised Value” shall mean, with respect to any Loan, the lesser of (i) the value set forth on the appraisal (or similar valuation approved by the applicable Agency) made in connection with the origination of the related Loan as the value of the related Mortgaged Property, or (ii) the purchase price paid for the Mortgaged Property, provided, however, that in the case of a Loan the proceeds of which are not used for the purchase of the Mortgaged Property, such value shall be based solely on the appraisal made in connection with the origination of such Loan.

“Approvals” shall mean, with respect to Seller, the approvals obtained by the applicable Agency or HUD, as applicable, in designation of Seller as a Ginnie Mae-approved issuer, a Ginnie Mae-approved servicer, an FHA-approved mortgagee, a Fannie Mae-approved Seller/Servicer or a Freddie Mac-approved servicer, as applicable, in good standing.

“Approved Title Insurance Company” shall mean a title insurance company that has not been disapproved by Buyer in its reasonable discretion in a written notice to the Custodian and Seller by Buyer.

“Asset” shall mean a Loan or 100% beneficial interest in a Loan that is a Related Loan, a Participation Certificate, or Security, as the context may require.

“Asset Schedule” shall mean the list of Purchased Assets or Assets proposed to be purchased by Buyer that will be delivered in hard copy or electronic format to Buyer and shall incorporate the fields identified on Exhibit G hereto, and any other information required by Buyer and any other additional information to be provided pursuant to the Custodial Agreement, and which shall also be separately delivered to Buyer using the Uniform Loan Delivery Dataset format approved by Fannie Mae and Freddie Mac with respect to Purchased Assets or Assets that are Agency Eligible Loans, Agency Takeout Loans and Related Loans.

“Assignment of Mortgage” shall mean, with respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to Buyer.

“Attorney Bailee Letter” shall have the meaning assigned to such term in the Custodial Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code, Section 101 et seq.,as amended from time to time

“Best’s” shall mean Best’s Key Rating Guide, as the same shall be amended from time to time.

“Business Day” shall mean any day other than (i) a Saturday or Sunday, (ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York, the Custodian’s offices, banking and savings and loan institutions in the State of New York, Connecticut, Minnesota or California, the City of New York or the city or state in which the Custodian’s offices are located are closed, or (iii) a day on which trading in securities on the New York Stock Exchange or any other major securities exchange in the United States is not conducted.

“Capital Lease Obligations” shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash Equivalents” shall mean (a) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of ninety (90) days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven (7) days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor’s Ratings Group (“S&P”) or P-1 or the equivalent thereof by Moody’s Investors Service, Inc. (“Moody’s”) and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or, (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Change of Control” shall mean, with respect to Seller, the acquisition by any other Person, or two or more other Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of outstanding shares of voting stock of Seller at any time if after giving effect to such acquisition (i) such Person or Persons owns twenty percent (20%) or more of such outstanding voting stock or (ii) Walter Investment Management Corp. does not own directly or indirectly more than fifty percent (50%) of such outstanding voting stock.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“COBRA” shall have the meaning assigned thereto in Section 12(p) hereof.

“Collection Account” shall mean the following account established by Seller in accordance with Section 13(ii) for the benefit of Buyer.

“Collection Account Control Agreement” shall mean the collection account control agreement to be entered into by and among Buyer, Seller and Control Bank, in form and substance acceptable to Buyer to be entered into with respect to the Collection Account, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Committed Amount” shall have the meaning assigned thereto in the Pricing Side Letter.

“Confirmation” shall have the meaning assigned thereto in Section 3(a) hereof.

“Contractual Obligation” shall mean as to any Person, any material provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound or any material provision of any security issued by such Person.

“Control Bank” shall mean a depositary bank appointed by Buyer and Seller to act as control bank under this Agreement.

“Conversion Date” shall mean, with respect to a Purchased Participation Certificate, the date on which Buyer releases its rights, title and interest in the Related Loans and the Related Security is registered as a book-entry security in the name of the Depository.

“Custodial Agreement” shall mean the Amended and Restated Custodial and Disbursement Agreement, dated as of March 28, 2013 among Seller, Buyer, Disbursement Agent and Custodian as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Custodian” shall mean Wells Fargo Bank, N.A., or its successors and permitted assigns, or any successor custodian appointed by Buyer and Seller to act as custodian under this Agreement.

“Custodian Loan Transmission” shall have the meaning assigned thereto in the Custodial Agreement.

“Customer Information” shall mean all disclosed data information, however collected or received, pertaining to or identifiable to customer(s) of Seller or Mortgagors of Loans, including without limitation, name, address, email address, passwords, account numbers, personal financial information, personal preferences; demographic data; marketing data; data about securities transactions; credit data, or any other identification data. For the avoidance of doubt, Customer Information shall include all “nonpublic personal information” as defined under GLBA.

“Default” shall mean an Event of Default or any event, that, with the giving of notice or the passage of time or both, would become an Event of Default.

“Deferred Revenue” shall be the amount of all cash received during such Test Period from the initial or tail issuance of reverse mortgage securities (HMBS) less any cash payments made during such Test Period to originate, acquire or fund the related loans and subsequent additions to such loans to the extent not included in Net Income for such Test Period; and any cash received for servicing of reverse mortgages to the extent not included in Net Income for such Test Period.

“Depository” shall have the meaning set forth in the glossary of the Ginnie Mae Guide.

“Disbursement Account” shall mean the account established by Buyer pursuant to which funds shall be disbursed to fund any Table Funded Wet Loan.

“Disbursement Agent” shall mean Wells Fargo Bank, N.A., or its successors and permitted assigns, or such other disbursement agent as may be mutually agreed to by Buyer and Seller.

“Document Deficient Loan” shall mean any closed Loan for which the Custodian has not received a complete Mortgage File from Seller.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Dry Loan” shall mean a Loan which is underwritten in accordance with the Underwriting Guidelines and as to which the related Mortgage File contains all Required Documents.

“Due Diligence Review” shall mean the performance by Buyer of any or all of the reviews permitted under Section 44 hereof with respect to any or all of the Loans or Seller or related parties, as desired by Buyer from time to time.

“Early Purchase Program Loan” shall mean a Loan identified as an Early Purchase Program Loan on the related Asset Schedule that is an Agency Eligible Loan subject to a Takeout Commitment of the kind described in clause (c) of the definition of “Takeout Commitment,” and as to which 100% of the beneficial interests therein are evidenced by a Participation Certificate.

“Effective Date” shall mean the date upon which the conditions precedent set forth in Section 9(a) have been satisfied.

“Electronic Tracking Agreement” shall mean the electronic tracking agreement, to be entered into by and among Buyer, Seller, MERSCORP, Inc. and MERS, in form and substance acceptable to Buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time; provided that if no Loans are or will be MERS Loans, all references herein to the Electronic Tracking Agreement shall be disregarded.

“Electronic Transmission” shall mean the delivery of information in an electronic format acceptable to the applicable recipient thereof. An Electronic Transmission shall be considered written notice for all purposes hereof (except when a request or notice by its terms requires execution).

“Eligible Asset” shall mean an Eligible Loan, an Eligible Participation Certificate and/or an Eligible Security, as the context may require.

“Eligible Loan” shall mean a First Lien Agency Eligible Loan or Third Party Takeout Loan (i) as to which the representations and warranties in Section 12(v) and 12(w) and Schedule 1 of the Agreement are true and correct, (ii) that was originated or acquired by Seller in accordance with Seller’s or Buyer approved third party’s Underwriting Guidelines; provided, that such Loan was also originated in accordance with the Agency Guidelines and the HECM Handbook, (iii) contains all required Loan Documents without Exceptions unless otherwise waived by Buyer (except if such Loan is a Wet Loan, as may be permitted hereunder), (iv) that does not cause the applicable sublimits set forth in the Pricing Side Letter to be exceeded, (v) that does not remain subject to a Transaction for longer than the applicable “Permitted Number of Days Subject to a Transaction” set forth in the Pricing Side Letter, (vi) that complies with all applicable criteria set forth in the Pricing Side Letter, and (vii) that satisfies such other customary criteria for eligibility determined by Buyer. Except as otherwise permitted in the Pricing Side Letter, no Loan shall be an Eligible Loan:

1.	that Buyer determines, in its reasonable discretion is not eligible for sale in the secondary market or for securitization without unreasonable credit enhancement;

2.	as to which the related Mortgage File has been released from the possession of the Custodian under Section 5(a) of the Custodial Agreement to Seller or its bailee for a period in excess of fifteen (15) calendar days (or if such fifteenth day is not a Business Day, the next succeeding Business Day);

3.	as to which the related Mortgage File has been released from the possession of the Custodian (i) under Section 5(b) of the Custodial Agreement under any Transmittal Letter in excess of the time period stated in such Transmittal Letter for release, or (ii) under Section 5(c) of the Custodial Agreement under an Attorney Bailee Letter, from and after the date such Attorney’s Bailee Letter is terminated or ceases to be in full force and effect;

4.	in respect of which (a) the related Mortgaged Property is the subject of a foreclosure proceeding or (b) the related Note has been extinguished under relevant state law in connection with a judgment of foreclosure or foreclosure sale or otherwise;

5.	if (a) the related Note or the related Mortgage is not genuine or is not the legal, valid, binding and enforceable obligation of the maker thereof, subject to no right of rescission, set-off, counterclaim or defense, or (b) such Mortgage, is not a valid, subsisting, enforceable and perfected First Lien on the Mortgaged Property;

6.	in respect of which the related Mortgagor is the subject of a bankruptcy proceeding;

7.	if the related Mortgagor has not made its first contractually due payment on such Loan within thirty (30) days of the related Due Date therefor;

8.	if such Loan is thirty (30) or more days past due;

9.	if the Purchase Price of such Loan, when added to the aggregate outstanding Purchase Price of all Purchased Assets that are then subject to Transactions, exceeds the Maximum Aggregate Purchase Price; or

10.	if such Loan is secured by real property improved by manufactured housing.

“Eligible Participation Certificate” shall mean a Participation Certificate (i) that represents a 100% beneficial interest in a pool of Eligible Loans that are Early Purchase Program Loans (together with all related Servicing Rights), (ii) that is sufficient for Seller to issue and Ginnie Mae to guarantee the Related Security in the amount and with the terms described in the related Takeout Commitment, and (iii) as to which the Takeout Price set forth in the related Takeout Commitment is for an amount that is not less than the outstanding Repurchase Price for such Participation Certificate.

“Eligible Security” shall mean a Security that is a Related Security (i) as to which the representations and warranties in Schedule 1, Part II of the Agreement are true and correct, (ii) that is issued on the Conversion Date in Strict Compliance with the applicable Agency Guidelines, (iii) for which a CUSIP has been issued and provided to Buyer, (iv) that is backed solely by Eligible Loans that are Early Purchase Program Loans that were subject to Transactions immediately prior to the issuance of the Security, (v) that is delivered in a manner sufficient to cause Buyer to have a perfected, first priority security interest in, and to be the “entitlement holder” (as defined in Section 8-102(a)(7) of the Uniform Commercial Code of, such Security, (vi) for which the Conversion Date occurs prior to the related Settlement Date, and (vii) that is purchased by the Takeout Investor on the related Settlement Date.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” shall mean any entity, whether or not incorporated, that is a member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Code of which Seller is a member.

“Escrow Letter” shall mean, with respect to any Table Funded Wet Loan that becomes subject to a Transaction before the end of the applicable Rescission period, an escrow agreement or letter, which is fully assignable to Buyer, stating that in the event of a Rescission or if for any other reason such Loan fails to fund on a given day, the party conducting the closing is holding all funds which would have been disbursed on behalf of the Mortgagor as agent for and for the benefit of Buyer and such funds shall be returned to Seller not later than one (1) Business Day after the date of Rescission or other failure of the Loan to fund on a given day.

“Escrow Payments” shall mean, with respect to any Loan, the amounts constituting ground rents, taxes, assessments, water charges, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Note or Mortgage or any other document.

“Event of Default” shall have the meaning provided in Section 18 hereof.

“Exception” shall have the meaning assigned thereto in the Custodial Agreement.

“Exception Report” shall mean the exception report prepared by the Custodian pursuant to the Custodial Agreement.

“Facility Fee” shall have the meaning assigned thereto in the Pricing Side Letter.

“Fannie Mae” shall mean Fannie Mae, or any successor thereto.

“Fannie Mae Guide” shall mean the Fannie Mae MBS Selling and Servicing Guide, as such Guide may hereafter from time to time be amended.

“Fannie Mae Loan” means a mortgage loan that is in Strict Compliance on the related Purchase Date with the eligibility requirements specified for the applicable Fannie Mae Program described in the Fannie Mae Guide.

“Fannie Mae Program” shall mean the Fannie Mae Guaranteed Mortgage-Backed Securities Programs, as described in the Fannie Mae Guide.

“FHA” shall mean the Federal Housing Administration, an agency within HUD, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

“FHA Loan” shall mean a Loan that is the subject of an FHA Mortgage Insurance Contract.

“FHA Mortgage Insurance” shall mean mortgage insurance authorized under Sections 203(b), 213, 221(d)(2), 222, and 235 of the National Housing Act, as amended, codified in 24 Code of Federal Regulations, and provided by the FHA.

“FHA Mortgage Insurance Contract” shall mean the contractual obligation of the FHA respecting the insurance of a Loan.

“FHA Mortgage Insurance Proceeds” shall mean with respect to each Loan, Insurance Proceeds with respect to any FHA Mortgage Insurance Contract.

“FHA Policy” shall mean a mortgage insurance policy administered by the FHA with respect to reverse mortgage loans in accordance with the FHA Regulations, the HECM Handbook and other HUD publications relating to Loans, including, without limitation, related handbooks, circulars, notices and mortgagee letters.

“FHA Regulations” shall mean regulations promulgated by HUD under the Federal Housing Administration Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

“First Lien” shall mean with respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a mortgage note which creates a first Lien on the Mortgaged Property and is subject to no other prior Liens on such Mortgaged Property securing financing obtained by the related Mortgagor and to Permitted Exceptions.

“Freddie Mac” shall mean Freddie Mac, or any successor thereto.

“Freddie Mac Guide” shall mean the Freddie Mac Sellers’ and Servicers’ Guide, as such Guide may hereafter from time to time be amended.

“Freddie Mac Loan” means a mortgage loan that is in Strict Compliance on the related Purchase Date with the eligibility requirements specified for the applicable Freddie Mac Program described in the Freddie Mac Guide.

“Freddie Mac Program” shall mean the Freddie Mac Home Mortgage Guarantor Program or the Freddie Mac FHA/VA Home Mortgage Guarantor Program, as described in the Freddie Mac Guide.

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States of America.

“Ginnie Mae” shall mean the Government National Mortgage Association and its successors in interest, a wholly-owned corporate instrumentality of the government of the United States of America.

“Ginnie Mae Guide” shall mean the Ginnie Mae Mortgage-Backed Securities Guide I or II, as such Guide may hereafter from time to time be amended.

“Ginnie Mae Program” shall mean the Ginnie Mae Mortgage-Backed Securities Programs, as described in the Ginnie Mae Guide.

“GLBA” shall mean The Gramm-Leach-Bliley Act (15 U.S.C. Section 6801, et seq.) and its implementing regulations (e.g., Federal Reserve Board Regulation P).

“Governmental Authority” shall mean with respect to any Person, any nation or government, any state or other political subdivision, agency or instrumentality thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person, any of its Subsidiaries or any of its properties.

“Gross Margin” shall mean with respect to each Adjustable Rate Loan, the fixed percentage amount set forth in the related Note and the Asset Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Note to determine the new Mortgage Interest Rate for such Loan.

“Guarantee” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise), provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance, or other obligations in respect of a Mortgaged Property, to the extent required by Buyer. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor” shall mean Walter Investment Management Corp.

“Guaranty” shall mean that certain Guaranty, dated as of February 27, 2013, made by Guarantor in favor of Buyer, as the same may be amended, supplemented or otherwise modified from time to time.

“HECM Handbook” shall mean the regulations promulgated by HUD under the National Housing Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to Loans, including, but not limited to, the HUD Home Equity Conversion Mortgage Handbook 4235.1 REV-1 and any subsequent revisions thereto and any other handbook or mortgagee letters, circulars, notices or other issuances issued by HUD applicable to the Loans, as amended, modified, updated or supplemented from time to time.

“HECM Maturity Date” shall mean with respect to each Loan, the earliest to occur of (a) the Mortgaged Property is sold or transferred, (b) the death of the last remaining Mortgagor, (c) the Mortgaged Property ceases to be the principal residence of a Mortgagor for reasons other than death and the Mortgaged Property is not the principal residence of at least one other Mortgagor, together with the required HUD approval (d) for a period of longer than twelve (12) consecutive months, a Mortgagor fails to occupy the Mortgaged Property because of physical or mental illness and the Mortgaged Property is not the principal residence of at least one other Mortgagor, together with the required HUD approval or (e) Mortgagor violated any other covenant of the Mortgage or Note and is unable (or refuses) to correct the violation, together with the required HUD approval.

“HUD” shall mean the Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA Mortgage Insurance. The term “HUD,” for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Ginnie Mae.

“Income” shall mean, with respect to any Purchased Asset at any time, any principal and/or interest thereon, all FHA Mortgage Insurance Proceeds and all dividends, sale proceeds (including, without limitation, any proceeds from the securitization of such Purchased Asset or other disposition thereof) and other collections and distributions thereon (including, without limitation, any proceeds received in respect of private mortgage insurance), but not including any commitment fees, origination fees and/or servicing fees accrued in respect of periods on or after the Purchase Date with respect to such Purchased Asset.

“Indebtedness” shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) indebtedness of general partnerships of which such Person is a general partner; and (j) any other indebtedness of such Person evidenced by a note, bond, debenture or similar instrument.

“Index” shall mean with respect to each Adjustable Rate Loan, the index identified on the related Asset Schedule and set forth in the related Note for the purpose of calculating the interest rate thereon.

“Instruction Letter” shall mean a letter agreement between Seller and each Subservicer substantially in the form of Exhibit B attached hereto.

“Insurance Proceeds” shall mean with respect to each Loan, proceeds of insurance policies insuring the Loan or the related Mortgaged Property.

“Insured Closing Letter” shall mean, with respect to any Table Funded Wet Loan that becomes subject to a Transaction before the end of the applicable Rescission period, a letter of indemnification from an Approved Title Insurance Company, in any jurisdiction where insured closing letters are permitted under applicable law and regulation, addressed to Seller, which is fully assignable to Buyer, with coverage that is customarily acceptable to Persons engaged in the origination of reverse mortgage loans identifying the Settlement Agent covered thereby, which may be in the form of a blanket letter.

“Interest Period” shall mean, with respect to any Transaction, the period commencing on the Purchase Date with respect to such Transaction and ending on the calendar day prior to the related Repurchase Date or the Termination Date, as applicable. Notwithstanding the foregoing, no Interest Period may end after the Termination Date.

“Interest Rate Protection Agreement” shall mean with respect to any or all of the Purchased Assets, any interest rate swap, cap or collar agreement or any other applicable hedging arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies entered into by Seller and reasonably acceptable to Buyer.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, including all rules and regulations promulgated thereunder.

“LIBO Base Rate” shall mean with respect to each day on which a Transaction is outstanding (or if such day is not a Business Day, the next succeeding Business Day) the rate for eurodollar deposits for a period equal to one-month appearing on page Reuters Screen LIBOR01 Page or if such rate ceases to appear on page Reuters Screen LIBOR01 Page, on any other service providing comparable rate quotations at approximately 11:00 a.m., London time, on the applicable date of determination, or, with respect to periods of more or less than one-month, such interpolated rate as determined by Buyer. The LIBO Base Rate shall be calculated on each Purchase Date and Repurchase Date commencing with the first Purchase Date.

“LIBO Rate” shall mean with respect to each Interest Period pertaining to a Transaction, a rate (reset on a monthly basis) per annum determined by Buyer in its sole discretion in accordance with the following formula (rounded upwards to the nearest l/100th of one percent), which rate as determined by Buyer shall be conclusive absent manifest error by Buyer:

LIBO Base Rate
1.00 – LIBO Reserve Requirements

The LIBO Rate shall be calculated on each Purchase Date and Repurchase Date commencing with the first Purchase Date; provided that if the LIBO Rate is unavailable on any such date or there exists any LIBO Reserve Requirements on any such date, Buyer and Seller shall mutually agree on an alternative index rate.

“LIBO Reserve Requirements” shall mean for any Interest Period for any Transaction, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements applicable to Buyer in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board) maintained by a member bank of such Governmental Authority. As of the Effective Date, the LIBO Reserve Requirements shall be deemed to be zero.

“Lien” shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.

“Loan” shall mean a HUD insured, First Lien, adjustable or fixed rate reverse mortgage loan on a one to four family residential property and underwritten, originated by Seller and serviced by the Servicer in accordance with the HECM Handbook, together with the Servicing Rights thereon, which the Custodian has been instructed to hold for Buyer pursuant to the Custodial Agreement, and which Loan includes, without limitation, (i) a Note, the related Mortgage and all other Loan Documents and (ii) all right, title and interest of Seller in and to the Mortgaged Property covered by such Mortgage.

“Loan Documents” shall mean, with respect to a Loan, the documents comprising the Mortgage File for such Loan.

“Loan-to-Value Ratio” or “LTV” shall mean with respect to any Loan, the ratio of the outstanding principal amount of such Loan at the time of origination to the lesser of (a) the Appraised Value of the related Mortgaged Property at origination of such Loan and (b) if the related Mortgaged Property was purchased within twelve (12) months of the origination of such Loan, the purchase price of the related Mortgaged Property.

“Margin Call” shall have the meaning assigned thereto in Section 6(a) hereof.

“Margin Deficit” shall have the meaning assigned thereto in Section 6(a) hereof.

“Market Value” shall mean the value, on any date of determination, determined by Buyer in its sole good faith discretion on such date, taking into account customary factors, including without limitation, market factors where the Assets may be sold in their entirety to a single third-party purchaser under circumstances in which Seller is in default under this Agreement. Buyer’s determination of Market Value shall be conclusive upon the parties, absent manifest error on the part of Buyer. Buyer shall have the right to mark to market the Assets on a daily basis which Market Value with respect to one or more of the Assets may be determined to be zero. Seller acknowledges that Buyer’s good faith determination of Market Value is for the limited purpose of determining the value of Purchased Assets which are subject to Transactions hereunder without the ability to perform customary purchaser’s due diligence and is not necessarily equivalent to a determination of the fair market value of the Assets achieved by obtaining competing bids in an orderly market in which Seller is not in default under a revolving debt facility and the bidders have adequate opportunity to perform customary loan and servicing due diligence. The Market Value shall be deemed to be zero with respect to each Asset that is not an Eligible Asset.

“Material Adverse Effect” shall mean a material adverse effect on (a) the property, business, operations or financial condition of Seller or any of its Affiliates, (b) the ability of Seller to perform its obligations under any of the Program Documents to which it is a party, (c) the validity or enforceability of any of the Program Documents, (d) the rights and remedies of Buyer under any of the Program Documents, (e) the timely repurchase of the Purchased Loans or payment of other amounts payable in connection therewith or (f) the Purchased Items.

“Maturity Date” shall have the meaning assigned to such term in the Pricing Side Letter.

“Maximum Aggregate Purchase Price” shall have the meaning assigned thereto in the Pricing Side Letter.

“Maximum Claim Amount” shall have the meaning assigned thereto in the HECM Handbook.

“Maximum Mortgage Interest Rate” shall mean with respect to each Adjustable Rate Loan, a rate that is set forth on the related Asset Schedule and in the related Note and is the maximum interest rate to which the Mortgage Interest Rate on such Loan may be increased on any Adjustment Date.

“Minimum Adjusted Tangible Net Worth” shall have the meaning assigned to such term in the Pricing Side Letter.

“Minimum Leverage Ratio” shall have the meaning assigned to such term in the Pricing Side Letter.

“Minimum Liquidity Amount” shall have the meaning assigned to such term in the Pricing Side Letter.

“MERS” shall mean Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

“MERS Identification Number” shall mean the eighteen digit number permanently assigned to each MERS Loan.

“MERS Loan” shall mean any Loan as to which the related Mortgage or Assignment of Mortgage has been recorded in the name of MERS, as agent for the holder from time to time of the Note, and which is identified as a MERS Loan on the related Asset Schedule.

“Monthly Repurchase Date” shall mean, with respect to each Purchased Loan, the tenth (10th) day of each month following the related Purchase Date (or if such date is not a Business Day, the following Business Day).

“Mortgage” shall mean with respect to a Loan, the mortgage, deed of trust or other instrument, which creates a First Lien on the fee simple or leasehold estate in such real property which secures the Note.

“Mortgage File” shall have the meaning assigned thereto in the Custodial Agreement.

“Mortgage Interest Rate” shall mean the annual rate of interest borne on a Note, which shall be adjusted from time to time with respect to Adjustable Rate Loans.

“Mortgage Interest Rate Cap” shall mean with respect to an Adjustable Rate Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Note.

“Mortgaged Property” shall mean the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Note.

“Mortgagee” shall mean the record holder of a Note secured by a Mortgage.

“Mortgagor” shall mean the obligor or obligors on a Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.

“Multiemployer Plan” shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by Seller or any ERISA Affiliate or as to which Seller or any ERISA Affiliate has any actual or potential liability or obligation and that is covered by Title IV of ERISA.

“MV Margin Amount” shall mean, with respect to any Transaction, as of any date of determination, the amount obtained by application of the MV Margin Percentage to the Repurchase Price (reduced by the amount of any accrued and unpaid Price Differential) for such Transaction as of such date.

“MV Margin Percentage” shall mean the quotient, expressed as a percentage, that is the result of 1 divided by the Applicable Percentage.

“Net Worth” shall mean, with respect to any Person, the excess of total assets of such Person, over total liabilities of such Person, determined in accordance with GAAP.

“Non-Cash Charges” shall mean changes, whether positive or negative, in the fair value of non-recourse obligations to Ginnie Mae and the mortgage loans held by Seller collateralizing such non-recourse obligations, and stock compensation expenses.

“Non-Utilization Fee” shall have the meaning assigned thereto in the Pricing Side Letter.

“Note” shall mean, with respect to any Loan, the related promissory note together with all riders thereto and amendments thereof or other evidence of indebtedness of the related Mortgagor.

“Obligations” shall mean (a) all of Seller’s obligation to pay the Repurchase Price on the Repurchase Date and other obligations and liabilities of Seller to Buyer, its Affiliates, the Custodian or any other Person arising under, or in connection with, the Program Documents or directly related to the Purchased Assets, whether now existing or hereafter arising; (b) any and all sums paid by Buyer or on behalf of Buyer pursuant to the Program Documents in order to preserve any Purchased Asset or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller’s indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Assets, or of any exercise by Buyer or any Affiliate of Buyer of its rights under the Program Documents, including without limitation, reasonable attorneys’ fees and disbursements and court costs; and (d) all of Seller’s indemnity obligations to Buyer pursuant to the Program Documents.

“Par Margin Amount” shall mean, with respect to any Transaction, as of any date of determination, the amount obtained by application of the Par Margin Percentage to the Repurchase Price (reduced by the amount of any accrued and unpaid Price Differential) for such Transaction as of such date.

“Par Margin Percentage” shall mean the quotient, expressed as a percentage, that is the result of 1 divided by the Applicable Percentage.

“Participants” shall have the meaning assigned thereto in Section 39 hereof.

“Participation Certificate” shall mean, with respect to the applicable Agency Program, a certificate, in the form of Exhibit I, evidencing the 100% undivided beneficial ownership interest in the Early Purchase Program Loans that are set forth on HUD 11706 (Schedule of Pooled Mortgages) and attached to such Participation Certificate, or identified on a computer tape compatible with the related Selling System as belonging to the mortgage loan pool described in such Participation Certificate, as applicable.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Exceptions” shall mean the following exceptions to lien priority: (i) the lien of current real property taxes and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Loan and (A) referred to or otherwise considered in the appraisal (if any) made for the originator of the Loan or (B) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal; and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

“Plan” shall mean an employee benefit or other plan established or maintained by either Seller or, in the case of a Plan subject to Title IV of ERISA, any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

“PM Funded Wet Loan” shall mean a Wet Loan that is to be purchased by Seller in a Transaction at or prior to 4:30 p.m. (New York City time) (but after 9:00 a.m. (New York City time)) on the requested Purchase Date.

“PMI Policy” or “Primary Insurance Policy” shall mean a policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

“Post-Default Rate” shall mean, in respect of the Repurchase Price for any Transaction or any other amount under this Agreement, or any other Program Document that is not paid when due to Buyer (whether at stated maturity, by acceleration or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to four percent (4.00%) per annum, plus (a) the Pricing Rate otherwise applicable to such

Asset or other amount (which amount shall include the Applicable Margin), or (b) if no Pricing Rate is otherwise applicable, (i) the LIBO Rate plus (ii) the highest amount specified under the definition of Applicable Margin.

“Price Differential” shall mean, with respect to each Transaction as of any date of determination, the aggregate amount obtained by daily application of the Pricing Rate (or if an Event of Default has occurred that has not been waived by Buyer in its sole discretion in writing, by daily application of the Post-Default Rate) for such Transaction to the Purchase Price for such Transaction on a 360-day-per-year basis for the actual number of days elapsed during the period commencing on (and including) the Purchase Date and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential in respect of such period previously paid by Seller to Buyer with respect to such Transaction).

“Pricing Rate” shall, as of any date of determination, with respect to Eligible Assets, be equal to the sum of (x) the one-month LIBO Rate as of such date of determination plus (y) the Applicable Margin. The Pricing Rate is calculated on the basis of a 360-day year and the actual number of days elapsed between the Purchase Date and the Repurchase Date.

“Pricing Side Letter” shall mean the most recently executed pricing side letter, between Seller and Buyer referencing this Agreement and setting forth the pricing terms and certain additional terms with respect to this Agreement, as the same may be amended, supplemented or modified from time to time, and the terms of which are incorporated herein as if fully set forth.

“Principal” shall have the meaning assigned thereto in Annex I.

“Principal Limit” shall mean with respect to each Loan, the amount set forth as the Principal Limit on the related Asset Schedule, which amount shall increase on a monthly basis as provided in the HECM Handbook.

“Program Documents” shall mean this Agreement, the Custodial Agreement, any Servicing Agreement, the Pricing Side Letter, the Guaranty, any Instruction Letter, any assignment of an Interest Rate Protection Agreement, the Electronic Tracking Agreement, the Collection Account Control Agreement, all Trade Assignments and related Takeout Commitments and any other agreement entered into by Seller, on the one hand, and Buyer and/or any of its Affiliates or Subsidiaries (or Custodian on its behalf) on the other, in connection herewith or therewith.

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Purchase Date” shall mean, with respect to each Transaction, the date on which Purchased Assets are sold by Seller to Buyer hereunder.

“Purchase Price” shall mean the price at which Purchased Assets are transferred by Seller to Buyer in a Transaction, which shall be equal to the product of (i) the Applicable Percentage and (ii) (x) in the case of Purchased Loans and Purchased Participation Certificates, the lesser of (A) the outstanding principal amount of the related Purchased Loans or the Related Loans, as applicable and (B) the Market Value of the related Purchased Loans or the Related Loans, as applicable and (y) in the case of Purchased Securities, the related Takeout Price.

“Purchased Assets” shall mean Purchased Loans (including a 100% beneficial interest in Loans that are Related Loans and as to which the related Participation Certificate is a Purchased Participation Certificate), Purchased Participation Certificates and/or Purchased Securities, as the context may require. The term “Purchased Assets” with respect to any Transaction at any time shall also include Additional Purchased Assets delivered pursuant to Section 6(a) hereof.

“Purchased Items” shall have the meaning assigned thereto in Section 8(a) hereof.

“Purchased Loans” shall mean any of the following assets sold by Seller to Buyer in a Transaction on a servicing-released basis: (i) the Loans, together with (ii) the Servicing Records, all rights of Seller to receive from any third party or to take delivery of any Servicing Records or other documents which constitute a part of the Mortgage File or Servicing File, and all rights of Seller to receive from any third party or to take delivery of any Records or other documents which constitute a part of the Mortgage File or Servicing File, (iii) the related Servicing Rights (which were sold to and held by Seller and subsequently purchased by Buyer on the related Purchase Date), (iv) Seller’s rights under any Takeout Commitment and Trade Assignments related to such Loans (including the rights to receive the related Takeout Price as evidenced by such Trade Assignments), if applicable, (v) all of Seller’s rights under any Escrow Letters and Insured Closing Letters with respect to the Loans that are Table Funded Wet Loans, (vi) all Income relating to such Loans, (vii) all FHA Mortgage Insurance Contracts and VA Loan Guaranty Agreements relating to such Loans, (viii) such other property, rights, titles or interest as are specified on a related Transaction Notice, (ix) all Interest Rate Protection Agreements relating to such Loans (if any) and (x) all documents, instruments, chattel paper, and general intangibles comprising or related to all of the foregoing. The term “Purchased Loans” with respect to any Transaction at any time shall also include Additional Purchased Loans delivered pursuant to Section 6(a) hereof.

“Purchased Participation Certificate” shall mean a Participation Certificate evidencing the 100% beneficial interest in Related Loans sold by Seller to Buyer in a Transaction, together with (i) the Servicing Records, all rights of Seller to receive from any third party or to take delivery of any Servicing Records or other documents which constitute a part of the Mortgage File or Servicing File, and all rights of Seller to receive from any third party or to take delivery of any Records or other documents which constitute a part of the Mortgage File or Servicing File, (ii) the related Servicing Rights (which were sold by Seller and purchased by Buyer on the related Purchase Date), (iii) Seller’s rights under any Takeout Commitment and Trade Assignments related to the Related Loans (including the rights to receive the related Takeout Price and the Related Security as evidenced by such Trade Assignments), if applicable, (iv) all Income relating to the Related Loans, (v) all FHA Mortgage Insurance Contracts and VA Loan Guaranty Agreements relating to the Related Loans, (vi) and such other property, rights, titles or interest as are specified on a related Transaction Notice, and (vii) all documents, instruments, chattel paper, and general intangibles and all products and proceeds relating to or constituting any or all of the foregoing.

“Purchased Security” shall mean a Related Security sold by Seller to Buyer in a Transaction, together with (i) Seller’s rights under any related Takeout Commitment and Trade Assignments (including the rights to receive the related Takeout Price as evidenced by such Trade Assignments), if applicable, (ii) all related Income, (iii) such other property, rights, titles or interest as are specified on a related Transaction Notice, and (iv) all documents, instruments, chattel paper, and general intangibles and all products and proceeds relating to or constituting any or all of the foregoing.

“Qualified Insurer” shall mean an insurance company duly qualified as such under the laws of each state in which any Mortgaged Property is located, duly authorized and licensed in each such state to transact the applicable insurance business and to write the insurance provided, and approved as an insurer by Fannie Mae and Freddie Mac and whose claims paying ability is rated in the two highest rating categories by any of the rating agencies with respect to primary mortgage insurance and in the two highest rating categories by Best’s with respect to hazard and flood insurance.

“Qualified Originator” shall mean (a) Seller and (b) any other originator of Loans previously approved by Buyer; provided, that Buyer shall have the right to reject an originator (other than Seller) (in its sole discretion) by delivering written notice to Seller fifteen (15) days prior to ceasing to accept Loans originated by such person.

“Reacquired Loans” shall have the meaning assigned thereto in Section 16.

“Records” shall mean all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller or any other person or entity with respect to a Purchased Asset. Records shall include without limitation, the Notes, any Mortgages, the Mortgage Files, the Servicing File, the Servicing Records and any other instruments necessary to document or service a Loan that is a Purchased Loan, including, without limitation, the complete payment and modification history of each Loan that is a Purchased Loan.

“Related Credit Enhancement” shall have the meaning assigned thereto in Section 8(a) hereof.

“Related Loan” shall mean a Purchased Loan that is an Early Purchase Program Loan and underlies a Participation Certificate or the Related Security, as the context may require.

“Related Security” shall mean the Security backed by the Related Loans that is issued in exchange for the related Purchased Participation Certificate on the related Conversion Date.

“Reportable Event” shall mean any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .21, .22, .23, .24, .28, .29, .31 or .32 of PBGC Reg. § 4043 (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Sections 302 or 303 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA, shall be a Reportable Event regardless of the issuance of any waivers in accordance with Section 412(c) of the Code).

“Repurchase Date” shall mean, (i) with respect to each Purchased Loan and each Purchased Participation Certificate, the date occurring on the earliest of (x) the Termination Date, (y) the Monthly Repurchase Date, or (z) the date specified by Seller in a Repurchase Notice delivered to Buyer pursuant to Section 3(g) and (ii) with respect to a Purchased Security, the related Settlement Date.

“Repurchase Notice” shall have the meaning assigned thereto in Section 3(g) hereof.

“Repurchase Price” shall mean the price at which Purchased Assets are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the outstanding Purchase Price for such Purchased Assets and the Price Differential as of the date of such determination, plus any accrued and unpaid fees and expenses and indemnity amounts and any other amounts due and payable as of such date by Seller to Buyer under this Agreement or any Program Document.

“Required Delivery Item” shall have the meaning assigned thereto in Section 3(a) hereof.

“Required Delivery Time” shall have the meaning assigned thereto in Section 3(a) hereof.

“Required Documents” shall mean the documents set forth in Annex 17 of the Custodial Agreement.

“Required Purchase Time” shall have the meaning assigned thereto in Section 3(c) hereof.

“Required Recipient” shall have the meaning assigned thereto in Section 3(a) hereof.

“Requirement of Law” shall mean as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Rescission” shall mean the right of a Mortgagor to rescind the related Note and related documents pursuant to applicable law.

“Responsible Officer” shall mean, as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person; provided, that in the event any such officer is unavailable at any time he or she is required to take any action hereunder, Responsible Officer shall mean any officer authorized to act on such officer’s behalf as demonstrated by a certificate of corporate resolution.

“Restricted Payments” shall mean with respect to any Person, collectively, all dividends or other distributions of any nature (cash, securities, assets or otherwise), and all payments, by virtue of redemption or otherwise, on any class of equity securities (including, without limitation, warrants, options or rights therefor) issued by such Person, whether such securities are now or may hereafter be authorized or outstanding and any distribution in respect of any of the foregoing, whether directly or indirectly.

“Reuters Screen LIBOR01 Page” shall mean the display page currently so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

“Scheduled Principal Advance” shall mean with respect to any Loan, (i) any fixed monthly payment required to be made to the related Mortgagor pursuant to the terms of its respective Loan which payment is added to the Stated Principal Balance of such Loan, (ii) any mortgage insurance premium paid by Seller that, pursuant to the terms of such Loan, is added to the Stated Principal Balance and (3) any servicing fees related thereto.

“Seasoned 31-45 Loan” shall mean a Loan that was originated between thirty-one (31) calendar days and forty-five (45) calendar days (inclusive) prior to the initial Purchase Date of such Loan.

“Seasoned 45-60 Loan” shall mean a Loan that was originated between forty-five (45) calendar days and sixty (60) calendar days (inclusive) prior to the initial Purchase Date of such Loan.

“Second Lien Loan” shall mean a Loan secured by the lien on the Mortgaged Property, subject only to one prior lien on such Mortgaged Property securing financing obtained by the related Mortgagor and to Permitted Exceptions.

“Section 404 Notice” shall mean the notice required pursuant to Section 404 of the Helping Families Save Their Homes Act of 2009 (P.L. 111-22), which amends 15 U.S.C. Section 1641 et seq., to be delivered by a creditor that is an owner or an assignee of a mortgage loan to the related Mortgagor within thirty (30) days after the date on which such mortgage loan is sold or assigned to such creditor.

“Securitization Transaction” shall mean any securitization or other similar public or private pass-through disposition of any Loan pursuant to which Seller or any Affiliate thereof is acting as mortgage loan seller or issuer.

“Security” shall mean a fully-modified pass-through mortgage-backed security that is (i) issued by Seller and fully guaranteed by Ginnie Mae, (ii) evidenced by a book-entry account in a depository institution having book-entry accounts at the applicable Depository and (iii) backed by a pool of Loans, in substantially the principal amount and with substantially the other terms as specified with respect to such Security in the related Takeout Commitment.

“Security Release Certification” shall mean a security release certification in substantially the form set forth in Exhibit J hereto.

“Seller Financing Facility” any financing, note purchase, loan warehouse, repurchase or similar facility maintained by Seller (as Borrower thereunder) with any third party (other than this Agreement).

“Servicer” shall mean Seller in its capacity as servicer or master servicer of the Purchased Loans, or such other party as mutually agreed to by Seller and Buyer.

“Servicing Advances” shall mean any and all customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance by Servicer of its servicing obligations, including, but not limited to, the cost of (a) to the extent required under the HECM Handbook, field visits, property inspections, appraisals and broker price opinions, (b) the preservation, restoration and protection of the Mortgaged Property, (c) any enforcement or administrative or judicial proceedings, including foreclosures, (d) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (e) other fees of foreclosure or of acquiring title to the Mortgaged Properties by deed in lieu of foreclosure and industry standard costs, fees and expenses of the conveyance of the Mortgaged Properties pursuant to the terms of this Agreement, (f) taxes, ground rents and other charges which are or may become a lien upon the Mortgaged Property, (g) mortgage insurance premiums and fire and hazard insurance premiums, (h) compliance with the obligations pursuant to Applicable Requirements and (i) penalties or late fees that were advanced by Servicer on behalf of Buyer but which did not arise out of servicing errors of Servicer.

“Servicing Agreement” shall have the meaning provided in Section 43(c) hereof.

“Servicing File” shall mean with respect to each Loan, the file retained by Seller (in its capacity as Servicer) consisting of all documents that a prudent originator and servicer would have, including copies of the Loan Documents, all documents necessary to document and service the Loans and any and all documents required to be delivered pursuant to any of the Program Documents.

“Servicing Records” shall have the meaning assigned thereto in Section 43(b) hereof.

“Servicing Rights” shall mean contractual, possessory or other rights of Seller or any other Person, whether arising under the Servicing Agreement, the Custodial Agreement or otherwise, to administer or service a Purchased Loan (including Related Loans underlying Purchased Participation Certificates) or to possess related Servicing Records.

“Servicing Transmission” shall mean a computer-readable magnetic or other electronic format acceptable to the parties containing the information identified on Exhibit F.

“Set-Aside Amount” means all amounts set aside in accordance with the HECM Handbook from the Principal Limit, including amounts to cover (1) any repairs required to be made by the related Mortgagor after the related loan closing, (2) any property charges with respect to the related Mortgaged Property, including tax and insurance charges related to the first and subsequent years of the related Loan, and (3) the monthly servicing fee for the related Loan.

“Settlement Agent” shall mean a title company, escrow company or attorney that is (i) bonded by an Approved Title Insurance Company and (ii) insured against errors and omissions in an amount reasonably satisfactory to Buyer in its sole discretion, to which the proceeds of any Transaction related to a Table Funded Wet Loan are to be wired prior to the occurrence of such Transaction in accordance with local law and practice in the jurisdiction where the related Table Funded Wet Loan is being originated.

“Settlement Date” shall mean, with respect to a Related Security, the date specified in the related Takeout Commitment on which the sale of such Security to the Takeout Investor will be settled on a delivery-versus-payment basis.

“SIFMA” shall mean the Securities Industry and Financial Markets Association or any successor thereto.

“Stated Principal Balance” shall mean, as to each Loan on any date of determination, the principal balance of such Loan as of such date (including, without limitation all related servicing fees, Principal Advances, accrued interest and Servicing Advances to the extent permitted to be added to the principal balance of the Loan pursuant to the HECM Handbook) after giving effect to payments of principal on or before such date.

“Strict Compliance” shall mean the compliance of Seller and Loans with the requirements of the Agency Guidelines, as applicable to the related Purchased Loans and as amended by any agreements between Seller and the applicable Agency, sufficient to enable, if applicable, Seller to issue and Ginnie Mae to guarantee a Security; provided, that until copies of any such agreements between Seller and the applicable Agency have been provided to Buyer by Seller and agreed to by Buyer, such agreements shall be deemed, as between Seller and Buyer, not to amend the requirements of the applicable Agency Guidelines.

“Subservicer” shall have the meaning provided in Section 43(c) hereof.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Syndicated Credit Facility Credit Agreement” shall mean that certain Credit Agreement dated as of November 28, 2012 among Walter Investment Management Corp., Credit Suisse AG and the lenders party thereto, as the same may be amended, supplemented or otherwise modified from time to time.

“Syndicated Credit Facility” shall mean the syndicated commercial credit facility provided to Walter Investment Management Corp. under the Syndicated Credit Facility Credit Agreement, together with all documents, agreements and instruments entered into in connection therewith (including, without limitation the Syndicated Credit Facility Credit Agreement and the Syndicated Credit Facility Security Agreement).

“Syndicated Credit Facility Security Agreement” shall mean that certain Security Agreement dated as of November 28, 2012 among Walter Investment Management Corp., certain of its subsidiaries and Credit Suisse AG as collateral agent, as the same may be amended, supplemented or otherwise modified from time to time.

“Table Funded Wet Loan” shall mean any Loan that is closed in part, either directly or indirectly, with the Purchase Price paid by Buyer for such Loan and for which the Custodian has not received a complete Mortgage File from Seller.

“Takeout Commitment” shall mean a fully assignable commitment of Seller to (a) sell one or more identified Loans to a Takeout Investor that is an Agency, (b) sell one or more identified Loans to a Takeout Investor other than an Agency, or (c) (i) swap one or more identified Loans that are Early Purchase Program Loans with a Takeout Investor that is an Agency for a Security, and (ii) sell the related Security to a Takeout Investor, and in each case, the corresponding Takeout Investor’s commitment back to Seller to effectuate any of the foregoing, as applicable.

“Takeout Investor” shall mean (i) an Agency or (ii) other institution which has made a Takeout Commitment and has been approved by Buyer.

“Takeout Price” shall mean, with respect to a Purchased Asset, the purchase price to be paid for such Asset by the Takeout Investor pursuant to the related Takeout Commitment.

“Termination Date” shall mean the earliest of (i) the Maturity Date, (ii) the date determined by application of Section 19, as applicable, (iii) any date on which Buyer shall have determined in good faith that Seller or Guarantor is unable to meet its commitments with respect to Indebtedness, or (iv) such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

“Test Period” shall mean each fiscal quarter.

“Third Party Takeout Loan” shall mean a Loan that is subject to a Takeout Commitment of the kind described in clause (b) of the definitions of “Takeout Commitment.”

“Trade Assignment” shall mean an assignment to Buyer of a forward trade between the Takeout Investor and Seller with respect to one or more Assets (provided that with respect to a Takeout Commitment relating to an Early Purchase Program Loan, such assignment shall be substantially in the form of Exhibit K hereto), together with the related trade confirmation from the Takeout Investor to Seller that has been fully executed, is enforceable and is in full force and effect and confirms the details of such forward trade.

“Transaction” shall have the meaning assigned thereto in Section 1.

“Transaction Notice” shall mean a written request by Seller delivered to Buyer to enter into a Transaction hereunder, which may be delivered electronically in the form attached hereto as Exhibit D, or in the form of an Asset Schedule, and in any case shall be in a form mutually agreed upon between Seller and Buyer.

“Trust Receipt” shall have the meaning provided in the Custodial Agreement.

“Uncommitted Amount” shall have the meaning assigned thereto in the Pricing Side Letter.

“Underwriting Guidelines” shall mean the underwriting guidelines of Seller attached as Exhibit E hereto in effect as of the date of this Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with terms of this Agreement, and which have been approved in writing by Buyer.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Purchased Items is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“Unscheduled Principal Advance” shall mean with respect to each Loan, any line of credit advances, change fees, payments of repair costs set aside in the related Note, payments of any repair fee set aside in the related Note, payments of any other amounts provided for in the related Note or Mortgage and any appraisal fees, in each case paid by Seller; all to the extent required or permitted by the terms of the related Note and/or Mortgage to be included in the Stated Principal Balance of such Loan pursuant to the HECM Handbook.

“USC” shall mean the United States Code, as amended.

“Utilization Percentage” shall have the meaning assigned thereto in Section 4(e).

“Utilization Threshold” shall have the meaning assigned thereto in the Pricing Side Letter.

“VA” shall mean the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.

“VA Loan” shall mean a Loan which is subject of a VA Loan Guaranty Agreement as evidenced by a VA Loan Guaranty Agreement, or a Loan which is a vender loan sold by the VA.

“VA Loan Guaranty Agreement” shall mean the obligation of the United States to pay a specific percentage of a Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen’s Readjustment Act, as amended, codified in 38 Code of Federal Regulations.

“VA Regulations” shall mean regulations promulgated by the U.S. Department of Veterans Affairs pursuant to the Servicemen’s Readjustment Act, as amended, codified in 38 Code of Federal Regulations, and other VA issuances relating to VA Loans, including related handbooks, circulars and notices.

“Wet Loan” shall mean either a Table Funded Wet Loan or a Document Deficient Loan, which is underwritten in accordance with the Underwriting Guidelines and does not contain all the required Loan Documents in the Mortgage File, which in order to be deemed to an Eligible Loan shall have the following additional characteristics:

(a) in the case of a Table Funded Wet Loan, the proceeds thereof have been funded (or, on the Purchase Date supported by a Transaction Notice are being funded) by wire transfer or cashier’s check, cleared check or draft or other form of immediately available funds to the Settlement Agent for such Wet Loan;

(b) Seller expects such Wet Loan to close and become a valid lien securing actual indebtedness by funding to the order of the Mortgagor thereunder;

(c) the proceeds thereof have not been returned to Buyer from the Settlement Agent for such Wet Loan;

(d) Seller has not learned that such Wet Loan will not be closed and funded to the order of the Mortgagor;

(e) upon recordation such Loan will constitute a First Lien on the premises described therein; and

(f) in the case of a Table Funded Wet Loan, Seller shall have obtained an Insured Closing Letter and an Escrow Letter with respect to such Wet Loan.

(b) Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to Buyer hereunder shall be prepared, in accordance with GAAP.

(c) Interpretation. The following rules of this subsection (c) apply unless the context requires otherwise. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to a subsection, Section, Annex or Exhibit is, unless otherwise specified, a reference to a Section of, or annex or exhibit to, this Agreement. A reference to a party to this Agreement or another agreement or document includes the party’s successors and permitted substitutes or assigns. A reference to an agreement or document (including any Program Document) is to the agreement or document as amended, modified, novated, supplemented or replaced, except to the extent prohibited thereby or by any Program Document and in effect from time to time in accordance with the terms thereof. A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it. A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes, without limitation, an omission, statement or undertaking, whether or not in writing. The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” is not limiting and means “including without limitation”. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.

Except where otherwise provided in this Agreement, any determination, consent, approval, statement or certificate made or confirmed in writing with notice to Seller by Buyer or an authorized officer of Buyer provided for in this Agreement is conclusive and binds the parties in the absence of manifest error. A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing related to such agreement.

A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in computer disk form. Where Seller is required to provide any document to Buyer under the terms of this Agreement, the relevant document shall be provided in writing or printed form unless Buyer requests otherwise. At the request of Buyer, the document shall be provided in computer disk form or both printed and computer disk form.

This Agreement is the result of negotiations among, and has been reviewed by counsel to, Buyer and Seller, and is the product of all parties. In the interpretation of this Agreement, no rule of construction shall apply to disadvantage one party on the ground that such party proposed or was involved in the preparation of any particular provision of this Agreement or this Agreement itself. Except where otherwise expressly stated, Buyer may give or withhold, or give conditionally, approvals and consents and may form opinions and make determinations at its absolute discretion. Any requirement of good faith, discretion or judgment by Buyer shall not be construed to require Buyer to request or await receipt of information or documentation not immediately available from or with respect to Seller, a servicer of the Purchased Loans, any other Person or the Purchased Assets themselves.

3.	THE TRANSACTIONS

(a) Subject to the terms and conditions of the Program Documents, Buyer shall, with respect to the Committed Amount and may in its sole discretion, with respect to the Uncommitted Amount, from time to time in its sole discretion, enter into Transactions with an aggregate Purchase Price for all Purchased Assets acquired by Buyer not to exceed the Maximum Aggregate Purchase Price. Notwithstanding anything contained herein to the contrary, Buyer shall have the obligation to enter into Transactions up to the Committed Amount and shall have no obligation to enter into Transactions with respect to the Uncommitted Amount. Unless otherwise agreed to between Buyer and Seller in writing, all purchases of Eligible Assets shall be first deemed committed up to the Committed Amount and then the remainder, if any, shall be deemed uncommitted up to the Uncommitted Amount. Notwithstanding anything contained herein to the contrary, Buyer shall have the right, upon written notice to Seller, to terminate any Transactions with respect to the Uncommitted Amount and require the repurchase of any such Purchased Assets within fifteen (15) calendar days of such notice (provided that no such notice shall be required if a Default has occurred and is continuing or any Event of Default has occurred that has not been waived by Buyer in its sole discretion in writing). Unless otherwise agreed, Seller shall request that Buyer enter into a Transaction with respect to any Purchased Loan by delivering to the indicated required parties (each, a “Required Recipient”) the required delivery items (each, a “Required Delivery Item”) set forth in the table below by the corresponding required delivery time (the “Required Delivery Time”):

Purchased Loan Type	Required Delivery Items	Required Delivery Time	Required Recipient	Required Purchase Time
Dry Loans	(i) a Transaction Notice substantially in the form of Exhibit D hereto (a “Transaction Notice”), appropriately completed, and (ii) an Asset Schedule	No later than 5:00 p.m. (New York City time) on the Business Day prior to the requested Purchase Date	Buyer	No later than 5:00 p.m. (New York City time) on the requested Purchase Date
	(i) an Asset Schedule and (ii) the Mortgage File for each Loan proposed to be included in such Transaction (whether or not such Loan is subject to a Participation Certificate)	No later than 5:00 p.m. (New York City time) on the Business Day prior to the requested Purchase Date	Custodian

AM Funded Wet Loans	(i) a Transaction Notice appropriately completed, and (ii) an Asset Schedule	No later than 5:00 p.m. (New York City time) on the Business Day prior to the requested Purchase Date	Buyer	No later than 9:00 a.m. (New York City time) on the requested Purchase Date
	(i) an Asset Schedule and (ii) the Mortgage File for each Loan proposed to be included in such Transaction (whether or not such Loan is subject to a Participation Certificate)	No later than 5:00 p.m. (New York City time) on the Business Day prior to the requested Purchase Date	Custodian

PM Funded Wet Loans	(i) a Transaction Notice appropriately completed, and (ii) an Asset Schedule	No later than 2:00 p.m. (New York City time) on the requested Purchase Date	Buyer	No later than 4:00 p.m. (New York City time) on the requested Purchase Date
	(i) an Asset Schedule and (ii) the Mortgage File for each Loan proposed to be included in such Transaction (whether or not such Loan is subject to a Participation Certificate)	No later than 2:00 p.m. (New York City time) on the requested Purchase Date	Custodian

A Transaction Notice issued in connection with one or more Loans shall clearly indicate those Loans that are intended to be Wet Loans and Dry Loans and include an Asset Schedule in respect of the Eligible Assets that Seller proposes to include in the related Transaction. Each Transaction Notice shall specify the proposed Purchase Date, Purchase Price, Pricing Rate and Repurchase Date. Seller agrees to immediately report to Custodian and Buyer by facsimile transmission within one (1) Business Day of discovery that any Wet Loans that were previously subject to a Transaction do not close for any reason including, but not limited to, a Rescission. In the event that the parties hereto desire to enter into a Transaction on terms other than as set forth in this Agreement and the Transaction Notice, Buyer shall deliver to Seller, in electronic or other format, a “Confirmation” specifying such terms acceptable to Seller prior to entering into such Transaction, including, without limitation, the Purchase Date, the Purchase Price, the Pricing Rate therefor and the Repurchase Date. Any such Transaction Notice and the related Confirmation, if any, together with this Agreement, shall constitute conclusive evidence of the terms agreed to between Buyer and Seller with respect to the Transaction to which the Transaction Notice and Confirmation, if any, relates. By entering in to a Transaction with Buyer, Seller consents to the terms set forth in any related Confirmation. In the event of any conflict between this Agreement and a Confirmation, the terms of the Confirmation shall control with respect to the related Transaction. It is acknowledged and agreed that, notwithstanding any other provision of this Agreement to the contrary, the facility with respect to the Uncommitted Amount provided under this Agreement is an uncommitted facility and Buyer shall have no obligation to enter into any Transactions hereunder.

(b) Pursuant to the Custodial Agreement, the Custodian shall review any Required Documents delivered prior to 1:00 p.m. (New York City time) on any Business Day on the same day. Not later than 5:30 p.m. (New York City time) on each Business Day, the Custodian shall deliver to Buyer, via Electronic Transmission acceptable to Buyer, the Custodian Loan Transmission and an Exception Report showing the status of all Loans then held by the Custodian, including but not limited to the Wet Loans and Dry Loans which are subject to Exceptions, and the time the related Loan Documents have been released pursuant to Sections 5(a) or 5(b) of the Custodial Agreement. In addition, in accordance with the Custodial Agreement the Custodian shall deliver to Buyer on each Purchase Date, one or more Trust Receipts (as defined in the Custodial Agreement) relating to either Wet Loans or Dry Loans. The original copies of such Trust Receipts shall be delivered to JPMorgan Chase Bank, N.A. at 4 Chase Metrotech Center, 3rd Floor, Brooklyn, New York 11245-0001, Attention: Physical Receive Department for the account of The Royal Bank of Scotland plc, telephone number (718) 242-0260, as agent for Buyer by overnight delivery using a nationally recognized insured overnight delivery service.

(c) Upon Seller’s request to enter into a Transaction pursuant to Section 3(a), Buyer shall, in its sole discretion, assuming all conditions precedent set forth in this Section 3 and in Sections 9(a) and

(b) have been met, and provided no Default shall have occurred and be continuing, not later than the required time on the requested Purchase Date set forth in the table above (the “Required Purchase Time”) purchase the Eligible Assets included in the related Transaction Notice by transferring, via wire transfer (pursuant to wire transfer instructions provided by Seller on or prior to such Purchase Date) in immediately available funds, the Purchase Price. Seller acknowledges and agrees that the Purchase Price paid in connection with any Purchased Loan that is purchased in any Transaction includes a mutually negotiated premium allocable to the portion of such Purchased Loan that constitutes the related Servicing Rights.

(d) Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBO Base Rate:

(i) Buyer determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of “LIBO Base Rate” in Section 2 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Transactions as provided herein; or

(ii) Buyer determines, which determination shall be conclusive, that the Applicable Margin plus the relevant rate of interest referred to in the definition of “LIBO Base Rate” in Section 2 upon the basis of which the rate of interest for Transactions is to be determined is not likely adequately to cover the cost to Buyer of purchasing and holding Assets hereunder; or

(iii) it becomes unlawful for Buyer to enter into Transactions with a Pricing Rate based on the LIBO Base Rate;

then Buyer shall give Seller prompt notice thereof and, so long as such condition remains in effect, Buyer shall be under no obligation to purchase Assets hereunder, and Seller shall, at its option, either repurchase such Assets or pay a Pricing Rate at a rate per annum as determined by Buyer taking into account the increased cost to Buyer of purchasing and holding the Assets.

(e) Seller shall repurchase Purchased Assets from Buyer on each related Repurchase Date. Each obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Asset. Seller is obligated to obtain the Purchased Assets from Buyer or its designee (including the Custodian) at Seller’s expense on (or after) the related Repurchase Date.

(f) Provided that the applicable conditions in Sections 9(a) and (b) have been satisfied, each Purchased Asset shall automatically become subject to a new Transaction on the related Monthly Repurchase Date (other than a Repurchase Date occurring on the Termination Date or on any Repurchase Date specified in a related Repurchase Notice) unless Seller is notified otherwise by Buyer at least one (1) Business Day prior to such Monthly Repurchase Date. Unless Seller is so notified, Buyer shall purchase the related Eligible Assets pursuant to the procedures set forth in Section 3(c); provided that if the Monthly Repurchase Date so determined is later than the Termination Date, the Repurchase Date for such Transaction shall automatically reset to the Termination Date, and the provisions of this sentence as it might relate to a new Transaction shall expire on such date. For each new Transaction, unless otherwise agreed, (y) the accrued and unpaid Price Differential shall be settled in cash on each related Monthly Repurchase Date, and (z) the Pricing Rate shall be as set forth in the Pricing Side Letter.

(g) If Seller intends to repurchase any Assets on any day which is not a Monthly Repurchase Date, Seller shall use its best efforts to give two (2) Business Days prior written notice thereof to Buyer (a

“Repurchase Notice”). If such notice is given, the Repurchase Price specified in such Repurchase Notice shall be due and payable on the date specified therein, together with the Price Differential to such date on the amount prepaid.

(h) [Reserved].

(i) If any Requirement of Law or any change in the interpretation or application thereof or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) shall subject Buyer to any tax of any kind whatsoever with respect to this Agreement or any Assets purchased pursuant to it (excluding net income taxes) or change the basis of taxation of payments to Buyer in respect thereof;

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory advance or similar requirement against assets held by deposits or other liabilities in or for the account of Transactions or extensions of credit by, or any other acquisition of funds by any office of Buyer which is not otherwise included in the determination of the LIBO Base Rate hereunder;

and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer deems in good faith to be material, of effecting or maintaining purchases hereunder, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, Seller shall promptly pay Buyer such additional amount or amounts as will compensate Buyer for such increased cost thereafter incurred or reduced amount receivable thereafter incurred.

If Buyer shall have determined in good faith that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall thereafter have the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer in good faith to be material, then from time to time, Seller shall promptly pay to Buyer such additional amount or amounts as will thereafter compensate Buyer for such reduction.

If Buyer becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Seller of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by Buyer to Seller shall be conclusive in the absence of manifest error.

(j) With respect to each Purchased Participation Certificate that is subject to a Transaction hereunder, the Security that is issued on the related Conversion Date (provided it is an Eligible Security) shall replace the Participation Certificate as the Purchased Asset, and from and after the Conversion Date, the Purchased Asset subject to such Transaction shall be the Purchased Security. For the avoidance of doubt, any Eligible Security that is issued with respect to the Eligible Loans underlying a Purchased Participation Certificate shall, on the Conversion Date, replace the Purchased Participation Certificate and automatically become subject to the Transaction to which the Purchased Participation Certificate was subject. On or prior to the Conversion Date, Seller shall deliver to Buyer a duly executed Trade Assignment together with a copy of the Takeout Commitment with respect to the Related Security.

4.	PAYMENTS; COMPUTATION

(a) Payments. Except to the extent otherwise provided herein, all payments to be made by Seller under this Agreement shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the following account maintained by Buyer at JPMorgan Chase Bank, NY, Account Number 0667-09350, A/C Name: RBSGBM, ABA# 021000021, not later than 4:00 p.m., New York City time, on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Seller acknowledges that it has no rights of withdrawal from the foregoing account.

(b) Computations. The Price Differential shall be computed on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

(c) Reserved.

(d) Reserved.

(e) Non-Utilization Fee. On a quarterly basis (beginning on the date that is sixty (60) days following the Effective Date) and on the Termination Date, Buyer shall determine the average quarterly utilization during the preceding quarter (or with respect to the Termination Date, during the period from the date through which the last non-utilization fee calculation has been made to the Termination Date) by Seller by dividing (a) the sum of the Purchase Prices outstanding on each day during such period, by (b) the number of days in such period. If such average amount determined for any period as a percentage of the Maximum Aggregate Purchase Price (the “Utilization Percentage”) is less than the Utilization Threshold, Seller shall pay to Buyer the Non-Utilization Fee due for such related period on the applicable dates specified in the Pricing Side Letter; provided that Seller shall not be obligated to pay any Non-Utilization Fee to Buyer for any period with respect to which the Utilization Percentage in such period is greater than or equal to the Utilization Threshold. All payments shall be made to Buyer in Dollars, in immediately available funds, without deduction, setoff or counterclaim. Buyer may, in its sole discretion, net such Non-Utilization Fee from the proceeds of any Purchase Price paid to Seller. Each payment of the Non-Utilization Fee is and shall be deemed to be fully earned and non-refundable when paid.

5.	TAXES; TAX TREATMENT

(a) All payments made by Seller under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto imposed by any Governmental Authority, excluding income taxes, branch profits taxes, franchise taxes or any other tax imposed on the net income by the United States, a state or a foreign jurisdiction under the laws of which Buyer is organized or of its applicable lending office, or any political subdivision thereof (collectively, “Taxes”), all of which shall be paid by Seller for its own account not later than the date when due. If Seller is required by law or regulation to deduct or withhold any Taxes from or in respect of any amount payable hereunder, Buyer shall use commercially reasonable efforts to provide Seller with notice thereof and Seller shall: (a) make such deduction or withholding; (b) pay the amount so deducted or withheld to the appropriate Governmental Authority not later than the date when due; (c) deliver to Buyer, promptly, original tax receipts and other evidence satisfactory to Buyer of the payment when due of the full amount of such Taxes; and (d) pay to Buyer such additional amounts as may be necessary so that such Buyer receives, free and clear of all Taxes, a net amount equal to the amount it would have received under this Agreement, as if no such deduction or withholding had been made.

(b) In addition, Seller agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes, transfer taxes and similar fees) imposed by the United States or any taxing authority thereof or therein that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (“Other Taxes”).

(c) Seller agrees to indemnify Buyer for the full amount of Taxes (including additional amounts with respect thereto) and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 5, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, provided that Buyer shall have provided Seller with evidence, reasonably satisfactory to Seller, of payment of Taxes or Other Taxes, as the case may be.

(d) Any Buyer that is not incorporated under the laws of the United States, any State thereof, or the District of Columbia (a “Foreign Buyer”) shall provide Seller with properly completed United States Internal Revenue Service (“IRS”) Form W-8BEN or W-8ECI or any successor form prescribed by the IRS, certifying that such Foreign Buyer is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States on or prior to the date upon which each such Foreign Buyer becomes a Buyer. Each Foreign Buyer will resubmit the appropriate form on the earliest of (A) the third anniversary of the prior submission or (B) on or before the expiration of thirty (30) days after there is a “change in circumstances” with respect to such Foreign Buyer as defined in Treas. Reg. Section 1.1441(e)(4)(ii)(D). For any period with respect to which a Foreign Buyer has failed to provide Seller with the appropriate form or other relevant document pursuant to this Section 5(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Foreign Buyer shall not be entitled to any “gross-up” of Taxes or indemnification under Section 5(c) with respect to Taxes imposed by the United States.

(e) Without prejudice to the survival or any other agreement of Seller hereunder, the agreements and obligations of Seller contained in this Section 5 shall survive the termination of this Agreement. Nothing contained in this Section 5 shall require Buyer to make available any of its tax returns or other information that it deems to be confidential or proprietary.

(f) Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes to treat each Transaction as indebtedness of Seller that is secured by the Purchased Assets and that the Purchased Assets are owned by Seller in the absence of an Event of Default by Seller. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

6.	MARGIN MAINTENANCE

(a) If at any time either (i) the aggregate Market Value of all Purchased Assets subject to all Transactions is less than the aggregate MV Margin Amount for all such Transactions, or (ii) the aggregate unpaid principal balance of the Purchased Assets for all Transactions is less than the aggregate Par Margin Amount for all such Transactions (either such event, a “Margin Deficit”), then Buyer may, by notice to Seller, require Seller in such Transactions to transfer to Buyer cash or, at Buyer’s option (and provided Seller has additional Eligible Assets), additional Eligible Assets (“Additional Purchased Assets”) within one (1) Business Day of such notice by Buyer, so that both (x) the cash and aggregate Market Value of the Purchased Assets, including any such Additional Purchased Assets, will thereupon equal or exceed such aggregate MV Margin Amount, and (y) the cash and unpaid principal balance of such Purchased Assets, including any such Additional Purchased Assets and Purchased Assets, will therefore equal or exceed such aggregate Par Margin Amount (either requirement, a “Margin Call”); provided that if Seller transfers cash, Buyer shall deposit such cash into a non-interest bearing account until the next succeeding Repurchase Date.

(b) Notice required pursuant to Section 6(a) may be given by (i) by any means provided in Section 21 hereof, (ii) via electronic mail in an excel spreadsheet format, or (iii) in such other format acceptable to Buyer in its sole discretion. Any notice given on a Business Day preceding 12:00 p.m. (New York City time) shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the same Business Day. Any notice given on a Business Day following 12:00 p.m. (New York City time) shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the following Business Day. The failure of Buyer, on any one or more occasions, to exercise its rights under this Section 6, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date. Seller and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit or waive Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.

7.	INCOME PAYMENTS

Where a particular term of a Transaction extends over the date on which Income is paid in respect of any Purchased Asset subject to that Transaction, such Income shall be the property of Buyer. Seller shall (i) segregate all Income collected by or on behalf of Seller on account of the Purchased Assets and shall hold such Income in trust for the benefit of Buyer and (ii) remit such Income to the Collection Account for deposit therein no later than two (2) Business Days after receipt thereof. Withdrawal of any Income on deposit in the Collection Account shall be in accordance with the provisions of Section 13(ii) hereof.

8.	SECURITY INTEREST; BUYER’S APPOINTMENT AS ATTORNEY-IN-FACT

(a) Seller and Buyer intend that the Transactions hereunder be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets. However, in order to preserve Buyer’s rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as other than sales, and as security for Seller’s performance of all of its Obligations, Seller hereby grants Buyer a fully perfected first priority security interest in all of Seller’s rights, title and interest in and to the following property, whether now existing or hereafter acquired:

(i) all Purchased Assets identified on a Transaction Notice delivered by Seller to Buyer and the Custodian from time to time;

(ii) any other collateral pledged or otherwise relating to such Purchased Assets, together with all files, material documents, instruments, surveys (if available), certificates, correspondence, appraisals, computer records, computer storage media, Asset accounting records and other books and records relating thereto;

(iii) the Servicing Records, and the related Servicing Rights;

(iv) the Collection Account and all Income on deposit therein;

(v) all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Purchased Assets and all claims and payments thereunder and all rights of Seller to receive from any third party or to take delivery of any of the foregoing;

(vi) all interests in real property collateralizing any Purchased Assets;

(vii) all other insurance policies and insurance proceeds relating to any Purchased Assets or the related Mortgaged Property and all rights of Seller to receive from any third party or to take delivery of any of the foregoing;

(viii) all Interest Rate Protection Agreements relating to any or all of the foregoing (if any);

(ix) any purchase agreements or other agreements, contracts or take-out commitments relating to or constituting any or all of the foregoing and all rights to receive documentation relating thereto;

(x) all “accounts”, “chattel paper”, “commercial tort claims”, “deposit accounts”, “documents”, “equipment”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter of credit rights”, and “securities’ accounts” as each of those terms is defined in the Uniform Commercial Code related to the Purchased Assets and all cash and Cash Equivalents and all products and proceeds relating to or constituting any or all of the foregoing;

(xi) all Takeout Commitments and Trade Assignments related to the Purchased Assets (including the rights to receive the related Takeout Price and the Related Security as evidenced by such Trade Assignments);

(xii) all FHA Mortgage Insurance Contracts and VA Loan Guaranty Agreements relating to such Purchased Assets, if applicable; and

(xiii) any and all replacements, substitutions, distributions on or proceeds of any or all of the foregoing (collectively the “Purchased Items”).

Seller acknowledges and agrees that its rights with respect to the Purchased Items (including without limitation, any security interest Seller may have in the Purchased Assets and any other collateral granted by Seller to Buyer pursuant to any other agreement) are and shall continue to be at all times junior and subordinate to the rights of Buyer hereunder. Seller further acknowledges that it has no rights to the Servicing Rights related to the Purchased Loans and Related Loans underlying the Purchased Participation Certificates. Without limiting the generality of the foregoing and for the avoidance of doubt, in the event that Seller is deemed to retain any residual Servicing Rights, Seller grants, assigns and pledges to Buyer a first priority security interest in all of its rights, title and interest in and to the Servicing Rights as indicated hereinabove. In addition, Seller, in its capacity as Servicer, further grants, assigns and pledges to Buyer a first priority security interest in and to all Servicing Records and rights to receive Servicing Records or other documents which constitute a part of the Mortgage File or Servicing File with respect to each of the Purchased Loans and Related Loans underlying the Purchased Participation Certificates, and all Income related to the Purchased Assets received by Seller, in its capacity as Servicer, and all rights to receive such Income, and all products, proceeds and distributions relating to or constituting any or all of the foregoing (collectively, and together with the pledge of Servicing Rights in the immediately preceding sentence, the “Related Credit Enhancement”). The Related Credit Enhancement is hereby pledged as further security for Seller’s Obligations to Buyer hereunder.

At any time and from time to time, upon the written request of Buyer, and at the sole expense of Seller, Seller will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as Buyer may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Purchased Items and the liens created hereby. Seller also hereby authorizes Buyer to file any such financing or continuation statement to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction. This Agreement shall constitute a security agreement under applicable law.

(b) Seller shall not (i) change the location of its chief executive office/chief place of business from that specified in Section 12(l) hereof, (ii) change its name, identity or corporate structure (or the equivalent) or change the location where it maintains its records with respect to the Purchased Items, or (iii) reincorporate or reorganize under the laws of another jurisdiction unless it shall have given Buyer at least thirty (30) days prior written notice thereof and shall have delivered to Buyer all Uniform Commercial Code financing statements and amendments thereto as Buyer shall request and taken all other actions deemed reasonably necessary by Buyer to continue its perfected status in the Purchased Items (to the extent the same may be perfected under the Uniform Commercial Code) with the same or better priority.

(c) Seller hereby irrevocably constitutes and appoints Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Buyer’s discretion, for the purpose of carrying out the terms of this Agreement, including without limitation, protecting, preserving and realizing upon the Purchased Items, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including without limitation, to protect, preserve and realize upon the Purchased Items, to file such financing statement or statements relating to the Purchased Items as Buyer at its option may deem appropriate, and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller, without assent by, but with notice to, Seller, if an Event of Default has occurred that has not been waived by Buyer in its sole discretion in writing, to do the following:

(i) in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Purchased Items and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any Purchased Items whenever payable;

(ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Purchased Items;

(iii) (A) to direct any party liable for any payment under any Purchased Items to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct, including, without limitation, to send “goodbye” letters on behalf of Seller and any applicable Subservicer and Section 404 Notices on behalf of Buyer; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Purchased Items; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Purchased Items; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Purchased Items or any proceeds thereof and to enforce any other right in respect of any Purchased Items; (E) to defend any suit, action or proceeding brought against Seller with respect to any Purchased Items; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Purchased Items as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Purchased Items and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller might do.

Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until there are no outstanding Transactions hereunder and all Purchased Loans have been repurchased by Seller pursuant to the terms hereof. This power of attorney shall not revoke any prior powers of attorney granted by Seller.

Seller also authorizes Buyer, if an Event of Default shall have occurred that has not been waived by Buyer in its sole discretion in writing, from time to time, to execute, in connection with any sale provided for in Section 19 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Purchased Items.

(d) The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Purchased Items and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

(e) If Seller fails to perform or comply with any of its agreements contained in the Program Documents and Buyer may itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable out-of-pocket expenses of Buyer incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Post-Default Rate, shall be payable by Seller to Buyer on demand and shall constitute Obligations.

(f) Buyer’s duty with respect to the custody, safekeeping and physical preservation of the Purchased Items in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as Buyer deals with similar property for its own account. Neither Buyer nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Purchased Items or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Purchased Items upon the request of Seller or otherwise.

(g) All authorizations and agencies herein contained with respect to the Purchased Items are irrevocable and powers coupled with an interest.

9.	CONDITIONS PRECEDENT

(a) As conditions precedent to the initial Transaction, Buyer shall have received (or has waived in writing receipt) on or before the date on which such initial Transaction is consummated the following, in form and substance satisfactory to Buyer and duly executed by each party thereto (as applicable):

(i) Program Documents. The Program Documents duly executed and delivered by Seller thereto and being in full force and effect, free of any modification, breach or waiver not agreed to by Buyer in writing.

(ii) Organizational Documents. An officer’s certificate for each of Seller and Guarantor, in the form attached hereto as Exhibit L, together with a good standing certificate and certified copies of their respective charter and by-laws, in each case dated as of a recent date, but in no event more than ten (10) days prior to the date of such initial Transaction and of all corporate or other authority for Seller with respect to the execution, delivery and performance of the Program Documents and each other document to be delivered by Seller or Guarantor from time to time in connection herewith (and Buyer may conclusively rely on such certificate until it receives notice in writing from Seller to the contrary).

(iii) Incumbency Certificate. An incumbency certificate of the secretary of Seller and Guarantor certifying the names, true signatures and titles of their respective representatives duly authorized to request Transactions hereunder and to execute the Program Documents and the other documents to be delivered thereunder;

(iv) Legal Opinion. Customary legal opinions of in-house and outside counsel to Seller and Guarantor, in form and substance satisfactory to Buyer.

(v) Filings, Registrations, Recordings. (i) Any documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of Buyer, a perfected, first-priority security interest in the Purchased Items (to the extent the same may be perfected under the Uniform Commercial Code), subject to no Liens other than those created hereunder, shall have been properly prepared and executed for filing (including the applicable county(ies) if Buyer determines such filings are necessary in its reasonable discretion), registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first-priority security interest; and (ii) Uniform Commercial Code lien searches, dated as of a recent date, in no event more than fourteen (14) days prior to the date of such initial Transaction, in such jurisdictions as shall be applicable to Seller and the Purchased Items, the results of which shall be satisfactory to Buyer.

(vi) Fees and Expenses. Buyer shall have received all fees and expenses required to be paid by Seller on or prior to the initial Purchase Date, including all legal fees the amount of which shall be agreed between Buyer and Seller prior to the date hereof incurred in connection with the drafting, negotiating and execution of the Program Documents, which fees and expenses may be netted out of any purchase proceeds paid by Buyer hereunder.

(vii) Financial Statements. Buyer shall have received the financial statements referenced in Section 12(b).

(viii) Underwriting Guidelines. Buyer shall have received a copy of Seller’s current Underwriting Guidelines for Loans certified by a Responsible Officer of Seller.

(ix) Consents, Licenses, Approvals, etc. Buyer shall have received copies certified by Seller of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Seller of, and the validity and enforceability of, the Program Documents, which consents, licenses and approvals shall be in full force and effect.

(x) Insurance. Buyer shall have received evidence in form and substance satisfactory to Buyer showing compliance by Seller as of the initial Purchase Date for the initial Transaction with Section 13(v) hereof.

(xi) Collection Account. Evidence of the establishment of the Collection Account.

(xii) Credit Facility Documents. Buyer shall have received a true copy (certified by a Responsible Officer of Seller) of each of the Syndicated Credit Facility Credit Agreement, the Syndicated Facility Security Agreement, all amendments, modifications and supplements thereto, and each of the UCC-1 and UCC-3 financing statements filed in respect of Seller in connection therewith.

(xiii) Other Documents. Buyer shall have received such other documents as Buyer or its counsel may reasonably request.

(xiv) Approvals. Seller shall have provided evidence, satisfactory to Buyer, that Seller has all Approvals and such Approvals are in good standing.

provided that, with respect to the initial Transaction, the following documents may be delivered as a post-closing item within fifteen (15) days of the date hereof: (1) the Collection Account Control Agreement duly executed and delivered by Seller and Control Bank and being in full force and effect, free of any modification, breach or waiver not agreed to by Buyer in writing, and (2) customary legal opinions of counsel to Seller, in form and substance satisfactory to Buyer with respect to the Collection Account Control Agreement and the Collection Account and all Income on deposit therein.

(b) The obligation of Buyer to enter into each Transaction pursuant to this Agreement (including the initial Transaction) with respect to the Committed Amount and the agreement by Buyer (if any) to enter into each Transaction pursuant to this Agreement (including the initial Transaction) with respect to the Uncommitted Amount is subject to the satisfaction or waiver of the following further conditions precedent, both immediately prior to any Transaction and also after giving effect thereto and to the intended use thereof:

(i) No Default or Event of Default shall have occurred that has not been waived by Buyer in its sole discretion in writing.

(ii) Both immediately prior to entering into such Transaction and also after giving effect thereto and to the intended use of the proceeds thereof, the representations and warranties made by Seller in Section 12 and Schedule 1 hereof, and in each of the other Program Documents, shall be true and complete on and as of the Purchase Date in all material respects (in the case of the representations and warranties in Section 12(v), 12(w) and Schedule 1 hereof, solely with respect to Assets which have not been repurchased by Seller) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). At the request of Buyer, Buyer shall have received an officer’s certificate signed by a Responsible Officer of Seller certifying as to the truth and accuracy of the above, which certificate shall specifically include a statement that Seller is in compliance with all governmental licenses and authorizations and is qualified to do business and in good standing in all required jurisdictions.

(iii) The then aggregate outstanding Purchase Price for all Purchased Assets, when added to the Purchase Price for the requested Transaction, shall not exceed the Maximum Aggregate Purchase Price. If the Transaction is with respect to the Committed Amount, the aggregate outstanding Purchase Price for all Purchased Assets then subject to Transactions with respect to the Committed Amount, when added to the Purchase Price for the requested Transaction, shall not exceed the Committed Amount as of such date. If the Transaction is with respect to the Uncommitted Amount, the aggregate outstanding Purchase Price for all Purchased Assets then subject to Transactions with respect to the Uncommitted Amount, when added to the Purchase Price for the requested Transaction, shall not exceed the Uncommitted Amount as of such date.

(iv) Subject to Buyer’s right to perform one or more Due Diligence Reviews pursuant to Section 44 hereof, Buyer shall have completed its Due Diligence Review of the Mortgage File for each Loan subject to such Transaction and such other documents, records, agreements, instruments, Mortgaged Properties or information relating to such Loans as Buyer in its reasonable discretion deems appropriate to review and such review shall be satisfactory to Buyer in its reasonable discretion.

(v) Buyer or its designee (including the Custodian where applicable) shall have received on or before the day of a Transaction with respect to any Purchased Loans (unless otherwise specified in this Agreement) the following, in form and substance satisfactory to Buyer and (if applicable) duly executed:

(A)	The Transaction Notice and Asset Schedule with respect to such Purchased Assets, delivered pursuant to Section 3(a);

(B)	The Trust Receipt with respect to such Purchased Assets, with the Asset Schedule attached;

(C)	Such certificates, customary opinions of counsel or other documents as Buyer may reasonably request, provided that such opinions of counsel shall not be required routinely in connection with each Transaction but shall only be required from time to time as deemed necessary by Buyer in its commercially reasonable judgment; provided further that Seller may provide such opinions of counsel or other documents to Buyer within five (5) Business Days following such Purchase Date; and

(D)	If any of the Loans that are proposed to be sold are Early Purchase Program Loans, for each such Loan: (i) a fully completed and executed Eligible Participation Certificate, (ii) a copy of the fully completed Form HUD 11705 (Schedule of Subscribers) designating Buyer as the party authorized to receive the related Securities, duly executed by Seller, (iii) a copy of the Form HUD 11706 (Schedule of Pooled Mortgages) and the reverse side of Form HUD 11706 (Initial Certification) or Selling System computer tape, as applicable, that has been delivered to the applicable Agency indicating Custodian’s initial certification of the Related Loans evidenced by the Participation Certificate that is proposed to be purchased.

(vi) [Reserved].

(vii) With respect to any Loan that was funded in the name of or acquired by a Qualified Originator which is an Affiliate of Seller, Buyer may, in its sole discretion, require Seller to provide evidence sufficient to satisfy Buyer that such Loan was acquired in a legal sale, including without limitation, an opinion, in form and substance and from an attorney, in both cases, acceptable to Buyer in its sole discretion, that such Loan was acquired in a legal sale.

(viii) None of the following shall have occurred and/or be continuing:

i. an event or events resulting in the inability of Buyer to finance its purchases of assets with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events or a material adverse change in the financial condition of Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of Buyer to fund its obligations under or otherwise comply with the terms of this Agreement; or

ii. any other event beyond the control of Buyer which Buyer reasonably determines may result in Buyer’s inability to perform its obligations under this Agreement including, without limitation, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, fire, communication line failures, computer viruses, power failures, earthquakes, or other disasters of a similar nature to the foregoing;

provided that Buyer shall have provided Seller with notice that such event or events have occurred and Buyer shall have exercised its right not to enter into transactions under other similar committed warehouse and repurchase facilities with sellers similar to Seller and collateral similar to the Purchased Loans, solely as a result of such event or events.

(ix) If any Loans to be purchased hereunder were acquired by Seller, such Loans shall conform to Seller’s Underwriting Guidelines or Buyer shall have received Underwriting Guidelines for such Loans acceptable to Buyer in its sole discretion.

(x) Buyer shall have received all information requested from Seller relating to Interest Rate Protection Agreements (if any) pursuant to Section 13(y), and Buyer shall have determined that such Interest Rate Protection Agreements adequately protect Seller from interest rate fluctuations.

(xi) If any of the Loans that are proposed to be sold will be serviced by a Subservicer, Buyer shall have received, no later than 10:00 a.m. three (3) days prior to the requested Purchase Date, an Instruction Letter, executed by Seller and such Subservicer, together with a completed Schedule 1 attached thereto and the related Servicing Agreement, which such Servicing Agreement shall be in form and substance acceptable to Buyer, or, if an Instruction Letter executed by such Subservicer shall have been delivered to Buyer in connection with a prior Transaction, Seller shall instead deliver to such Subservicer and Buyer an updated Schedule 1.

(xii) Seller shall use its best efforts to not request that Buyer enter into more than two (2) Transactions in any one (1) Business Day. In no event shall Buyer be required to enter into (A) more than three (3) Transactions in any one (1) Business Day (unless otherwise agreed to by Buyer in writing), nor (B) any Transaction whose Purchase Price would be less than $500,000.

(xiii) Buyer shall have determined that all actions necessary or, in the opinion of Buyer, desirable to maintain Buyer’s perfected interest in the Purchased Assets and other Purchased Items have been taken, including, without limitation, duly filed Uniform Commercial Code financing statements on Form UCC-1 (to the extent the same may be perfected under the Uniform Commercial Code).

(xiv) Seller shall have paid to Buyer all fees and expenses owed to Buyer in accordance with this Agreement and any other Program Document.

(xv) Buyer or its designee shall have received any other documents reasonably requested by Buyer.

(xvi) There is no Margin Deficit at the time immediately prior to entering into a new Transaction.

(xvii) With respect to each Purchased Asset that is subject to a security interest (including any precautionary security interest) immediately prior to the Purchase Date, Buyer shall have received a Security Release Certification for such Purchased Asset that is duly executed by the related secured party and Seller. Such secured party shall have filed Uniform Commercial Code termination statements in respect of any Uniform Commercial Code filings made in respect of such Loan, and each such release and Uniform Commercial Code termination statement has been delivered to Buyer prior to each Transaction and to the Custodian as part of the Mortgage File.

(xviii) No event shall have occurred and/or be continuing which results in a material adverse change to the Approvals of Seller since the Effective Date, and such Approvals shall be in good standing.

Each request by Seller hereunder for the purchase of Assets by Buyer shall constitute a certification by Seller that each of the foregoing conditions precedent have been or will be satisfied as of the related Purchase Date (both as of the date of such notice, request or confirmation and as of the date of such purchase).

10.	RELEASE OF PURCHASED ASSETS

Upon timely payment in full of the Repurchase Price and all other Obligations (if any) then owing with respect to a Purchased Asset, unless an Event of Default shall have occurred that has not been waived by Buyer in its sole discretion in writing, then (a) Buyer shall be deemed to have terminated any security interest that Buyer may have in such Purchased Asset and any Purchased Items solely related to such Purchased Asset and (b) with respect to such Purchased Asset, Buyer shall direct Custodian to release such Purchased Asset and any Purchased Items solely related to such Purchased Asset to Seller unless such release and termination would give rise to or perpetuate a Margin Deficit. Except as set forth in Section 16, Seller shall use its best efforts to give two (2) Business Days prior written notice to Buyer if such repurchase shall occur on any date other than the Repurchase Date in Section 3(e).

If such release and termination gives rise to or perpetuates a Margin Deficit, Buyer shall notify Seller of the amount thereof and Seller shall thereupon satisfy the Margin Call in the manner specified in Section 6.

11.	RELIANCE

With respect to any Transaction, Buyer may conclusively rely upon, and shall incur no liability to Seller in acting upon, any request or other communication that Buyer reasonably believes to have been given or made by a person authorized to enter into a Transaction on Seller’s behalf.

12.	REPRESENTATIONS AND WARRANTIES

Seller represents and warrants to Buyer that throughout the term of this Agreement:

(a) Existence. Seller (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect, (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect, and (d) is in compliance in all material respects with all Requirements of Law.

(b) Financial Condition. Seller has heretofore furnished to Buyer a copy of its audited consolidated balance sheets and the audited consolidated balance sheets of its consolidated Subsidiaries, each as at December 31, 2011 with the opinion thereon of Ernst & Young, LLP, a copy of which has been provided to Buyer. Seller has also heretofore furnished to Buyer the related consolidated statements of income and retained earnings and of cash flows for Seller and its consolidated Subsidiaries for the six-month period ending December 31, 2011, setting forth in comparative form the figures for the previous year. All such financial statements are complete and correct in all material respects and fairly present the consolidated financial condition of Seller and its Subsidiaries and the consolidated results of their operations for the fiscal year ended on said date, all in accordance with GAAP applied on a consistent basis. Since November 8, 2012 there has been no development or event nor any prospective development or event which has had or should reasonably be expected to have a Material Adverse Effect.

(c) Litigation. There are no actions, suits, arbitrations, investigations or proceedings pending or, to its knowledge, threatened against Seller or affecting any of the property thereof before any Governmental Authority, (i) as to which individually or in the aggregate there is a reasonable likelihood of an adverse decision which would be reasonably likely to have a Material Adverse Effect or (ii) which questions the validity or enforceability of any of the Program Documents or any action to be taken in connection with the transactions contemplated thereby and there is a reasonable likelihood of a Material Adverse Effect or adverse decision.

(d) No Breach. Neither (a) the execution and delivery of the Program Documents, nor (b) the consummation of the transactions therein contemplated in compliance with the terms and provisions thereof will conflict with or result in a breach of the charter or by-laws of Seller, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or other material agreement or instrument to which Seller is a party or by which any of them or any of their property is bound or to which any of them or their property is subject, or constitute a default under any such material agreement or instrument, or (except for the Liens created pursuant to this Agreement) result in the creation or imposition of any Lien upon any property of Seller pursuant to the terms of any such agreement or instrument.

(e) Action. Seller has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Program Documents to which it is a party; the execution, delivery and performance by Seller of each of the Program Documents to which it is a party has been duly authorized by all necessary corporate or other action on its part; and each Program Document has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

(f) Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority, or any other Person, are necessary for the execution, delivery or performance by Seller of the Program Documents to which it is a party or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to this Agreement.

(g) Taxes. Seller has filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes, if any, that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of Seller in respect of taxes and other governmental charges are, in the opinion of Seller, adequate. Any taxes, fees and other governmental charges payable by Seller in connection with a Transaction and the execution and delivery of the Program Documents have been paid.

(h) Investment Company Act. Seller is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. Seller is not subject to any Federal or state statute or regulation which limits its ability to incur indebtedness.

(i) No Legal Bar. The execution, delivery and performance of this Agreement, the other Program Documents, the sales hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of Seller and will not result in, or require, the creation or imposition of any Lien (other than the Liens created hereunder) on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

(j) Compliance with Law. No practice, procedure or policy employed or proposed to be employed by Seller in the conduct of its business violates any law, regulation, judgment, agreement, regulatory consent, order or decree applicable to it which, if enforced, would result in either a Material Adverse Effect with respect to Seller.

(k) No Default. Seller is not in default under or with respect to any of its Contractual Obligations in any respect which should reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing and no Event of Default has occurred that has not been waived by Buyer in its sole discretion in writing.

(l) Chief Executive Office; Chief Operating Office. Seller’s chief executive office and chief operating office on the Effective Date is located at Reverse Mortgage Solutions, Inc., 2727 Spring Creek Drive, Spring, Texas 77373.

(m) Location of Books and Records. The location where Seller keeps its books and records including all computer tapes and records relating to the Purchased Items is its chief executive office or chief operating office or the offices of the Custodian.

(n) True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of Seller to Buyer in connection with the negotiation, preparation or delivery of this Agreement and the other Program Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of Seller to Buyer in connection with this Agreement and the other Program Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer that, after due inquiry, could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Program Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby.

(o) Financial Covenants. Seller’s Adjusted Tangible Net Worth is not less than the Minimum Adjusted Tangible Net Worth as of the last day of the each month. The ratio of Seller’s Indebtedness (excluding non-recourse Indebtedness) to Adjusted Tangible Net Worth is not greater than the Maximum Leverage Ratio as of the last day of the each month. Seller has cash, Cash Equivalents and unused borrowing capacity on unencumbered assets that could be drawn against (taking into account required haircuts) under committed warehouse and repurchase facilities in an amount equal to not less than the Minimum Liquidity Amount. Seller’s Net Income for any Test Period, before income taxes and before Non-Cash Charges, but after Deferred Revenue, for such Test Period was not less than $1.00.

(p) ERISA. Each Plan which is not a Multiemployer Plan, and, to the knowledge of Seller, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law or any failure to comply with such requirements or administer a Multiemployer Plan in compliance with the applicable provisions of ERISA, the Code and any other Federal or State law will not cause a Material Adverse Effect. No event or condition has occurred and is continuing as to which Seller would be under an obligation to furnish a report to Buyer under Section 13(a)(v) hereof. The present value of all accumulated benefit obligations under each Plan subject to Title IV of ERISA (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such Plans. Seller does not provide any material medical or health benefits to any of its respective former employees at no cost to Seller, as an employer, other than as required by the Consolidated Omnibus Budget Reconciliation Act, as amended, or similar state or local law (collectively, “COBRA”).

(q) [Reserved].

(r) Filing Jurisdictions; Relevant States. Schedule 2 to this Agreement sets forth the jurisdiction in which Seller is incorporated. Schedule 3 to this Agreement sets forth all of the states or other jurisdictions in which Seller originates Loans in its own name or through brokers on the date of this Agreement.

(s) True Sales. Any and all interest of a Qualified Originator in, to and under any Mortgage funded in the name of or acquired by such Qualified Originator or seller which is an Affiliate of Seller has been sold, transferred, conveyed and assigned to Seller pursuant to a legal sale and such Qualified Originator retains no interest in such Loan, and if so requested by Buyer, such sale is covered by an opinion of counsel to that effect in form and substance acceptable to Buyer.

(t) No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of Seller has a Material Adverse Effect.

(u) Subsidiaries. All of the Subsidiaries of Seller are listed on Schedule 4 to this Agreement, which Schedule 4 to this Agreement is true, complete and correct.

(v) Origination and Acquisition of Loans. The Loans were originated or acquired by Seller, and the origination and collection practices used by Seller or Qualified Originator, as applicable, with respect to the Loans have been, in all material respects legal, proper, prudent and customary in the reverse mortgage loan origination and servicing business, and in accordance with the Underwriting Guidelines, the Agency Guidelines and the HECM Handbook. With respect to Loans acquired by Seller, all such Loans are in conformity with the Underwriting Guidelines. Each Purchased Loan and Related Loan complies with the representations and warranties listed in Schedule 1, Part I to this Agreement.

(w) No Adverse Selection. Seller used no selection procedures that identified any Purchased Loan or Related Loan as being less desirable or valuable than other comparable Loans owned by Seller.

(x) Seller Solvent; Fraudulent Conveyance. As of the date hereof and immediately after giving effect to each Transaction, the fair value of the assets of Seller is greater than the fair value of the liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of Seller in accordance with GAAP) of Seller and Seller is and will be solvent, is and will be able to pay its debts as they mature and does not and will not have an unreasonably small capital to engage in the business in which it is engaged and proposes to engage. Seller does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Seller is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Seller or any of its assets. Seller is not transferring any Assets with any intent to hinder, delay or defraud any of its creditors.

(y) No Broker. Seller has not dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement; provided, that if Seller has dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement, such commission or compensation shall have been paid in full by Seller.

(z) MERS. Seller is a member of MERS in good standing.

(aa) Insured Closing Letter. As of the date hereof and as of the date of each delivery of a Table Funded Wet Loan, the Settlement Agent has obtained an Insured Closing Letter, closing protection letter or similar authorization letter from a nationally recognized title insurance company that has been approved by Buyer in writing, copies of which shall be delivered by Seller to the Custodian prior to the Purchase Date. Among other things, the Insured Closing Letter covers any losses occurring due to the fraud, dishonesty or mistakes of the closing agent. The Insured Closing Letter inures to the benefit of, and the rights thereunder may be enforced by, the loan originator and its successors and assigns, including Buyer. Upon request by Buyer, all such Insured Closing Letters or similar letters in possession of Seller shall be made available for audit by Buyer or its designee.

(bb) Escrow Agreement. As of the date of each delivery of a Table Funded Wet Loan, the Settlement Agent has executed an escrow agreement or letter in form and substance satisfactory to Buyer in its sole discretion stating that in the event of a Rescission of or if for any reason the Loan fails to fund on a given day, the party conducting the closing is holding all funds which would have been disbursed on behalf of the Mortgagor as agent for the benefit of Buyer and such funds shall be redeposited in the Disbursement Account for the benefit of Buyer not later than two (2) Business Days after the date of Rescission or other failure of the Loan to fund on a given day. Such Escrow Agreement inures to the benefit of, and the rights thereunder may be enforced by, the loan originator and its successors and assigns, including Buyer. Upon request by Buyer, all such Escrow Letters in possession of Seller shall be delivered to Buyer or made available for audit by Buyer or its designee, as requested by Buyer.

(cc) Servicing. Seller has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of reverse mortgage loans of the same types as may from time to time constitute Loans and in accordance with Accepted Servicing Practices.

(dd) Agency Approvals. Seller has all requisite Approvals and is in good standing with each Agency, HUD, FHA and VA, with no event having occurred or Seller having any reason whatsoever to believe or suspect will occur prior to the issuance of the consummation of any Takeout Commitment with respect to Agency Eligible Loans, including, without limitation, a change in insurance coverage which would either make Seller unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to the relevant Agency or to HUD, FHA or VA, as applicable.

(ee) No Adverse Actions. Seller has not received from any Agency, HUD, FHA or VA a written notice of extinguishment or a written notice indicating material breach, default or material non-compliance which Buyer reasonably determines may entitle such Agency, HUD, FHA or VA to terminate, suspend, sanction or levy penalties against Seller, or a written notice, in each case, from any Agency, HUD, FHA or VA indicating any adverse fact or circumstance in respect of Seller which Buyer reasonably determines may entitle such Agency, HUD, FHA or VA, as the case may be, to revoke any Approval or otherwise terminate, suspend Seller as an approved issuer, seller or servicer, as applicable, or with respect to which such adverse fact or circumstance has caused any Agency, HUD, FHA or VA to terminate Seller.

13.	COVENANTS OF SELLER

Seller covenants and agrees with Buyer that during the term of this Agreement:

(a) Financial Statements and Other Information; Financial Covenants.

Seller shall deliver to Buyer:

(i) As soon as available and in any event within thirty (30) days after the end of each month that is not the last month of a quarterly fiscal period or fiscal year of Seller, a certification in the form of Exhibit A-1 attached hereto in accordance with Section 21 hereof, together with the consolidated balance sheets of Seller as at the end of such month and the related unaudited consolidated statements of comprehensive income for Seller for such month and the portion of the fiscal year through the end of such month, accompanied by a certificate of a Responsible Officer of Seller, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Seller in accordance with GAAP, consistently applied, as at the end of, and for, such month (subject to normal year-end audit adjustments);

(ii) As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of Seller, a certification in the form of Exhibit A-2 attached hereto in accordance with Section 21 hereof, together with the consolidated balance sheets of Seller as at the end of such period and the related unaudited consolidated statements of comprehensive income and stockholders’ equity and of cash flows for Seller for such period and the portion of the fiscal year through the end of such period, setting forth in each case the figures for the previous year (or in the case of the balance sheet, as of the end of the previous fiscal year, and in the case of the statement of stockholders’ equity, no comparative disclosure, accompanied by a certificate of a Responsible Officer of Seller, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Seller in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

(iii) As soon as available and in any event within ninety (90) days after the end of each fiscal year of Seller, the consolidated balance sheets of Seller as at the end of such fiscal year and the related consolidated statements of comprehensive income and stockholders’ equity and of cash flows for Seller for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Seller at the end of, and for, such fiscal year in accordance with GAAP;

(iv) From time to time such other information regarding the financial condition, operations, or business of Seller as Buyer may reasonably request; and

(v) As soon as reasonably possible, and in any event within fifteen (15) days after a Responsible Officer knows, or has reason to believe, that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of Seller setting forth details respecting such event or condition and the action, if any, that Seller or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by Seller or an ERISA Affiliate with respect to such event or condition):

a. any Reportable Event or any request for a waiver under Section 412(c) of the Code for any Plan;

b. the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by Seller or an ERISA Affiliate to terminate any Plan;

c. the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Seller or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

d. the complete or partial withdrawal from a Multiemployer Plan by Seller or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by Seller or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

e. the institution of a proceeding by a fiduciary of any Multiemployer Plan against Seller or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within thirty (30) days; and

f. the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Seller or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of said Sections.

Seller will furnish to Buyer, at the time it furnishes each set of financial statements pursuant to paragraphs (i), (ii) or (iii) above, a certificate of a Responsible Officer of Seller to the effect that, to the best of such Responsible Officer’s knowledge, Seller during such fiscal period or year has observed or performed all of its covenants and other agreements, and satisfied every material condition, contained in this Agreement and the other Program Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate (and, if any Default has occurred and is continuing or , describing the same in reasonable detail and describing the action Seller has taken or proposes to take with respect thereto).

(b) Litigation. Seller will promptly, and in any event within three (3) Business Days after service of process on any of the following, give to Buyer notice of all legal or arbitrable proceedings affecting Seller that questions or challenges the validity or enforceability of any of the Program Documents or as to which an adverse determination would result in a Material Adverse Effect.

(c) Existence, Etc. Each of Seller will:

(i) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises;

(ii) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, truth in lending, real estate settlement procedures and all environmental laws) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

(iii) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

(iv) not move its chief executive office or chief operating office from the addresses referred to in Section 12(l) unless it shall have provided Buyer thirty (30) days prior written notice of such change;

(v) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and

(vi) permit representatives of Buyer, during normal business hours upon three (3) Business Days’ prior written notice at a mutually desirable time or at any time if an Event of Default has occurred that has not been waived by Buyer in its sole discretion in writing, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by Buyer.

(d) Prohibition of Fundamental Changes. Seller shall not at any time, directly or indirectly, (i) enter into any transaction of merger or consolidation or amalgamation (unless Seller is the surviving

Person), or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets without Buyer’s prior consent; or (ii) form or enter into any partnership, joint venture, syndicate or other combination which would have a Material Adverse Effect with respect to Seller.

(e) Margin Deficit. If at any time there exists a Margin Deficit, Seller shall cure the same in accordance with Section 6 hereof.

(f) Notices. Seller shall give notice to Buyer promptly in writing of any of the following:

(i) Upon Seller becoming aware of, and in any event within one (1) Business Day after the occurrence of any Default, Event of Default or any event of default or default under any Program Document or other material agreement of Seller or Guarantor or if Buyer or any Affiliate of Buyer is not a lender under the Syndicated Credit Facility any event of default or default under the Syndicated Credit Facility (provided that Seller has received written notice or otherwise has knowledge that Buyer or its Affiliate is no longer a lender under the Syndicated Credit Facility);

(ii) (x) upon, and in any event within three (3) Business Days after, service of process on Seller or Guarantor, or any agent thereof for service of process, in respect of any legal or arbitrable proceedings affecting Seller or Guarantor that questions or challenges the validity or enforceability of any of the Program Documents or (y) upon, and in any event within five (5) Business Days after, service of process on Seller or Guarantor, or any agent thereof for service of process, in respect of any legal or arbitrable proceedings affecting Seller or Guarantor in which the amount in controversy exceeds $5,000,000;

(iii) upon Seller becoming aware of any default related to any Purchased Items, any Material Adverse Effect or any event or change in circumstances which should reasonably be expected to have a Material Adverse Effect;

(iv) upon Seller becoming aware during the normal course of its business that the Mortgaged Property in respect of any Purchased Loan or Purchased Loans with an aggregate unpaid principal balance of at least $1,000,000 has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to materially and adversely affect the value of such Purchased Loan;

(v) upon the entry of a judgment or decree against Seller or Guarantor in an amount in excess of $5,000,000;

(vi) any material change in the insurance coverage required of Seller or any other Person pursuant to any Program Document, with copy of evidence of same attached;

(vii) any material dispute, licensing issue, litigation, investigation, proceeding or suspension between Seller or Guarantor, on the one hand, and any Governmental Authority or any other Person;

(viii) any material change in accounting policies or financial reporting practices of Seller or Guarantor;

(ix) upon Seller making any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any stock or senior or subordinate debt of Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller;

(x) if Seller is in breach of Section 13(aa) hereof;

(xi) upon Seller becoming aware of any penalties, sanctions or charges levied, or threatened to be levied (which in the case of any penalties, sanctions or charges of a monetary nature, the amount of such penalties, sanctions or charges is material), against Seller or any change or threatened change in Approval status, or the commencement of any non-routine Agency Audit, investigation, or the institution of any action or the threat of institution of any action against Seller by any Agency, HUD, FHA or VA or any other agency, or any supervisory or regulatory Government Authority supervising or regulating the origination or servicing of reverse mortgage loans by, or the issuer or seller status of, Seller;

(xii) with respect to any FHA Loan or VA Loan that is a Purchased Loan, upon Seller becoming aware of any fact or circumstance which would cause (a) such Loan to be ineligible for FHA Mortgage Insurance or a VA Loan Guaranty, as applicable, (b) FHA or VA to deny or reject the related Mortgagor’s application for FHA Mortgage Insurance or a VA Loan Guaranty, respectively, or (c) FHA or VA to deny or reject any claim under any FHA Mortgage Insurance Contract or a VA Loan Guaranty, respectively; and

(xiii) if (x) Seller is in breach of any financial covenant contained in any Seller Financing Facility (irrespective of whether such breach is or could be cured or waived thereunder) and (y) any such financial covenant is amended pursuant to the terms of the related Seller Financing Facility.

Each notice pursuant to this Section 13(f) (other than (vi) above) shall be accompanied by a statement of a Responsible Officer of Seller, setting forth details of the occurrence referred to therein and stating what action Seller has taken or proposes to take with respect thereto.

(g) Servicing. Except as provided in Section 43, Seller shall not permit any Person other than Seller to service Loans without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

(h) Underwriting Guidelines. Seller shall not permit any material modifications to be made to the Underwriting Guidelines that will impact either Buyer or the Purchased Loans without the prior consent of Buyer (such consent not to be unreasonably withheld). Seller agrees to deliver to Buyer copies of the Underwriting Guidelines in the event that any changes are made to the Underwriting Guidelines following the Effective Date, that could reasonably be expected to affect any of the Purchased Loans or Loans.

(i) [Reserved].

(j) Transactions with Affiliates. Seller will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service or the making of any payment, with any Affiliate unless such transaction is (x) in the ordinary course of Seller’s business and (y) upon fair and reasonable terms no less favorable to Seller than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.

(k) Defense of Title. Seller warrants and will defend the right, title and interest of Buyer in and to all Purchased Items against all adverse claims and demands of all Persons whomsoever.

(l) Preservation of Purchased Items. Seller shall do all things necessary to preserve the Purchased Items so that such Purchased Items remain subject to a first priority perfected security interest hereunder (to the extent the same may be perfected under the Uniform Commercial Code). Without limiting the foregoing, Seller will comply with all applicable laws, rules and regulations of any Governmental Authority applicable to Seller or relating to the Purchased Items and cause the Purchased Items to comply with all applicable laws, rules and regulations of any such Governmental Authority. Seller will not allow any default to occur for which Seller is responsible under any Purchased Items or any Program Documents and Seller shall fully perform or cause to be performed when due all of its obligations under any Purchased Items or the Program Documents.

(m) No Assignment. Seller shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Documents), any of the Purchased Assets or any interest therein, provided that this Section 13(m) shall not prevent any contribution, assignment, transfer or conveyance of Purchased Assets in accordance with the Program Documents.

(n) Limitation on Sale of Assets. Seller shall not convey, sell, lease, assign, transfer or otherwise dispose of (collectively, “Transfer”), all or substantially all of its Property, business or assets (including, without limitation, receivables and leasehold interests) whether now owned or hereafter acquired to any Person.

(o) No Amendment of Credit Agreement. Without Buyer’s prior written consent, none of Seller or those acting on Seller’s behalf shall amend, modify, waive or supplement any of the terms or provisions of the Syndicated Credit Facility if the substance of such amendment, modification, waiver or supplement could adversely affect Buyer, the facility provided by Buyer to Seller hereunder or any of Buyer’s rights hereunder.

(p) Takeout Payments. Takeout Payments. With respect to each Purchased Asset that is an Agency Takeout Loan, an Early Purchase Program Loan, a Third Party Takeout Loan, or a Security, Seller shall ensure that the related Takeout Price and all other payments under the related Takeout Commitment shall be paid directly to Buyer in accordance with the wire instructions designated by Buyer; provided, that in the event that such Takeout Price exceeds an amount equal (i) the Repurchase Price for such Purchased Asset, plus (ii) all Obligations then due and owing by Seller to Buyer under the Agreement, then Buyer shall immediately remit such excess amount to Seller; provided, further, that Buyer may, in its sole discretion, net such excess amount from any other Obligations then due and owing by Seller to Buyer under this Agreement. With respect to each Purchased Asset that is an Agency Takeout Loan, (1) with respect to the wire transfer instructions as set forth in Freddie Mac Form 987 (Wire Transfer Authorization for a Cash Warehouse Delivery) such wire transfer instructions are identical to Buyer’s designated wire instructions or Buyer has approved such wire transfer instructions in writing in its sole discretion, or (2) the Payee Number set forth on Fannie Mae Form 1068 (Fixed-Rate, Graduated-Payment, or Growing-Equity Mortgage Asset Schedule) or Fannie Mae Form 1069 (Adjustable-Rate Mortgage Asset Schedule), as applicable, is identical to the Payee Number that has been identified by Buyer in writing as Buyer’s Payee Number or Buyer has approved the related Payee Number in writing in its sole discretion. With respect each Purchased Asset that is an Early Purchase Program Loan, the applicable Agency documents list Buyer as the sole subscriber of the Related Security.

(q) Trade Assignments.

(i) With respect to Early Purchase Program Loans subject to any Transaction, Seller shall deliver to Buyer no later than the Conversion Date, a duly executed Trade Assignment together with a copy of the Takeout Commitment with respect to the Related Security.

(ii) With respect to Agency Takeout Loans and Third Party Takeout Loans subject to any Transaction, Seller shall deliver to Buyer as soon as possible but no more than one (1) Business Day following the date on which Seller enters into a Takeout Commitment for such Loans, a duly executed Trade Assignment together with a copy of the Takeout Commitment with respect to such Loans.

(r) Agency Audit and Approval Maintenance. Seller shall (i) at all times maintain copies of relevant portions of all Agency Audits in which there are material adverse findings, including without limitation written notices of defaults, written notices of termination of approved status, written notices of imposition of supervisory agreements or interim servicing agreements, and written notices of probation, suspension, or non-renewal, (ii) unless prohibited by the applicable Governmental Authority provide Buyer with copies of such Agency Audits promptly upon Buyer’s request, and (iii) take all actions necessary to maintain its respective Approvals.

(s) [Reserved].

(t) Servicing Transmission. Seller shall provide to Buyer on a monthly basis no later than 11:00 a.m. New York City time two (2) Business Days prior to each Repurchase Date (or such other day mutually agreed to by Buyer and Seller) (i) the Servicing Transmission, on a loan-by-loan basis and in the aggregate, with respect to the Loans serviced hereunder by Seller which were funded prior to the first day of the current month, summarizing Seller’s delinquency and loss experience with respect to Loans serviced by Seller (including, in the case of the Loans, the following categories: current, 30-59, 60-89, 90-119, 120-180 and 180+) and (ii) any other information reasonably requested by Buyer with respect to the Loans.

(u) No Amendment or Compromise. Without Buyer’s prior written consent, none of Seller or those acting on Seller’s behalf shall amend or modify, or waive any term or condition of, or settle or compromise any claim in respect of, any item of the Purchased Assets, any related rights or any of the Program Documents, provided that Seller may amend or modify an Asset if such amendment or modification does not affect the amount or timing of any payment of principal or interest, extend its scheduled maturity date, modify its interest rate, or constitute a cancellation or discharge of its outstanding principal balance and does not materially and adversely affect the security afforded by the real property, furnishings, fixtures, or equipment securing the Asset.

(v) Maintenance of Property; Insurance. Seller shall keep all property useful and necessary in its business in good working order and condition. Seller shall maintain errors and omissions insurance and/or mortgage impairment insurance and blanket bond coverage in such amounts as are in effect on the Effective Date (as disclosed to Buyer in writing) and shall not reduce such coverage without the written consent of Buyer, and shall also maintain such other insurance with financially sound and reputable insurance companies, and with respect to property and risks of a character usually maintained by entities engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such entities.

(w) Further Identification of Purchased Items. Seller will furnish to Buyer from time to time statements and schedules further identifying and describing the Purchased Items and such other reports in connection with the Purchased Items as Buyer may reasonably request, all in reasonable detail.

(x) Asset Determined to be Defective. Upon discovery by Seller of any breach of any representation or warranty listed on Schedule 1 hereto applicable to any Asset, Seller shall promptly give notice of such discovery to Buyer.

(y) Interest Rate Protection Agreements. Upon Buyer’s request, Seller shall deliver to Buyer any and all information relating to Interest Rate Protection Agreements (if any).

(z) Certificate of a Responsible Officer of Seller. At the time that Seller delivers financial statements to Buyer in accordance with Section 13(a) hereof, Seller shall forward to Buyer a certificate of a Responsible Officer of Seller which demonstrates that Seller is in compliance with the covenants set forth in Sections 13(p) and (aa) above.

(aa) [Reserved].

(bb) Alternative Purchase of Collateral. Seller shall not cause any Eligible Asset which is at any time purchased hereunder to be subsequently purchased or used as collateral pursuant to any Seller Financing Facility without the express written consent of Buyer, unless such Asset is no longer an Eligible Asset or such Asset was subject to a Transaction hereunder with respect to the Uncommitted Amount and Buyer required Seller to repurchase such Asset pursuant to Section 3(a) and/or Section 17 hereof.

(cc) Maintenance of Papers, Records and Files. Seller shall acquire, and Seller shall build, maintain and have available, a complete file in accordance with lending industry custom and practice for each Purchased Asset. Seller will maintain all such Records not in the possession of Custodian in good and complete condition in accordance with industry practices and preserve them against loss or destruction.

(i) Seller shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Assets in accordance with industry custom and practice, including those maintained pursuant to the preceding subsection, and all such Records shall be in Custodian’s possession unless Buyer otherwise approves. Upon request Seller shall deliver to Buyer or its designee updates of such Servicing Records. Seller will not cause or authorize any such papers, records or files that are an original or an only copy to leave Custodian’s possession, except for individual items removed in connection with servicing a specific Loan, in which event Seller will obtain or cause to be obtained a receipt from the Custodian for any such paper, record or file.

(ii) For so long as Buyer has an interest in or lien on any Purchased Asset, Seller will hold or cause to be held all related Records in trust for Buyer. Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and liens granted hereby.

(iii) Upon reasonable advance notice from Custodian or Buyer, Seller shall (x) make any and all such Records available to Custodian or Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, (y) permit Buyer or its authorized agents to discuss the affairs, finances and accounts of Seller with its respective chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Seller with its independent certified public accountants; provided, however, Seller shall be permitted to participate in such discussions with its independent certified public accountants (provided that Seller’s participation in such discussions shall not be a requirement for Buyer to engage in such discussions with Seller’s independent certified public accountants).

(dd) Maintenance of Licenses. Seller shall (i) maintain all licenses, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Program Documents, (ii) remain in good standing under the laws of each state in which it conducts business or any Mortgaged Property is located, and (iii) conduct its business strictly in accordance with applicable law.

(ee) Taxes, Etc. Seller shall pay and discharge or cause to be paid and discharged, when due, all taxes, assessments and governmental charges or levies imposed upon Seller or upon its income and profits or upon any of its property, real, personal or mixed (including without limitation, the Purchased Assets) or upon any part thereof, as well as any other lawful claims which, if unpaid, might become a Lien upon such properties or any part thereof, except for any such taxes, assessments and governmental charges, levies or claims as are appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are provided. Seller shall file on a timely basis all federal, and material state and local tax and information returns, reports and any other information statements or schedules required to be filed by or in respect of it.

(ff) Use of Custodian. Without the prior written consent of Buyer, Seller shall use no third party custodian as document custodian other than the Custodian with respect to the Purchased Assets.

(gg) Change of Fiscal Year. Seller will not at any time, directly or indirectly, except upon ninety (90) days’ prior written notice to Buyer, change the date on which Seller’s fiscal year begins from Seller’s current fiscal year beginning date.

(hh) Delivery of Servicing Rights and Servicing Records. With respect to the Servicing Rights of each Purchased Loan, Seller shall (or shall cause the related Subservicer to deliver) deliver such Servicing Rights to Buyer on the related Purchase Date. Seller shall deliver (or cause the related Subservicer to deliver) the Servicing Records and the physical and contractual servicing of each Purchased Loan, to Buyer or its designee upon the termination of Seller or Subservicer as the servicer or subservicer, respectively, pursuant to Section 43(d). In addition, with respect to the Servicing Records for each Purchased Loan and the physical and contractual servicing of each Purchased Loan, Seller shall deliver (or cause the related Subservicer to deliver) such Servicing Records and, to the extent applicable, the servicing to Buyer or its designee within thirty (30) days of the earlier of (i) the termination of Seller or Subservicer as the servicer or subservicer, respectively, of the Purchased Loans and (ii) the related Purchase Date for each such Purchased Loan (the “Servicing Delivery Requirement”). Notwithstanding the foregoing, such Servicing Delivery Requirement will be deemed restated for each such Purchased Loan on each Repurchase Date that is subject to a new Transaction (and the immediately preceding delivery requirement will be deemed to be rescinded), and a new 30-day Servicing Delivery Requirement will be deemed to commence for such Purchased Loans as of such Repurchase Date in the absence of directions to the contrary from Buyer. Further, the Servicing Delivery Requirement will no longer apply to any Purchased Loan that is repurchased in full by Seller in accordance with the provisions of this Agreement and is no longer subject to a Transaction. Seller’s transfer of the Servicing Rights, Servicing Records and the physical and contractual servicing under this Section shall be in accordance with customary standards in the industry and such transfer shall include the transfer of the gross amount of all escrows held for the related mortgagors (without reduction for unreimbursed advances or “negative escrows”). For the avoidance of doubt, all right, title and interest in and to the Servicing Rights and Servicing Records with respect to a Purchased Loan shall be assigned by Buyer to Seller immediately upon the repurchase of such Purchased Loan in accordance with the terms hereof.

(ii) Establishment of Collection Account. Prior to the initial Purchase Date, Seller shall establish the Collection Account for the benefit of Buyer. Seller shall deposit or credit to the Collection Account all such Income within two (2) Business Days of receipt in accordance with Section 7 hereof. On each Repurchase Date, Seller shall have the right to withdraw all amounts on deposit therein; provided that upon the occurrence of an Event of Default that has not been waived by Buyer in its sole discretion in writing, Seller shall have no right to withdraw any such amounts without Buyer’s prior written consent. Seller shall follow the instructions of Buyer with respect to the Purchased Assets and deliver to Buyer any information with respect to the Purchased Assets reasonably requested by Buyer. Seller shall deposit or credit to the Collection Account all items to be deposited or credited thereto irrespective of any right of setoff or counterclaim arising in favor of it (or any third party claiming through it) under any other agreement or arrangement.

(jj) MERS. Seller will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Loans for as long as such Purchased Loans are registered with MERS.

(kk) Wet Loans. With respect to each Wet Loan, Seller shall deliver to the Custodian all Required Documents within seven (7) calendar days of the related Purchase Date for such Wet Loan.

(ll) Reserved.

(mm) Financial Covenants.

(i) Maintenance of Liquidity. Seller shall insure that at all times it has cash, Cash Equivalents and unused borrowing capacity on unencumbered assets that could be drawn against (taking into account required haircuts) under uncommitted warehouse and repurchase facilities in an aggregate amount equal to not less than the Minimum Liquidity Amount.

(ii) Maintenance of Adjusted Tangible Net Worth. Seller shall not permit its Adjusted Tangible Net Worth to be less than the Minimum Adjusted Tangible Net Worth as of the last day of each month.

(iii) Maintenance of Leverage. Seller shall not permit the ratio of its Indebtedness (excluding non-recourse Indebtedness) to Adjusted Tangible Net Worth to be greater than the Maximum Leverage Ratio as of the last day of each month.

(iv) Minimum Profitability. Seller shall not permit, for any Test Period Net Income for such Test Period, before income taxes and before Non-Cash Charges, but after Deferred Revenue, for such Test Period to be less than $1.00.

14.	REPURCHASE DATE PAYMENTS

On each Repurchase Date for any Transaction or individual Purchased Asset (other than a Repurchase Date on which the related Purchased Assets automatically become subject to a new Transaction in accordance with Section 3(f) hereof), Seller shall remit or shall cause to be remitted to Buyer the Repurchase Price together with any other Obligations then due and payable and thereafter and following the exercise of any of Buyer’s rights of setoff hereunder, all excess proceeds received by Buyer at any time thereafter with respect to such Transaction or individual Purchased Asset over such amount shall be remitted by Buyer to Seller.

15.	REPURCHASE OF PURCHASED ASSETS

Upon discovery by Seller of a breach of any of the representations and warranties set forth on Schedule 1 to this Agreement with respect to any Purchased Asset, or if a Purchased Asset at any time ceases to be an Eligible Asset, Seller shall give prompt written notice thereof to Buyer. It is understood and agreed that the representations and warranties set forth in Schedule 1 to this Agreement with respect to the Purchased Assets shall survive delivery of the respective Mortgage Files to the Custodian and shall inure to the benefit of Buyer. The fact that Buyer has conducted or has failed to conduct any partial or complete due diligence investigation in connection with its purchase of any Purchased Asset shall not affect Buyer’s right to demand repurchase as provided under this Agreement. Seller shall, within two (2) Business Days of the earlier of Seller’s discovery or Seller receiving notice with respect to any Purchased Asset of (i) any breach of a representation or warranty contained in Schedule 1 to this Agreement with respect to such Purchased Asset, (ii) the failure of such Purchased Asset to be an Eligible Asset or (iii) any failure to deliver any of the items required to be delivered as part of the Mortgage File within the time period required for delivery pursuant to the Custodial Agreement, promptly cure such breach or delivery failure in all material respects. If within two (2) Business Days after the earlier of Seller’s discovery of such breach or delivery failure or Seller receiving notice thereof that such breach, ineligibility or delivery failure has not been remedied by Seller, Seller shall promptly upon receipt of written instructions from Buyer, repurchase such Purchased Asset at a purchase price equal to the Repurchase Price with respect to such Purchased Asset by wire transfer to the account designated by Buyer.

16.	RESERVED

17.	ACCELERATION OF REPURCHASE DATE

Buyer may, at any time, with respect to the Uncommitted Amount only, terminate this Agreement by providing written notice to Seller; provided that no such notice shall be required if a Default has occurred and is continuing or any Event of Default has occurred that has not been waived by Buyer in its sole discretion in writing. Within fifteen (15) calendar days of receipt of such notice (if required), Seller agrees to repurchase all Purchased Assets which were financed from the Uncommitted Amount at the Repurchase Price and to satisfy all of its Obligations with respect to such Purchased Assets hereunder

18.	EVENTS OF DEFAULT

Each of the following events shall constitute an Event of Default (an “Event of Default”) hereunder:

(a) Seller fails to transfer the Purchased Assets to Buyer on the applicable Purchase Date (provided Buyer has tendered the related Purchase Price);

(b) Seller either fails to repurchase the Purchased Assets on the applicable Repurchase Date or fails to perform its obligations under Section 6;

(c) Seller shall default in the payment of any other amount payable by it hereunder or under any other Program Document after notification by Buyer to Seller in writing of such default, and such default shall have continued unremedied for three (3) Business Days after delivery of such written notice in accordance with Section 21 hereof;

(d) Any representation, warranty or certification made or deemed made herein or in any other Program Document by Seller or any certificate furnished to Buyer pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Schedule 1 which shall be considered solely for the purpose of determining the Market Value of the Assets; unless (i) Seller shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made or (ii) any such representations and warranties have been determined by Buyer in its sole discretion to be materially false or misleading on a regular basis);

(e) Seller shall fail to comply with the requirements of Section 13(c)(i), Section 13(d), Section 13(f)(i), (iii) or (xiii), Sections 13(g) through 13(o), Section 13(s), Section 13(u), Section 13(v), Section 13(bb), Section 13(ff), Section 13(gg) or Section 13(mm) hereof; or Seller shall otherwise fail to observe or perform any other agreement contained in this Agreement or any other Program Document and such failure to observe or perform shall continue unremedied for a period of five (5) Business Days following the earlier of knowledge by Seller or notification by Buyer to Seller in writing in accordance with Section 21 hereof;

(f) any final, judgment or judgments or order or orders for the payment of money in excess of $5,000,000 in the aggregate (to the extent that it is, in the reasonable determination of Buyer, uninsured and provided that any insurance or other credit posted in connection with an appeal shall not be deemed insurance for these purposes) shall be rendered against Seller, Guarantor or any of Seller’s or Guarantor’s Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction over them and the same shall not be discharged (or provisions shall not be made for such discharge), satisfied, or bonded, or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof and Seller, Guarantor or any of Seller’s or Guarantor’s Affiliates, as applicable, shall not, within said period of sixty (60) days, appeal therefrom and cause the execution thereof to be stayed during such appeal;

(g) Seller shall admit in writing its inability to, or intention not to, perform any of Seller’s Obligations;

(h) Seller, Guarantor or any of Seller’s or Guarantor’s Affiliates files a voluntary petition in bankruptcy, seeks relief under any provision of any bankruptcy, reorganization, moratorium, delinquency, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or subsequently in effect; or consents to the filing of any petition against it under any such law; or consents to the appointment of or taking possession by a custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official for Seller, Guarantor or any of Seller’s or Guarantor’s Affiliates, or of all or any part of Seller’s, Guarantors, Seller’s Affiliates’ or Guarantor’s Affiliates’ Property; or makes an assignment for the benefit of Seller, Guarantor or any of Seller’s Affiliates’ or Guarantor’s Affiliates’ creditors;

(i) A custodian, receiver, conservator, liquidator, trustee, sequestrator or similar official for Seller, Guarantor or any of Seller’s or Guarantor’s Affiliates, or of any of Seller’s, Guarantor’s or their respective Property (as a debtor or creditor protection procedure), is appointed or takes possession of such Property; or Seller, Guarantor or any of Seller’s or Guarantor’s Affiliates generally fails to pay Seller’s, Guarantor’s, Guarantor’s Affiliates’ or Seller’s Affiliates’ debts as they become due; or Seller, Guarantor or any of Seller’s or Guarantor’s Affiliates is adjudicated bankrupt or insolvent; or an order for relief is entered under the Bankruptcy Code, or any successor or similar applicable statute, or any administrative insolvency scheme, against Seller, Guarantor or any of Seller’s or Guarantor’s Affiliates; or any of Seller’s, Guarantor’s, Guarantor’s Affiliates’’ or Seller’s Affiliates’ Property is sequestered by court or administrative order; or a petition is filed against Seller, Guarantor or any of Seller’s or Guarantor’s Affiliates under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, moratorium, delinquency or liquidation law of any jurisdiction, whether now or subsequently in effect;

(j) Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of Seller, Guarantor or any of Seller’s or Guarantor’s Affiliates, or shall have taken any action to displace the management of Seller, Guarantor or any of Seller’s or Guarantor’s Affiliates or to curtail its authority in the conduct of the business of any of Seller, Guarantor or any of Seller’s or Guarantor’s Affiliates, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Seller, Guarantor or any of Seller’s or Guarantor’s Affiliates as an issuer, buyer or a seller/servicer of Loans or securities backed thereby, and such action provided for in this subsection (j) shall not have been discontinued or stayed within thirty (30) days;

(k) An event of default by or on the part of Seller shall have occurred and shall be continuing under any Program Document (other than this Agreement) beyond any applicable grace period, or shall for whatever reason (including an event of default thereunder) be terminated without the consent of the parties thereto; an event of default by or on the part of Guarantor shall have occurred and shall be continuing under the Guaranty beyond any applicable grace period, or the Guaranty shall for whatever reason (including an event of default thereunder) be terminated without Buyer’s consent; or any of Seller’s material obligations (including Seller’s Obligations hereunder) shall cease to be in full force and effect, or the enforceability thereof shall be contested by Seller;

(l) Any Material Adverse Effect shall have occurred, as determined by Buyer in its sole discretion;

(m) (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) a determination that a Plan is “at risk” (within the meaning of Section 302 of ERISA) or any Lien in favor of the PBGC or a Plan shall arise on the assets of Buyer or any ERISA Affiliate, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Buyer, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) Seller or any ERISA Affiliate shall, or in the reasonable opinion of Buyer is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan, (vi) Seller or any ERISA Affiliate shall file an application for a minimum funding waiver under Section 302 of ERISA or Section 412 of the Code with respect to any Plans, (vii) any obligation for post-retirement medical costs (other than as required by COBRA) exists or (viii) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (viii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

(n) A Change of Control of Seller shall have occurred without the prior consent of Buyer;

(o) Seller shall grant, or suffer to exist, any Lien on any Purchased Items except the Liens contemplated hereby; or the Liens contemplated hereby shall cease to be first priority perfected Liens on the Purchased Items in favor of Buyer or shall be Liens in favor of any Person other than Buyer, or this Agreement shall for any reason cease to create a valid, first priority security interest or ownership interest upon transfer in any of the Purchased Assets or Purchased Items purported to be covered hereby;

(p) Buyer shall reasonably request, specifying the reasons for such request, reasonable information, and/or written responses to such requests, regarding the financial well-being of Seller and such reasonable information and/or responses shall not have been provided within three (3) Business Days of such request (unless Seller is prohibited by applicable law from complying with such request);

(q) Seller or any Affiliate of Seller shall default under, or fail to perform as required under, or shall otherwise breach the terms of any instrument, agreement or contract between Seller or such other entity, on the one hand, and Buyer or any of Buyer’s Affiliates on the other; or Seller or any Affiliate of Seller shall default under, or fail to perform as requested under, the terms of any repurchase agreement, loan and security agreement or similar credit facility or material agreement for borrowed funds entered into by Seller or such other entity and any third party, which default or failure is the result of a failure by Seller or such Affiliate to make payments when due under such agreement or facility and which entitles any party to require acceleration or prepayment of any indebtedness thereunder after the expiration of any applicable cure or grace periods;

(r) Seller shall admit in writing its inability to, or intention not to, perform any of its material obligations, (ii) Buyer shall have determined in good faith that Seller is unable to meet its commitments; or (iii) Seller’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller, as a “going concern” or a reference of similar import or shall indicate that Seller has a negative net worth or is insolvent;

(s) Seller ceases to be a member of MERS (or any successor thereto) in good standing for any reason (unless MERS and any such successor is no longer in existence or the MERS System is no longer commonly accepted by similarly situated warehouse facility parties) and Seller fails to cause MERS to deliver to Buyer all of the Assignments of Mortgage, in blank, in recordable form but unrecorded for each MERS Loan within five (5) Business Days; or

(t) Seller shall fail to either (i) service the Purchased Loans in accordance with Accepted Servicing Practices; or (ii) maintain all requisite Approvals; or the Takeout Investor shall refuse to accept the transfer or delivery of Loans similar to the Purchased Loans from Seller.

19.	REMEDIES

Upon the occurrence of an Event of Default, Buyer, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Event of Default pursuant to Section 18(g), (h), (i) or (j) hereof), shall have the right to exercise any or all of the following rights and remedies:

(a)(i) The Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (provided that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). Seller’s obligations hereunder to repurchase all Purchased Assets at the Repurchase Price therefor on the Repurchase Date (determined in accordance with the preceding sentence) in such Transactions shall thereupon become immediately due and payable; all Income then on deposit in the Collection Account, and all Income paid after such exercise or deemed exercise shall be remitted to and retained by Buyer and applied to the aggregate Repurchase Price and any other amounts owing by Seller hereunder; Seller shall immediately deliver to Buyer or its designee any and all original papers, Servicing Records and files relating to the Purchased Assets subject to such Transaction then in Seller’s possession and/or control; and all right, title and interest in and entitlement to such Purchased Assets and Servicing Rights thereon shall be deemed transferred to Buyer or its designee; provided, however, in the event that Seller repurchases any Purchased Asset pursuant to this Section 19(a)(i), Buyer shall cooperate with Seller in delivering any and all original papers, records and files relating to such Purchased Asset then in its possession and/or control.

(ii) Buyer shall have the right to (A) sell, on or following the Business Day following the date on which the Repurchase Price became due and payable pursuant to Section 19(a)(i) without notice or demand of any kind, at a public or private sale and at such price or prices as Buyer may deem to be commercially reasonable for cash or for future delivery without assumption of any credit risk, any or all or portions of the Purchased Assets on a servicing released basis. Buyer may purchase any or all of the Purchased Assets at any public or private sale. Seller shall remain liable to Buyer for any amounts that remain owing to Buyer following a sale and/or credit under the preceding sentence. The proceeds of any disposition of Purchased Assets shall be applied first to the reasonable costs and expenses incurred by Buyer in connection with or as a result of an Event of Default; second to the aggregate Repurchase Prices; and third to all other Obligations.

(iii) Buyer shall have the right to terminate this Agreement and declare all obligations of Seller to be immediately due and payable, by a notice in accordance with Section 21 hereof provided no such notice shall be required for an Event of Default pursuant to Section 18(g),(h),(i) or (j) hereof.

(iv) The parties recognize that it may not be possible to purchase or sell all of the Purchased Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Assets may not be liquid. In view of the nature of the Purchased Assets, the parties agree that liquidation of a Transaction or the underlying Purchased Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect the time and manner of liquidating any Purchased Asset and nothing contained herein shall obligate Buyer to liquidate any Purchased Asset on the occurrence of an Event of Default or to liquidate all Purchased Assets in the same manner or on the same Business Day or constitute a waiver of any right or remedy of Buyer. Notwithstanding the foregoing, the parties to this Agreement agree that the Transactions have been entered into in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual obligation and that each Transaction has been entered into in consideration of the other Transactions.

(vi) To the extent permitted by applicable law, Seller waives all claims, damages and demands it may acquire against Buyer arising out of the exercise by Buyer of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of Buyer. If any notice of a proposed sale or other disposition of Purchased Items shall be required by law, such notice shall be deemed reasonable and proper if given at least two (2) Business Days before such sale or other disposition.

(b) Seller hereby acknowledges, admits and agrees that Seller’s obligations under this Agreement are recourse obligations of Seller to which Seller pledges its full faith and credit. In addition to its rights hereunder, Buyer shall have the right to proceed against any of Seller’s assets which may be in the possession of Buyer, any of Buyer’s Affiliates or their respective designees (including the Custodian in its capacity as custodian for Buyer), including the right to liquidate such assets and to set-off the proceeds against monies owed by Seller to Buyer pursuant to this Agreement. Buyer may set off cash, the proceeds of the liquidation of the Purchased Assets and Additional Purchased Assets, any other Purchased Items and their proceeds and all other sums or obligations owed by Buyer to Seller against all of Seller’s obligations to Buyer, whether under this Agreement, under a Transaction, or under any other agreement between the parties, or otherwise, whether or not such obligations are then due, without prejudice to Buyer’s right to recover any deficiency.

(c) Buyer shall have the right to obtain physical possession of the Servicing Records and all other files of Seller relating to the Purchased Assets and all documents relating to the Purchased Assets which are then or may thereafter come into the possession of Seller or any third party acting for Seller and Seller shall deliver to Buyer such assignments as Buyer shall request.

(d) Buyer shall have the right to direct all Persons servicing the Purchased Assets consisting of Purchased Loans and Related Loans to take such action with respect thereto as Buyer determines appropriate.

(e) Buyer shall, without regard to the adequacy of the security for the Obligations, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Purchased Assets and any other Purchased Items or any portion thereof, collect the payments due with respect to the Purchased Assets and any other Purchased Items or any portion thereof, and do anything that Buyer is authorized hereunder or by law to do. Seller shall pay all costs and expenses incurred by Buyer in connection with the appointment and activities of such receiver.

(f) Buyer may, at its option, enter into one or more Interest Rate Protection Agreements covering all or a portion of the Purchased Assets, and Seller shall be responsible for all damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against Buyer relating to or arising out of such Interest Rate Protection Agreements; including without limitation any losses resulting from such Interest Rate Protection Agreements.

(g) In addition to all the rights and remedies specifically provided herein, Buyer shall have all other rights and remedies provided by applicable federal, state, foreign, and local laws, whether existing at law, in equity or by statute, including, without limitation, all rights and remedies available to a purchaser or a secured party, as applicable, under the Uniform Commercial Code.

Except as otherwise expressly provided in this Agreement, Buyer shall have the right to exercise any of its rights and/or remedies without presentment, demand, protest or further notice of any kind other than as expressly set forth herein, all of which are hereby expressly waived by Seller.

Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives, to the extent permitted by law, any right Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives, to the extent permitted by law, any defense Seller might otherwise have to the Obligations, arising from use of nonjudicial process, enforcement and sale of all or any portion of the Purchased Assets and any other Purchased Items or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

Seller shall cause all sums received by it with respect to the Purchased Assets to be deposited with such Person as Buyer may direct after receipt thereof. Seller shall be liable to Buyer for the amount of all expenses (plus interest thereon at a rate equal to the Post-Default Rate), including, without limitation, all costs and expenses incurred within thirty (30) days of the Event of Default in connection with hedging or covering transactions related to the Purchased Assets, conduit advances and payments for mortgage insurance.

In the event that Seller requests a waiver from Buyer following the occurrence of an Event of Default pursuant to the terms of this Agreement, Buyer shall use commercially reasonable efforts to promptly respond to such waiver request.

20.	DELAY NOT WAIVER; REMEDIES ARE CUMULATIVE

No failure on the part of Buyer to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Buyer of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All rights and remedies of Buyer provided for herein are cumulative and in addition to any and all other rights and remedies provided by law, the Program Documents and the other instruments and agreements contemplated hereby and thereby, and are not conditional or contingent on any attempt by Buyer to exercise any of its rights under any other related document. Buyer may exercise at any time after the occurrence of an Event of Default that has not been waived by Buyer in its sole discretion in writing one or more remedies, as they so desire, and may thereafter at any time and from time to time exercise any other remedy or remedies.

21.	NOTICES AND OTHER COMMUNICATIONS

Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein and under the Custodial Agreement (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by electronic mail, telex or telecopy) delivered to the intended recipient at the address of such Person set forth in this Section 21 below; or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement and except for notices given by Seller under Section 3(a) (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telex, telecopier or electronic mail or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

If to Buyer (in each case with an e-mail copy):

(legal notices)	The Royal Bank of Scotland plc
600 Washington Boulevard
Stamford, Connecticut 06901
Attention: James Esposito, Esq.
Telephone: (203) 897-6072
Facsimile: (203) 873-4072
Email: James.Esposito@rbs.com

with copies to:	The Royal Bank of Scotland plc
600 Washington Boulevard
Stamford, Connecticut 06901
Attention: James Raezer
Telephone: (203) 897-6030
Facsimile: (203) 873-4030
Email: James.Raezer@rbs.com

and

The Royal Bank of Scotland plc
Suite 222 Metlox Center
451 Manhattan Beach Boulevard
Manhattan Beach, California 90266
Attention: Regina Abayev
Telephone: (310) 750-2075
Facsimile: (203) 873-5072
Email: Regina.Abayev@rbs.com

(operational notices)	The Royal Bank of Scotland plc
600 Washington Boulevard
Stamford, Connecticut 06901
Attention: David Katze
Telephone: (203) 897-7926
Facsimile: (203) 873-4675
Email: David.Katze@rbs.com

(credit notifications and financial statements pursuant to
Section 13(a))	The Royal Bank of Scotland plc
600 Washington Boulevard
Stamford, Connecticut 06901
Attention: David Falkoff
Telephone: (203) 897-5767
Email: David.Falkoff@rbs.com

with a copy to:	Regina Abayev (at address above)

and
The Royal Bank of Scotland plc
600 Washington Boulevard
Stamford, Connecticut 06901
Attention: Ann Marie Petrovcik
Email: AnnMarie.Petrovcik@rbs.com

If to Seller:

Reverse Mortgage Solutions, Inc.
2727 Spring Creek Drive
Spring, Texas 77373
Attention: Michael D. Kent, President
Mortgage Lending Division Fax No.: (866) 479-1823 Telephone No: (281) 404-7987

with copies to:

Green Tree Servicing LLC
345 St. Peter Street
1100 Landmark Towers
St. Paul, Minnesota 85102
Attention: Cheryl Collins
Telephone: (651) 293-3410
Facsimile: (651) 293-5746

Green Tree Servicing LLC
345 St. Peter Street
1100 Landmark Towers
St. Paul, Minnesota 85102
Attention: General Counsel
Telephone: (651) 293-3472
Facsimile: (651) 265-5337

22.	USE OF EMPLOYEE PLAN ASSETS

No assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) shall be used by either party hereto in a Transaction.

23.	INDEMNIFICATION AND EXPENSES.

(a) Seller agrees to hold Buyer, and its Affiliates and their officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party solely relating to claims of third parties, including without limitation Governmental Authorities (collectively, the “Costs”) relating to or arising out of this Agreement, any other Program Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other Program Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than any Indemnified Party’s gross negligence or willful misconduct. Without limiting the generality of the foregoing, Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Assets relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation laws with respect to unfair or deceptive lending practices and predatory lending practices, the Truth in Lending Act and/or the Real Estate Settlement Procedures Act, that, in each case, results from anything other than such Indemnified Party’s gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Asset for any sum owing thereunder, or to enforce any provisions of any Asset, Seller will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all such Indemnified Party’s reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or the preservation of such Indemnified Party’s rights under this Agreement, any other Program Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel. Seller hereby acknowledges that, the obligations of Seller under this Agreement are recourse obligations of Seller.

(b) Seller agrees to pay as and when billed by Buyer all of the reasonable out-of pocket costs and expenses incurred by Buyer in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, any other Program Document or any other documents prepared in connection herewith or therewith. Seller agrees to pay as and when billed by Buyer all of the out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including, without limitation, (i) all the reasonable fees, disbursements and expenses of external counsel to Buyer and (ii) all the due diligence, inspection, testing and review costs and expenses incurred by Buyer with respect to Purchased Items under this Agreement, including, but not limited to, those costs and expenses incurred by Buyer pursuant to Sections 23, 39 and 44 hereof; provided that Buyer shall notify Seller of any ongoing Loan level due diligence expenses in excess of $15,000. Each of Buyer and Seller agrees not to assert any claim against the other party or any of their respective Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Program Documents, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated hereby or thereby. THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT NEGLIGENCE OR WILLFUL MISCONDUCT) OF SUCH PARTIES.

(c) If Seller fails to pay when due any costs, expenses or other amounts payable by it under this Agreement, including, without limitation, reasonable fees and expenses of external counsel and indemnities, such amount may be paid on behalf of Seller by Buyer (including without limitation by Buyer netting such amount from the proceeds of any Purchase Price paid by Buyer to Seller hereunder), in its sole discretion and Seller shall remain liable for any such payments by Buyer. No such payment by Buyer shall be deemed a waiver of any of Buyer’s rights under the Program Documents.

(d) Without prejudice to the survival of any other agreement of Seller hereunder, the covenants and obligations of Seller contained in this Section 23 shall survive the termination of this Agreement, the payment in full of the Repurchase Price and all other amounts payable hereunder and delivery of the Purchased Assets by Buyer against full payment therefor.

24.	WAIVER OF REDEMPTION AND DEFICIENCY RIGHTS

Seller hereby expressly waives, to the fullest extent permitted by law, every statute of limitation on a deficiency judgment, any reduction in the proceeds of any Purchased Items as a result of restrictions upon Buyer or Custodian contained in the Program Documents or any other instrument delivered in connection therewith, and any right that it may have to direct the order in which any of the Purchased Items shall be disposed of in the event of any disposition pursuant hereto.

25.	REIMBURSEMENT

All out-of-pocket sums reasonably expended by Buyer in connection with the exercise of any right or remedy provided for herein shall be and remain Seller’s obligation (unless and to the extent that Seller is the prevailing party in any dispute, claim or action relating thereto). Seller agrees to pay, with interest at the Post-Default Rate to the extent that an Event of Default has occurred, the reasonable out-of-pocket expenses and reasonable attorneys’ fees incurred by Buyer and/or Custodian in connection with the preparation, negotiation, enforcement (including any waivers), administration and amendment of the Program Documents (regardless of whether a Transaction is entered into hereunder), the taking of any action, including legal action, required or permitted to be taken by Buyer (without duplication to Buyer) and/or Custodian pursuant thereto, any “due diligence” or loan agent reviews conducted by Buyer or on its behalf or by refinancing or restructuring in the nature of a “workout.”

26.	FURTHER ASSURANCES

Seller agrees to do such further acts and things and to execute and deliver to Buyer such additional assignments, acknowledgments, agreements, powers and instruments as are reasonably required by Buyer to carry into effect the intent and purposes of this Agreement and the other Program Documents, to perfect the interests of Buyer in the Purchased Items (to the extent the same may be perfected under the Uniform Commercial Code) or to better assure and confirm unto Buyer its rights, powers and remedies hereunder and thereunder.

27.	TERMINATION

This Agreement shall remain in effect until the Termination Date. However, no such termination shall affect Seller’s outstanding obligations to Buyer at the time of such termination. Seller’s obligations under Section 3(h), (i), Section 5, Section 12 and Section 23 and any other reimbursement or indemnity obligation of Seller to Buyer pursuant to this Agreement or any other Program Documents shall survive the termination hereof.

28.	SEVERABILITY

If any provision of any Program Document is declared invalid by any court of competent jurisdiction, such invalidity shall not affect any other provision of the Program Documents, and each Program Document shall be enforced to the fullest extent permitted by law.

29.	BINDING EFFECT; GOVERNING LAW

This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns, except that Seller may not assign or transfer any of its respective rights or obligations under this Agreement or any other Program Document without the prior written consent of Buyer. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN).

30.	AMENDMENTS

Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by Seller and Buyer and any provision of this Agreement may be waived by Buyer.

31.	SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

32.	SURVIVAL

The obligations of Seller under Sections 3(h), (i), 5, 23 and 25 hereof and any other reimbursement or indemnity obligation of Seller to Buyer pursuant to this Agreement or any other Program Document shall survive the repurchase of the Assets hereunder and the termination of this Agreement. In addition, each representation and warranty made, or deemed to be made by a request for a purchase, herein or pursuant hereto shall survive the making of such representation and warranty, and Buyer shall not be deemed to have waived, by reason of purchasing any Asset, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such purchase was made.

33.	CAPTIONS

The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

34.	COUNTERPARTS

This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. The parties agree that this Agreement, any documents to be delivered pursuant to this Agreement and any notices hereunder may be transmitted between them by email and/or facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.

35.	SUBMISSION TO JURISDICTION; WAIVERS

EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND/OR ANY OTHER PROGRAM DOCUMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 21 OR AT SUCH OTHER ADDRESS OF WHICH BUYER SHALL HAVE BEEN NOTIFIED; AND

(D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

36.	WAIVER OF JURY TRIAL

EACH OF SELLER AND BUYER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER PROGRAM DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

37.	ACKNOWLEDGEMENTS

Seller hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Program Documents to which it is a party;

(b) Buyer has no fiduciary relationship to Seller; and

(c) no joint venture exists among or between Buyer and Seller.

38.	HYPOTHECATION OR PLEDGE OF PURCHASED ITEMS.

Buyer shall have free and unrestricted use of all Purchased Assets and other Purchased Items and nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Asset and other Purchased Items, in all cases subject to Buyer’s obligation to reconvey the Purchased Assets (and not substitutes therefor) on the Repurchase Date to Seller. Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Assets or other Purchased Items delivered to Buyer by Seller.

39.	ASSIGNMENTS; PARTICIPATIONS.

(a) Seller may assign any of its rights or obligations hereunder only with the prior written consent of Buyer. Buyer may assign or transfer to any bank or other financial institution that makes or invests in repurchase agreements or loans or any Affiliate of Buyer all or any of its rights and obligations under this Agreement and the other Program Documents.

(b) Buyer may, in accordance with applicable law, at any time sell to one or more entities (“Participants”) participating interests in this Agreement, its agreement to purchase Assets, or any other interest of Buyer hereunder and under the other Program Documents. In the event of any such sale by Buyer of participating interests to a Participant, Buyer’s obligations under this Agreement to Seller shall remain unchanged, Buyer shall remain solely responsible for the performance thereof and Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under this Agreement and the other Program Documents. Seller agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Buyer under this Agreement; provided, that such Participant shall only be entitled to such right of set-off if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with Buyer the proceeds thereof. Buyer also agrees that each Participant shall be entitled to the benefits of Sections 3(i) and 23 with respect to its participation in the Assets and Purchased Items outstanding from time to time; provided, that Buyer and all Participants shall be entitled to receive no greater amount in the aggregate pursuant to such Sections than Buyer would have been entitled to receive had no such transfer occurred.

(c) Buyer may furnish any information concerning Seller or any of its Subsidiaries in the possession of Buyer from time to time to assignees and Participants (including prospective assignees and Participants) only after notifying Seller in writing and securing signed confidentiality statements (a form of which is attached hereto as Exhibit H) and only for the sole purpose of evaluating assignments or participations and for no other purpose.

(d) Seller agrees to cooperate with Buyer in connection with any such assignment and/or participation, to execute and deliver replacement notes, and to enter into such restatements of, and amendments, supplements and other modifications to, this Agreement and the other Program Documents in order to give effect to such assignment and/or participation. Seller further agrees to furnish to any Participant identified by Buyer to Seller copies of all reports and certificates to be delivered by Seller to Buyer hereunder, as and when delivered to Buyer.

40.	SINGLE AGREEMENT

Seller and Buyer acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, Seller and Buyer each agree (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, and (ii) that payments, deliveries and other transfers made by any of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transaction hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

41.	INTENT

(a) Seller and Buyer recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101(47)(A)(i) of Title 11 of the USC, a “securities contract” as that term is defined in Section 741(7)(A)(i) of Title 11 of the USC, and a “master netting agreement” as that term is defined in Section 101(38A)(A) of Title 11 of the USC, and that the pledge of the Related Credit Enhancement in Section 8(a) hereof is intended to constitute “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(a)(v) and 741(7)(A)(x) of Title 11 of the USC.

(b) It is understood that Buyer’s right to liquidate the Purchased Items delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Section 19 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in Sections 555, 559 and 561 of Title 11 of the USC.

(c) The parties further agree that if a party hereto is an “insured depository institution” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract” as that term is defined in the FDIA, and any rules, orders or policy statement thereunder.

(d) It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Subtitle A of Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991, 12 U.S.C. Sections 4401-4407 (“FDICIA Tit. IV.A”) and each payment entitlement and payment obligation under any transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA Tit. IV.A.

42.	CONFIDENTIALITY

The Program Documents and their respective terms, provisions, supplements and amendments, and transactions and notices thereunder, are proprietary to Buyer and shall be held by Seller in strict confidence and shall not be disclosed to any third party without the consent of Buyer except for (i) disclosure to Seller’s direct and indirect parent companies, directors, attorneys, agents or accountants, provided that such attorneys or accountants likewise agree to be bound by this covenant of confidentiality, or are otherwise subject to confidentiality restrictions or (ii) upon prior written notice to Buyer, disclosure required by law, rule, regulation or order of a court or other regulatory body or (iii) upon prior written notice to Buyer, disclosure to any approved hedge counterparty to the extent necessary to obtain any Interest Rate Protection Agreement hereunder or (iv) any disclosures or filing required under Securities and Exchange Commission (“SEC”) or state securities’ laws; provided that in the case of (ii), (iii) and (iv), Seller shall take reasonable actions to provide Buyer with prior written notice; provided further that in the case of (iv), Seller shall not file any of the Program Documents other than the Agreement with the SEC or any state securities office unless Seller shall have provided at least thirty (30) days (or such lesser time as may be demanded by the SEC or state securities office) prior written notice of such filing to Buyer; provided further that Seller shall redact such pricing terms mutually agreed to between Buyer and Seller and Seller shall file a request with the SEC and each applicable state securities office to keep the Pricing Side Letter confidential. In the event that the SEC or applicable state securities office rejects such confidentiality request with respect to the Pricing Side Letter, Seller may file the Pricing Side Letter with the SEC and any applicable state securities office, as applicable. Notwithstanding anything herein to the contrary, each party (and each employee, representative, or other agent of each party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. For this purpose, tax treatment and tax structure shall not include (i) the identity of any existing or future party (or any Affiliate of such party) to this Agreement or (ii) any specific pricing information or other commercial terms, including the amount of any fees, expenses, rates or payments arising in connection with the transactions contemplated by this Agreement. Buyer acknowledges that this Agreement may be filed with the Securities and Exchange Commission; provided that, Seller shall redact any pricing and other confidential provisions, including, without limitation, the amount of any Price Differential and Purchase Price from such filed Agreement. Each of Seller and Buyer covenant and agree that they shall safeguard and protect all Customer Information in a manner consistent with the GLBA and not make any unauthorized disclosure of or use any Customer Information other than to carry out the purposes for which such information is received, and each of Seller and Buyer shall comply in all respects with all applicable requirements of the GLBA.

43.	SERVICING

(a) Subject to Section 43(d) below, Seller covenants to maintain or cause the servicing of the Purchased Loans to be maintained in conformity with Accepted Servicing Practices and pursuant to the related underlying Servicing Agreement. In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) the termination thereof by Buyer pursuant to subsection (d) below, (ii) thirty (30) days after the last Purchase Date of such Purchased Loan, (iii) a Default or an Event of Default, (iv) the date on which all the Obligations have been paid in full, (v) the transfer of servicing to any entity approved by Buyer and the assumption thereof by such entity or (vi) upon written notice from Buyer to Seller which may be provided by Buyer at any time in its sole discretion.

(b) During the period Seller is servicing the Purchased Loans, (i) Seller agrees that Buyer is the owner of all Servicing Records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of such Loans (the “Servicing Records”), and (ii) Seller grants Buyer a security interest in all servicing fees and rights relating to the Purchased Loans and all Servicing Records to secure the obligation of Seller or its designee to service in conformity with this Section 43 and any other obligation of Seller to Buyer. At all times during the term of this Agreement, Seller covenants to hold such Servicing Records in trust for Buyer and to safeguard, or cause each

Subservicer to safeguard, such Servicing Records and to deliver them, or cause any such Subservicer to deliver them to the extent permitted under the related Servicing Agreement promptly to Buyer or its designee (including the Custodian) at Buyer’s request or otherwise as required by operation of Section 13(hh) hereof. It is understood and agreed by the parties that prior to an Event of Default, Seller, as servicer shall retain the servicing fees with respect to the Purchased Loans.

(c) If any Loan that is proposed to be sold on a Purchase Date is serviced by a servicer other than Seller (such third party servicer, the “Subservicer”), or if the servicing of any Purchased Loan is to be transferred to a Subservicer, Seller shall provide a copy of the related servicing agreement with an Instruction Letter executed by such Subservicer (collectively, the “Servicing Agreement”) to Buyer at least three (3) Business Days prior to such Purchase Date or transfer date, as applicable, which Servicing Agreement shall be in form and substance acceptable to Buyer. In addition, Seller shall have obtained the prior written consent of Buyer for such Subservicer to subservice the Loans, which consent may be withheld in Buyer’s sole discretion. All Subservicers shall be listed on Schedule 5 attached hereto. Initially, Seller shall not use a Subservicer.

(d) Buyer shall have the right, exercisable at any time in its sole discretion, upon written notice, to terminate any of Seller or Subservicer as servicer or subservicer, respectively of any of the Purchased Loans and any related Servicing Agreement (to the extent permitted therein). Any Servicing Agreement shall be terminable at will by Buyer and shall be terminable under each of the conditions set forth in Section 13(hh) hereof. Upon any such termination, Seller shall transfer or shall cause the Subservicer to transfer such servicing with respect to such Purchased Loans to Buyer or its designee, at no cost or expense to Buyer. Seller agrees to cooperate with Buyer in connection with the transfer of servicing.

(e) After the Purchase Date, until the Repurchase Date, Seller will have no right to modify or alter the terms of the Loan or consent to the modification or alteration of the terms of any Loan, and Seller will have no obligation or right to repossess any Loan or substitute another Loan, except as provided in any Custodial Agreement.

(f) Seller shall permit Buyer to inspect upon reasonable prior written notice at a mutually convenient time, Seller’s or its Affiliate’s servicing facilities, as the case may be, for the purpose of satisfying Buyer that Seller or its Affiliate, as the case may be, has the ability to service the Loans as provided in this Agreement. In addition, with respect to any Subservicer which is not an Affiliate of Seller, Seller shall use its best efforts to enable Buyer to inspect the servicing facilities of such Subservicer.

(g) Following the origination of any Purchased Loan that has not been repurchased, Seller shall make all Principal Advances and Servicing Advances as required under the related Mortgage, Note and the HECM Handbook, as applicable, and any increase to the principal balance of such Purchased Loan as a result of any such Principal Advances and Servicing Advances shall automatically become subject to the same Transaction to which such Purchased Loan is subject. Notwithstanding anything to the contrary herein, in no event shall Buyer have any obligation to fund, or reimburse Seller for any such Principal Advances or Servicing Advances made after the origination of such Purchased Loan, which obligations shall be retained by Seller, and such Principal Advances or Servicing Advances after the Purchase Date shall not increase the Purchase Price or Repurchase Price of such Purchased Loan.

44.	PERIODIC DUE DILIGENCE REVIEW

Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Loans, for purposes of verifying compliance with the representations, warranties, covenants and specifications made hereunder or under any other Program Document, or otherwise, and Seller agrees that upon reasonable (but no less than one (1) Business Day’s) prior notice to Seller (provided that upon the occurrence of a Default or an Event of Default, no such prior notice shall be required), Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, make copies of, and make extracts of, the Mortgage Files, the Servicing Records and any and all documents, records, agreements, instruments or information relating to such Loans in the possession, or under the control, of Seller and/or the Custodian. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Loans. Without limiting the generality of the foregoing, Seller acknowledges that Buyer shall purchase Loans from Seller based solely upon the information provided by Seller to Buyer in the Asset Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right, at any time to conduct a partial or complete due diligence review on some or all of the Purchased Loans, including, without limitation, ordering new credit reports, new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Loan. Buyer may underwrite such Loans itself or engage a third party underwriter to perform such underwriting. Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Loans in the possession, or under the control, of Seller. In addition, Buyer has the right to perform continuing Due Diligence Reviews of Seller and its Affiliates (other than the Guarantor), directors, and their respective Subsidiaries and the officers, employees and significant shareholders thereof, and of the Mortgage Files, the Servicing Records and any and all documents, records, agreements, instruments or information relating to the Assets in the possession, or under the control, of Seller and/or the Custodian. Seller and Buyer further agree that all out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 44 shall be paid by Seller; provided that Buyer shall notify Seller of any ongoing Loan level due diligence expenses in excess of $15,000.

45.	SET-OFF

In addition to any rights and remedies of Buyer provided by this Agreement and by law, Buyer shall have the right, without prior notice to Seller, any such notice being expressly waived by Seller to the extent permitted by applicable law, upon any amount becoming due and payable by Seller hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all Property and deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Buyer or any Affiliate thereof to or for the credit or the account of Seller. Buyer may set-off cash, the proceeds of the liquidation of any Purchased Items and all other sums or obligations owed by Buyer or its Affiliates to Seller against all of Seller’s obligations to Buyer or its Affiliates, whether under this Agreement or under any other agreement between the parties or between Seller and any Affiliate of Buyer, or otherwise, whether or not such obligations are then due, without prejudice to Buyer’s or its Affiliate’s right to recover any deficiency. Buyer agrees promptly to notify Seller after any such set-off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set-off and application.

46.	ENTIRE AGREEMENT

This Agreement and the other Program Documents embody the entire agreement and understanding of the parties hereto and thereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein and therein. No alteration, waiver, amendments, or change or supplement hereto shall be binding or effective unless the same is set forth in writing by a duly authorized representative of each party hereto.

47.	AMENDMENT AND RESTATEMENT

The terms and provisions of the Existing Agreement shall be amended and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to, and shall not, effect a novation of any of the obligations of the parties to the Existing Agreement, but merely an amendment and restatement of the terms governing such obligations.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

REVERSE MORTGAGE SOLUTIONS, INC., a Delaware corporation
as Seller

By:	/s/ Thomas C. Helm
Name:	Thomas C. Helm
Title:	Senior Vice President

THE ROYAL BANK OF SCOTLAND PLC, as Buyer and Agent, as applicable

By:	RBS Securities Inc., its agent

By:	/s/ Regina Abayev
Name:	Regina Abayev
Title:	Director

[Signature Page to Master Repurchase Agreement]

ANNEX I

BUYER ACTING AS AGENT

This Annex I forms a part of the Master Repurchase Agreement dated as of March 28, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) between Reverse Mortgage Solutions, Inc., and The Royal Bank of Scotland plc. This Annex I sets forth the terms and conditions governing all transactions in which Buyer selling assets or buying assets, as the case may be (“Agent”), in a Transaction is acting as agent for one or more third parties (each, a “Principal”). Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement.

1.	Additional Representations. Agent hereby makes the following representations, which shall continue during the term of any Transaction: Principal has duly authorized Agent to execute and deliver the Agreement and the other Program Documents on its behalf, has the power to so authorize Agent and to enter into the Transactions contemplated by the Agreement and the other Program Documents and to perform the obligations of Buyer under such Transactions, and has taken all necessary action to authorize such execution and delivery by Agent and such performance by it.

2.	Identification of Principals. Agent agrees (a) to provide the other party, prior to the date on which the parties agree to enter into any Transaction under the Agreement, with a written list of Principals for which it intends to act as Agent (which list may be amended in writing from time to time with the consent of the other party) and (b) to provide the other party, before the close of business on the next business day after orally agreeing to enter into a Transaction, with notice of the specific Principal or Principals for whom it is acting in connection with such Transaction. If (i) Agent fails to identify such Principal or Principals prior to the close of business on such next business day or (ii) the other party shall determine in its sole discretion any Principal or Principals identified by Agent are not acceptable to it, the other party may reject and rescind any Transaction with such Principal or Principals, return to Agent any Purchased Assets or portion of the Purchase Price, as the case may be, previously transferred to the other party and refuse any further performance under such Transaction, and Agent shall immediately return to the other party any portion of the Purchase Price or Purchased Assets, as the case may be, previously transferred to Agent in connection with such Transaction; provided, however, that (A) the other party shall promptly (and in any event within one (1) Business Day) notify Agent of its determination to reject and rescind such Transaction and (B) to the extent that any performance was rendered by any party under any Transaction rejected by the other party, such party shall remain entitled to any Price Differential or other amounts that would have been payable to it with respect to such performance if such Transaction had not been rejected. The other party acknowledges that Agent shall not have any obligation to provide it with confidential information regarding the financial status of its Principals; Agent agrees, however, that it will assist the other party in obtaining from Agent’s Principals such Information regarding the financial status of such Principals as the other party may reasonably request.

3.	Limitation of Agent’s Liability. The parties expressly acknowledge that if the representations of Agent under the Agreement, including this Annex I, are true and correct in all material respects during the term of any Transaction and Agent otherwise complies with the provisions of this Annex I, then (a) Agent’s obligations under the Agreement shall not include a guarantee of performance by its Principal or Principals; provided that Agent shall remain liable for performance pursuant to Section 10 of the Agreement, and (b) the other party’s remedies shall not include a right of setoff in respect of rights or obligations, if any, of Agent arising in other transactions in which Agent is acting as principal.

Annex 1-1

4.	Multiple Principals.

(a) In the event that Agent proposes to act for more than one Principal hereunder, Agent and the other party shall elect whether (i) to treat Transactions under the Agreement as transactions entered into on behalf of separate Principals or (ii) to aggregate such Transactions as if they were transactions by a single Principal. Failure to make such an election in writing shall be deemed an election to treat Transactions under the Agreement as transactions on behalf of a single Principal.

(b) In the event that Agent and the other party elect (or are deemed to elect) to treat Transactions under the Agreement as transactions on behalf of separate Principals, the parties agree that (i) Agent will provide the other party, together with the notice described in Section 2(b) of this Annex I, notice specifying the portion of each Transaction allocable to the account of each of the Principals for which it is acting (to the extent that any such Transaction is allocable to the account of more than one Principal); (ii) the portion of any individual Transaction allocable to each Principal shall be deemed a separate Transaction under the Agreement; (iii) the margin maintenance obligations of Seller under Section 6(a) of the Agreement shall be determined on a Transaction-by-Transaction basis (unless the parties agree to determine such obligations on a Principal-by-Principal basis); and (iv) Buyer’s remedies under the Agreement upon the occurrence of an Event of Default shall be determined as if Agent had entered into a separate Agreement with the other party on behalf of each of its Principals.

(c) In the event that Agent and the other party elect to treat Transactions under the Agreement as if they were transactions by a single Principal, the parties agree that (i) Agent’s notice under Section 2(b) of this Annex I need only identify the names of its Principals but not the portion of each Transaction allocable to each Principal’s account; (ii) the margin maintenance obligations of Seller under Section 6(a) of the Agreement shall, subject to any greater requirement imposed by applicable law, be determined on an aggregate basis for all Transactions entered into by Agent on behalf of any Principal; and (iii) Buyer’s remedies upon the occurrence of an Event of Default shall be determined as if all Principals were a single Buyer.

(d) Notwithstanding any other provision of the Agreement (including, without limitation, this Annex I), the parties agree that any Transactions by Agent on behalf of an employee benefit plan under ERISA shall be treated as Transactions on behalf of separate Principals in accordance with Section 4(b) of this Annex I (and all margin maintenance obligations of the parties shall be determined on a Transaction-by-Transaction basis).

5.

Interpretation of Terms. All references to “Buyer” in the Agreement shall, subject to the provisions of this Annex I (including, among other provisions, the limitations on Agent’s liability in Section 3 of this Annex 1), be construed to reflect that (i) each Principal shall have, in connection with any Transaction or Transactions entered into by Agent on its behalf, the rights, responsibilities, privileges and obligations of a “Buyer”, directly entering into such Transaction or Transactions with the other party under the Agreement, and (ii) Agent’s Principal or Principals have designated Agent as their sole agent for performance of Buyer’s obligations to Seller and for

Annex 1-2

receipt of performance by Seller of its obligations to Buyer in connection with any Transaction or Transactions under the Agreement (including, among other things, as Agent for each Principal in connection with transfers of Assets, securities, cash or other property and as agent for giving and receiving all notices under the Agreement). Both Agent and its Principal or Principals shall be deemed “parties” to the Agreement and all references to a “party” or “either party” in the Agreement shall be deemed revised accordingly.

Annex 1-3

Schedule 1

REPRESENTATIONS AND WARRANTIES RE: ASSETS

As to each Asset that is subject to a Transaction hereunder, Seller shall be deemed to make the following representations and warranties to Buyer as of the Purchase Date and as of each date such Asset is subject to a Transaction:

Part I. Representations and Warranties with respect to Loans

(a) Loans as Described. The information set forth in the Asset Schedule with respect to the Loan is complete, true and correct in all material respects.

(b) Reserved.

(c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage securing the Loan, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Neither Seller nor the Qualified Originator from which Seller acquired the Loan has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Loan.

(d) Original Terms Unmodified. The terms of the Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of Buyer, and which has been delivered to the Custodian and the terms of which are reflected in the Asset Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the title insurance policy, and its terms are reflected on the Asset Schedule. No Mortgagor in respect of the Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected in the Asset Schedule.

(e) No Defenses. The Loan is not subject to any right of Rescission, setoff, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Note or the Mortgage, or the exercise of any right thereunder, render either the Note or the Mortgage unenforceable, in whole or in part and no such right of Rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor in respect of the Loan was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Loan was originated.

(f) Hazard Insurance. The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by Seller as of the date of origination consistent with the Underwriting Guidelines, the HECM Handbook and Agency Guidelines, against earthquake and other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) the outstanding principal balance of the Loan, (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with

Schedule 1-1

the amount that would have been required as of the date of origination in accordance with the Underwriting Guidelines or (iv) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Loan, (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended. All such insurance policies (collectively, the “Hazard Insurance Policy”) contain a standard mortgagee clause naming Seller or the Subservicer, its successors and assigns (including without limitation, subsequent owners of the Loan), as mortgagee, and may not be reduced, terminated or canceled without thirty (30) days’ prior written notice to the mortgagee. No such notice has been received by Seller. All premiums due and owing on such insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” Hazard Insurance Policy covering a condominium, or any Hazard Insurance Policy covering the common facilities of a planned unit development. The Hazard Insurance Policy is the valid and binding obligation of the insurer and is in full force and effect. Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

(g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, all applicable predatory and abusive lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the origination and servicing of such Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and Seller shall maintain or shall cause its agent to maintain in its possession, available for the inspection of Buyer, and shall deliver to Buyer, upon two (2) Business Days’ request, evidence of compliance with all such requirements.

(h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole-or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or Rescission other than in the case of a release of a portion of the land comprising a Mortgaged Property or a release of a blanket Mortgage which release will not cause the Loan to fail to satisfy the Underwriting Guidelines. Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Mortgagor.

(i) Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Asset Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit

Schedule 1-2

development, provided, however, that any condominium unit or planned unit development shall conform with the applicable Agency requirements regarding such dwellings, that no residence or dwelling is a mobile home or a manufactured dwelling. No portion of the Mortgaged Property is used for commercial purposes. The Mortgaged Property is not the subject of a foreclosure proceeding and the related Mortgagor is not the subject of a bankruptcy proceeding.

(j) Valid Lien. The Mortgage is a valid, subsisting, enforceable and perfected First Lien and first priority security interest with respect to each Loan on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

(1) the lien of current real property taxes and assessments not yet due and payable;

(2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Loan or (b) which do not adversely affect the Appraised Value of the related Mortgaged Property set forth in such appraisal; and

(3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Loan establishes and creates a valid, subsisting and enforceable First Lien and first priority security interest with respect to each Loan on the property described therein and Seller has full right to pledge and assign the same to Buyer. The Mortgaged Property was not, as of the date of origination of the Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.

(k) Validity of Mortgage Documents. The Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Loan are genuine and in full force and effect, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, subject to no right of Rescission, set-off, counterclaim or defense. All parties to the Note, the Mortgage and any other such related agreement had legal capacity to enter into the Loan and to execute and deliver the Note, the Mortgage and any such agreement, and the Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Loan has taken place on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Loan. Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein. The related Note has not been extinguished under relevant state law in connection with a judgment of foreclosure or foreclosure sale or otherwise.

Schedule 1-3

(l) Full Disbursement of Proceeds. All costs, fees and expenses incurred in making or closing the Loan and the recording of the Mortgage were paid or are in the process of being paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Note or Mortgage (excluding refunds that may result from escrow analysis adjustments). All Principal Advances and Servicing Advances made on or prior to the Purchase Date have been made in a timely fashion and in accordance with the terms of the Note and the provisions of the HECM Handbook and Fannie Mae Guide. All costs, fees and expenses incurred in making or closing such Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Note or Mortgage.

(m) Ownership. Seller is the sole owner and holder of the Loan. All Loans acquired by Seller from third parties (including affiliates) were acquired in a true and legal sale pursuant to which such third party sold, transferred, conveyed and assigned to Seller all of its right, title and interest in, to and under such Loan and retained no interest in such Loan. In connection with such sale, such third party received reasonably equivalent value and fair consideration and, in accordance with GAAP and for federal income tax purposes, reported the sale of such Loan to Seller as a sale of its interests in such Loan. The Loan is not assigned or pledged, and Seller has good, indefeasible and marketable title thereto, and has full right to transfer, pledge and assign the Loan to Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to assign, transfer and pledge each Loan pursuant to this Agreement and following the pledge of each Loan, Buyer will hold such Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Agreement.

(n) Doing Business. All parties which have had any interest in the Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, (D) not doing business in such state or (e) not otherwise required to be qualified to do business in such state.

(o) LTV. As of the date of origination of the Loan, the LTV is as identified on the Asset Schedule. The LTV of each Loan at origination was not in excess of the maximum LTV permitted by the FHA Regulations and the HECM Handbook.

(p) Title Insurance. The Loan is covered by either (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making reverse mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (j) of this Schedule 1, and in the case of Adjustable Rate Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy

Schedule 1-4

does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder or servicer of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

(q) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration.

(r) No Mechanics’ Liens. At origination, there were no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with the lien of the Mortgage.

(s) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation.

(t) Origination; Payment Terms. The Loan was originated by or in conjunction with a mortgagee approved by the Secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority. With respect to each Loan, the Note is payable on the first day of each month in equal monthly installments of principal and interest, which installments of interest, with respect to an Adjustable Rate Mortgage Loan, are subject to change due to the adjustments to the Mortgage Interest Rate on each Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Loan fully by the stated maturity date, over an original term of not more than thirty (30) years from commencement of amortization.

(u) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.

Schedule 1-5

(v) Conformance with Underwriting Guidelines and Agency Standards. The Loan was underwritten in accordance with the applicable Underwriting Guidelines, the HECM Handbook and Agency Guidelines. The Note and Mortgage are on forms similar to those used by Freddie Mac or Fannie Mae and Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used.

(w) Occupancy of the Mortgaged Property. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Seller has not received written notification from any governmental authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. Seller has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. Except as otherwise set forth in the Asset Schedule, the Mortgagor represented at the time of origination of the Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence.

(x) No Additional Collateral. The Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above.

(y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Custodian or Buyer to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(z) Delivery of Mortgage Documents. If the Loan is a Dry Loan, the Note, the Mortgage, the Assignment of Mortgage (other than for a MERS Loan), the policy of title insurance or a title commitment related to a policy of title insurance, and any other documents required to be delivered under the Custodial Agreement for each Loan have been delivered to the Custodian. Seller or its agent is in possession of a complete, true and materially accurate Mortgage File in compliance with the Custodial Agreement, except for such documents the originals of which have been delivered to the Custodian.

(aa) Transfer of Loans. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

(bb) Due-On-Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

(cc) Reserved.

(dd) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the origination of the Loan have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having First Lien priority with respect to each Loan by a title insurance policy, an endorsement

Schedule 1-6

to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Loan.

(ee) Mortgaged Property Undamaged. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and Seller has no knowledge of any such proceedings.

(ff) Collection Practices; Escrow Deposits: Interest Rate Adjustments. The origination and collection practices used by the originator, each servicer of the Loan and Seller with respect to the Loan have been in all material respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. If the related Mortgagor has not revoked its election to have the Mortgagee set aside funds for the payment of taxes and insurance with respect to such Loan, the applicable Set-Aside Amounts with respect to such Loan are funded in accordance with such Loan and the HECM Handbook. No escrow deposits or Escrow Payments or other charges or payments due Seller have been capitalized under the Mortgage or the Note. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due Seller have been capitalized under the Mortgage or the Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Note. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.

(gg) Conversion to Fixed Interest Rate. With respect to Adjustable Rate Loans, the Loan is not convertible to a fixed interest rate Loan.

(hh) Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special Hazard Insurance Policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by Seller or by any officer, director, or employee of Seller or any designee of Seller or any corporation in which Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance.

(ii) Servicmembers’ Civil Relief Act. The Mortgagor has not notified Seller, and Seller has no knowledge, of any relief requested or allowed to the Mortgagor under the Servicemembers’ Civil Relief Act.

(jj) Appraisal. Unless not required by Agency Guidelines, the Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Loan application by a qualified appraiser, duly appointed by Seller or the Qualified Originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 as amended and the regulations promulgated thereunder, all as in effect on the date the Loan was originated.

Schedule 1-7

(kk) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of reverse mortgage loans and Seller maintains such statement in the Mortgage File.

(ll) Construction or Rehabilitation of Mortgaged Property. No Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property.

(mm) No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Purchase Date (whether or not known to Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay.

(nn) Reserved.

(oo) No Equity Participation. No document relating to the Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and Seller has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.

(pp) Withdrawn Loans. If the Loan has been released to Seller pursuant to a Request for Release as permitted under Section 5 of the Custodial Agreement, then the promissory note relating to the Loan was returned to the Custodian within ten (10) days (or if such tenth (10th) day was not a Business Day, the next succeeding Business Day).

(qq) No Exception. Other than as noted by the Custodian on the Exception Report; no Exception exists (as defined in the Custodial Agreement) with respect to the Loan which would materially adversely affect the Loan or Buyer’s security interest, granted by Seller, in the Loan as determined by Buyer in its sole discretion.

(rr) Qualified Originator. The Loan has been originated by, and, if applicable, purchased by Seller from, a Qualified Originator.

(ss) Mortgage Submitted for Recordation. The Mortgage (other than for a MERS Loan) has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

Schedule 1-8

(tt) First Lien. No Loan is a Second Lien Loan.

(uu) Acceptable Investment. No specific circumstances or conditions exist with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that should reasonably be expected to (i) cause private institutional investors which invest in Loans similar to the Loan to regard the Loan as an unacceptable investment, (ii) cause the Loan to be more likely to become past due in comparison to similar Loans, or (iii) adversely affect the value or marketability of the Loan in comparison to similar Loans.

(vv) Environmental Matters. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation.

(ww) Ground Leases. With respect to each ground lease to which the Mortgaged Property is subject (a “Ground Lease”): (i) the Mortgagor is the owner of a valid and subsisting interest as tenant under the Ground Lease; (ii) the Ground Lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (iii) all rent, additional rent and other charges reserved therein have been paid to the extent they are payable to the date hereof; (iv) the Mortgagor enjoys the quiet and peaceful possession of the estate demised thereby, subject to any sublease; (v) the Mortgagor is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder; (vi) the lessor under the Ground Lease is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed; (vii) the lessor under the Ground Lease has satisfied all of its repair or construction obligations, if any, to date pursuant to the terms of the Ground Lease; (viii) the remaining term of the Ground Lease extends not less than ten (10) years following the maturity date of such Loan; and (ix) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, the Ground Lease.

(xx) Value of Mortgaged Property. Seller has no knowledge of any circumstances existing that should reasonably be expected to adversely affect the value or the marketability of the Mortgaged Property or the Loan or to cause the Loan to prepay during any period materially faster or slower than the Loans originated by Seller generally.

(yy) HOEPA. No Loan is (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”), (b) a “high cost” mortgage loan, “covered” mortgage loan, “high risk home” mortgage loan, or “predatory” mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, (c) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny or assignee liability to holders of such mortgage loans, or (d) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E).

(zz) No Predatory Lending. No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a mortgagor without regard for the mortgagor’s ability to repay the Loan and the extension of credit to a mortgagor which has no tangible net benefit to the mortgagor, were employed in connection with the origination of the Loan.

(aaa) Georgia Mortgage Loans. No Loan which is secured by a Mortgaged Property which is located in the state of Georgia was originated prior to March 7, 2004.

Schedule 1-9

(bbb) MERS Loans. With respect to each MERS Loan, a Mortgage Identification Number has been assigned by MERS and such Mortgage Identification Number is accurately provided on the Asset Schedule. The related Assignment of Mortgage to MERS has been duly and properly recorded if applicable. With respect to each MERS Loan, Seller has not received any notice of liens or legal actions with respect to such Loan and no such notices have been electronically posted by MERS.

(ccc) Compliance with Agency Guidelines. Each Agency Eligible Loan was originated in Strict Compliance with the Agency Guidelines.

(ddd) Takeout Commitment. Each Loan that is subject to a Takeout Commitment, (i) does not exceed the availability under such Takeout Commitment (taking into consideration mortgage loans or securities, as applicable, which have been purchased by the respective Takeout Investor under the Takeout Commitment), (ii) conforms to the requirements and the specifications set forth in such Takeout Commitment and the related regulations, rules, requirements and/or handbooks of the applicable Takeout Investor, and (iii) is eligible for sale to and insurance or guaranty by, respectively the applicable Takeout Investor and applicable insurer. Each such Takeout Commitment is enforceable, in full force and effect and is validly and effectively assigned to Buyer pursuant to a Trade Assignment. Each such Trade Assignment is enforceable and in full force and effect. Each Takeout Commitment and Trade Assignment is a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(eee) FHA Mortgage Insurance; VA Loan Guaranty. With respect each FHA Loan or VA Loan, (i) the FHA Mortgage Insurance Contract is in full force and effect and there exists no impairment to full recovery without indemnity to HUD under FHA Mortgage Insurance, or the VA Loan Guaranty Agreement is in full force and effect to the maximum extent stated therein, as applicable, (ii) all necessary steps have been taken to keep such guaranty or insurance valid, binding and enforceable and each of such is the binding, valid and enforceable obligation of the FHA and the VA, respectively, to the full extent thereof, without surcharge, set-off or defense, (iii) such Loan is insured, or eligible to be insured, pursuant to the National Housing Act or is guaranteed, or eligible to be guaranteed, under the provisions of Chapter 37 of Title 38 of the United States Code, as applicable, (iv) with respect to each FHA insurance certificate or VA guaranty certificate, Seller has complied with applicable provisions of the insurance for guaranty contract and federal statutes and regulations, all premiums or other charges due in connection with such insurance or guarantee have been paid, there has been no act or omission which would or may invalidate any such insurance or guaranty, and the insurance or guaranty is, or when issued, will be, in full force and effect with respect to such Loan, (v) Seller has no knowledge of any defenses, counterclaims, or rights of setoff affecting such Loan or affecting the validity or enforceability of any private mortgage insurance or FHA Mortgage Insurance or VA Loan Guaranty with respect to such Loan, and (vi) Seller has no knowledge of any circumstance which would cause such Loan to be ineligible for FHA Mortgage Insurance or a VA Loan Guaranty, as applicable, or cause FHA or VA to deny or reject the related Mortgagor’s application for FHA Mortgage Insurance or a VA Loan Guaranty, respectively.

(fff) Additional HECM Representations: Each Loan complies with the following:

(i) Each Loan was underwritten in accordance with all HUD/FHA standards applicable to reverse mortgages and is fully insurable by HUD/FHA, which insurance is in full force and effect and to the best of Seller’s knowledge, the Loan is not subject to any defect that could diminish or impair such FHA Policy or, if such insurance is not in full force and effect on

Schedule 1-10

the related Purchase Date, will be retroactive to the date such Loan was originated by Seller. All necessary steps on the part of Seller have been taken to keep such insurance valid, binding and enforceable and, to the best of Seller’s knowledge, the FHA Policy is the binding, valid and enforceable obligation of the FHA to the full extent thereof, without any currently applicable surcharge, set off or defense and all actions of Seller that are necessary to ensure that each FHA Policy remains so valid binding and enforceable have been taken. No Loan is subject to any defect that could diminish or impair the FHA Policy, and all prior transfers, if any, of any Loan have been, and the transactions herein contemplated are, in compliance with all applicable FHA Regulations (including, without limitation, the HECM Handbook), and no circumstances exist with respect to the Loans that could permit the HUD/FHA to deny coverage, in whole or in part, under the related FHA Policy. The related FHA Policy calls for the assignment of the Loan to HUD as opposed to the co-insurance option. The entire amount of the insurance premium has been paid to HUD/FHA and no portion is shared by Seller or, if the monthly premium option has been chosen for such Loan, all such premiums due on or before the related Purchase Date (including the initial mortgage insurance premium) have been duly and timely paid in accordance with the FHA Regulations and the HECM Handbook. The Mortgagor under each related Loan has provided evidence of the completion of required counseling in accordance with the requirements of HUD and such evidence is included in the related Mortgage File. The Mortgagor with respect to each Loan is one or more natural persons aged sixty-two (62) or older who is not deceased and is otherwise an eligible borrower under the applicable Agency Guidelines and the HECM Handbook;

(ii) With respect to each Loan, each Note and Mortgage are in a form that is in compliance with the FHA Regulations, the applicable Agency Guidelines and the HECM Handbook and all applicable laws and regulations. The origination file for each Loan contains, at a minimum, a credit report on the Mortgagor (to the extent required pursuant to FHA Regulations), a title report, evidence of the Mortgagor’s age and sex, a counseling certificate from a HUD approved counselor and a HUD approved appraisal form with original photos or copies of originals;

(iii) The Mortgagor did not use any of the proceeds received by it on any closing date for a Loan for any purpose prohibited under the HECM Handbook;

(iv) Seller has complied with the terms of the HECM Handbook and the Agency Guidelines applicable to Loans, with all of HUD’s requirements for Loans, with all applicable laws related to the terms of the Loan mortgage instruments and with any special Loan mortgage disclosure requirements under applicable laws;

(v) Each Loan is either (i) a closed end loan that is fully funded as of the Purchase Date (or, in the case of a Table-Funded Wet Loan, on the Purchase Date is being funded), or (ii) is not fully funded as of the Purchase Date provided that the portion of such Loan relating to any Principal Advances or Servicing Advances made by Seller subsequent to such Purchase Date is not subject to any Liens other than the Lien in favor of Buyer hereunder;

(vi) Each Loan (i) provides that any Principal Advance increases the Stated Principal Balance of the related Loan and is secured by an interest in the same Mortgaged Property as the related Loan, (ii) provides for a Principal Limit that will at no time exceed (measured either as (a) time of origination of such Loan or (b) if such Loan has been modified other than as a result of a default or reasonably foreseeable default, the time of such modification) 100% of the Appraised Value of the Mortgaged Property, (iii) contains provisions that do not permit recourse against the

Schedule 1-11

Mortgagor (iv) provides that all payments due under the Loan are due only upon the HECM Maturity Date, and (v) has a HECM Maturity Date based on events in accordance with the HECM Handbook; and

(vii) The Principal Limit, Scheduled Principal Advances, Expected Rate (as defined in the HECM Handbook) and other calculation items have each been calculated in accordance, and comply in all respects, with the applicable requirements of the HECM Handbook.

(ggg) Early Purchase Program Loans. With respect to each Early Purchase Program Loan, (i) the Loan is an Agency Eligible Loan, (ii) such Loan is pooled with other Early Purchase Program Loans that satisfy the “Good Delivery Guidelines” promulgated by SIFMA, (iii) the Related Security is subject to a Takeout Commitment, (iv) the applicable Agency documents list Buyer as sole subscriber with respect to the Related Security, and (v) to the extent applicable, such Loan is being serviced by a Subservicer having all Approvals necessary to make such Loan eligible to back such Related Security.

Part II. Representations and Warranties with respect to Securities

(a) Compliance with Applicable Laws. Each Security has been validly issued, and is fully paid and non assessable, and has been issued in compliance with all applicable laws, including without limitation, the applicable Agency Guidelines.

(b) No Encumbrances. There are (i) no outstanding rights, options, warrants or agreements (other than as created by Buyer) for a purchase, sale or issuance, in connection with any Security, (ii) no agreements on the part of Seller to issue, sell or distribute the Securities, and (iii) no obligations on the part of Seller (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or any interest therein or to pay any dividend or make any distribution in respect of the Securities.

(c) Unencumbered Assets. The Securities are unencumbered (other than Liens created in favor of Buyer pursuant to this Agreement and Liens created by or through Buyer).

(d) Proper Form. The Securities are in uncertificated form and held through the facilities of the applicable Depository.

(e) Takeout Commitments. The Security is subject to a valid, binding and subsisting Takeout Commitment enforceable in accordance with its terms.

Schedule 1-12

Schedule 2

Filing Jurisdictions and Offices

Delaware

Schedule 2-1

Schedule 3

Relevant States

Alabama

Alaska

Arizona

Arkansas

California

Colorado

Connecticut

District of Columbia

Delaware

Florida

Georgia

Hawaii

Idaho

Illinois

Indiana

Iowa

Kansas

Kentucky

Louisiana

Maine

Maryland

Massachusetts

Minnesota

Mississippi

Missouri

Montana

Nebraska

Nevada

New Jersey

New Hampshire

New Mexico

North Carolina

North Dakota

Ohio

Oklahoma

Oregon

Pennsylvania

Rhode Island

South Carolina

South Dakota

Tennessee

Texas

Washington

West Virginia

Schedule 3-1

Wisconsin

Wyoming

Vermont

Virginia

U.S. Virgin Islands

Schedule 3-2

Schedule 4

Subsidiaries

[see attached]

Schedule 4-1

Schedule 5

Subservicers

None

Schedule 5-1

EXHIBIT A-1

MONTHLY CERTIFICATION

I,                     ,                      of Reverse Mortgage Solutions, Inc. (“Seller”), do hereby certify that

(i)	Seller is in compliance with all provisions and terms of the Amended and Restated Master Repurchase Agreement, dated as of March 28, 2013, by and between The Royal Bank of Scotland plc and Seller (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”);

(ii)	no Default or Event of Default has occurred thereunder;

(iii)	there have not been any modifications to the Underwriting Guidelines that have not been approved by Buyer;

(iv)	all additional modifications to the Underwriting Guidelines since the date of the most recent disclosure to Buyer of any modification to the Underwriting Guidelines are set forth herewith; and

(v)	As of the last day of the most recent calendar month: (1) Seller’s Adjusted Tangible Net Worth is not less than $35,000,000; (2) the ratio of Seller’s Indebtedness (excluding non-recourse Indebtedness) to Adjusted Tangible Net Worth is not greater than 12:1. Seller has cash, Cash Equivalents and unused borrowing capacity on unencumbered assets that could be drawn against (taking into account required haircuts) under committed warehouse and repurchase facilities in an amount equal to not less than $12,000,000.

Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Agreement.

IN WITNESS WHEREOF, I have signed this certificate.

Date:                     , 201

Reverse Mortgage Solutions, Inc.

By:
Name:
Title:

A-1-1

EXHIBIT A-2

QUARTERLY CERTIFICATION

I,                     ,                      of Reverse Mortgage Solutions, Inc. (“Seller”), in accordance with that certain Master Repurchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, “Agreement”), dated as of March 28, 2013, between The Royal Bank of Scotland plc and Seller, do hereby certify that:

(i) Seller is in compliance with all provisions and terms of the Agreement and all other Program Documents;

(ii) no Default or Event of Default has occurred under the Agreement; and

(iii) Seller’s Net Income for the most recently ended Test Period, before income taxes and before Non-Cash Charges, but after Deferred Revenue, for such Test Period, was not less than $1.00.

Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Agreement.

IN WITNESS WHEREOF, I have signed this certificate.

Date:                     , 201

Reverse Mortgage Solutions, Inc.

By:
Name:
Title:

A-2-1

EXHIBIT B

[FORM OF INSTRUCTION LETTER]

, 201
,	as Subservicer/Additional Collateral Servicer

Attention:

Re:	Amended and Restated Master Repurchase Agreement, dated as of March 28, 2013, by and among The Royal Bank of Scotland plc, (“Buyer”) and Reverse Mortgage Solutions, Inc., (“Seller”)

Ladies and Gentlemen:

As [sub]servicer of those assets described on Schedule 1 hereto, which may be amended or updated from time to time (the “Eligible Assets”) pursuant to that Servicing Agreement, between You and the undersigned Seller, as amended or modified, attached hereto as Exhibit A (the “Servicing Agreement”), you are hereby notified that [(i)] the undersigned Seller has sold to Buyer such Eligible Assets pursuant to that certain Amended and Restated Master Repurchase Agreement, dated as March 28, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), between Buyer and Seller and (ii) each of the Eligible Assets is subject to a security interest in favor of Buyer.

You agree to service the Eligible Assets in accordance with the terms of the Servicing Agreement for the benefit of Buyer and, except as otherwise provided herein, Buyer shall have all of the rights, but none of the duties or obligations of Seller under the Servicing Agreement including, without limitation, payment of any indemnification or reimbursement or payment of any servicing fees or any other fees. No subservicing relationship shall be hereby created between You and Buyer.

Upon your receipt of written notification by Buyer that a Default has occurred under the Agreement (the “Default Notice”), you, as [Subservicer] [Additional Collateral Servicer], hereby agree to remit all payments or distributions made with respect to such Eligible Assets, net of the servicing fees payable to you with respect thereto, immediately in accordance with Buyer’s wiring instructions provided below, or in accordance with other instructions that may be delivered to you by Buyer:

JPMorgan Chase Bank
Account No.:	0667-09350
For the A/C of The Royal Bank of Scotland plc
ABA No.:	021000021
Reference:	ABO

You agree that, following your receipt of such Default Notice, under no circumstances will you remit any such payments or distributions in accordance with any instructions delivered to you by the undersigned Seller, except if Buyer instructs you in writing otherwise.

You further agree that, upon receipt written notification by Buyer that an Event of Default has occurred under the Agreement, Buyer shall assume all of the rights and obligations of Seller under the

Servicing Agreement, except as otherwise provided herein. Subject to the terms of the Servicing Agreement, You shall (x) follow the instructions of Buyer with respect to the Eligible Assets and deliver to a Buyer any information with respect to the Eligible Assets reasonably requested by such Buyer, and (y) treat this letter agreement as a separate and distinct servicing agreement between You and Buyer (incorporating the terms of the Servicing Agreement by reference), subject to no setoff or counterclaims arising in Your favor (or the favor of any third party claiming through You) under any other agreement or arrangement between You and any Seller or otherwise. Notwithstanding anything to the contrary herein or in the Servicing Agreement, in no event shall Buyer be liable for any fees, indemnities, costs, reimbursements or expenses incurred by You prior to such Event of Default or otherwise owed to You in respect of the period of time prior to such Event of Default.

Notwithstanding anything to the contrary herein or in the Servicing Agreement, with respect to those Eligible Assets marked as “Servicing Released” on Schedule 1 (the “Servicing Released Assets”), You are hereby instructed to service such Servicing Released Assets for a term of thirty (30) days (each, a “Servicing Term”) commencing as of the date such Servicing Released Assets become subject to a purchase transaction under the Agreement, which Servicing Term shall be deemed to be renewed at the end of each 30-day period subject to the following sentence. The Servicing Term shall terminate upon the occurrence of any of the following events: (i) if the related purchase transaction is not renewed at the end of such Servicing Term and such Servicing Released Asset is not repurchased by Seller, or (ii) You shall have received a written termination notice from Buyer at any time with respect to some or all of the Servicing Released Assets being serviced by You (each, a “Servicing Termination”). In the event of a Servicing Termination, You hereby agree to (i) deliver all servicing and “records” relating to such Servicing Released Assets to the designee of Buyer at the end of each such Servicing Term and (ii) cooperate in all respects with the transfer of servicing to Buyer or its designee. The transfer of servicing and such records by You shall be in accordance with customary standards in the industry and the terms of the Servicing Agreement, and such transfer shall include the transfer of the gross amount of all escrows held for the related mortgagors (without reduction for unreimbursed advances or “negative escrows”).

Further, You hereby constitute and appoint Buyer and any officer or agent thereof, with full power of substitution, as Your true and lawful attorney-in-fact with full irrevocable power and authority in Your place and stead and in Your name or in Buyer’s own name, following any Servicer Termination with respect solely to the Servicing Released Assets that are subject to such Servicer Termination, to direct any party liable for any payment under any such Servicing Released Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct including, without limitation, the right to send “goodbye” and “hello” letters on Your behalf. You hereby ratify all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

For the purpose of the foregoing, the term “records” shall be deemed to include but not be limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of such Servicing Released Assets.

[NO FURTHER TEXT ON THIS PAGE]

Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to Buyer promptly upon receipt. Any notices to Buyer should be delivered to the following address: 600 Washington Blvd., Stamford, Connecticut 06901, Attention: James Esposito, Telephone: (203) 897-6072, Facsimile: (203) 873-4072.

Very truly yours,

REVERSE MORTGAGE SOLUTIONS, INC.

By:
Name:
Title:

Acknowledged and Agreed as of this      day of             , 201    :

[SUBSERVICER] [ADDITIONAL COLLATERAL SERVICER]

By:
Name:
Title:

Schedule 1 to Instruction Letter

List of Servicing Released Assets

Exhibit A to Instruction Letter

Servicing Agreement

EXHIBIT C

RESERVED

C-1

EXHIBIT D

FORM OF TRANSACTION NOTICE

[insert date]

The Royal Bank of Scotland plc

600 Washington Blvd.

Stamford Connecticut 06901

Attention:

Transaction Notice No.:

Ladies/Gentlemen:

Reference is made to the Amended and Restated Master Repurchase Agreement, dated as of March 28, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”; capitalized terms used but not otherwise defined herein shall have the meaning given them in the Repurchase Agreement), between Reverse Mortgage Solutions, Inc. (the “Seller”) and The Royal Bank of Scotland plc (the “Buyer”).

In accordance with Section 3(a) of the Repurchase Agreement, the undersigned Seller hereby requests that you, Buyer, agree to enter into a Transaction with us in connection with our delivery of Loans (or 100% beneficial interests therein) on                      [insert requested Purchase Date, which in the case of Dry Loans must be at least two (2) Business Days following the date of the request] (the “Purchase Date”), in connection with which we shall sell to you the Loans (or 100% beneficial interests therein) set forth on the Asset Schedule attached hereto. The Purchase Price shall be          [insert applicable Purchase Price pursuant to the terms of the Pricing Side Letter], the Pricing Rate shall be          [insert applicable Pricing Rate pursuant to the terms of the Pricing Side Letter], and Seller agrees to repurchase such Loans (or 100% beneficial interests therein) on [the Repurchase Date][                    (insert requested Repurchase Date)] at the Repurchase Price.

Seller hereby certifies, as of such Purchase Date, that:

1. no Default has occurred and is continuing on the date hereof and no Event of Default has occurred that has not been waived by Buyer in its sole discretion in writing on the date hereof , and in each case nor will occur after giving effect to such Transaction as a result of such Transaction;

2. each of the representations and warranties made by Seller in or pursuant to the Program Documents is true and correct in all material respects on and as of such date (in the case of the representations and warranties in respect of Assets, solely with respect to Assets being purchased on the Purchase Date) as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

3. Seller is in compliance with all governmental licenses and authorizations and is qualified to do business and is in good standing in all required jurisdictions; and

4. Seller has satisfied all conditions precedent in Sections 9(a) and (b) of the Repurchase Agreement and all other requirements of the Program Documents.

The undersigned duly authorized officer of Seller further represents and warrants that (1) the documents constituting the Mortgage File (as defined in the Custodial Agreement) with respect to the Assets that are the subject of the Transaction requested herein and more specifically identified on the mortgage loan schedule or computer readable magnetic transmission delivered to both Buyer and the Custodian in connection herewith (the “Receipted Assets”) [with respect to Dry Loans: have been or are hereby submitted] [with respect to Wet Loans: shall be delivered, within seven (7) calendar days of the date of the execution of this Transaction Notice] to Custodian and such Required Documents are to be held by the Custodian for Buyer, (2) all other documents related to such Receipted Assets (including, but not limited to, mortgages, insurance policies, loan applications and appraisals) have been or will be created and held by Seller in trust for Buyer, (3) all documents related to such Receipted Assets withdrawn from Custodian shall be held in trust by Seller for Buyer, and (4) upon Buyer’s wiring of the Purchase Price pursuant to Section 3(c) of the Repurchase Agreement, Buyer will have agreed to the terms of the Transaction as set forth herein and purchased the Receipted Assets from Seller.

Seller hereby represents and warrants that (x) the Receipted Assets have an unpaid principal balance as of the date hereof of $         and (y) the number of Receipted Assets is         .

Very truly yours,

REVERSE MORTGAGE SOLUTIONS, INC.

By:
Name:
Title:

Schedule 1

to Loan Transaction Notice

[ELIGIBLE LOANS PROPOSED TO BE SOLD TO BUYER ON PURCHASE DATE]

[Attach Asset Schedule]

EXHIBIT E

UNDERWRITING GUIDELINES

[Underwriting guidelines to be attached]

E-1

EXHIBIT F

REQUIRED FIELDS FOR SERVICING TRANSMISSION

[See attached spreadsheet]

F-1

EXHIBIT G

REQUIRED FIELDS FOR ASSET SCHEDULE

[See attached spreadsheet]

G-1

EXHIBIT H

FORM OF CONFIDENTIALITY AGREEMENT

CONFIDENTIALITY AGREEMENT, dated as of [            ], 201[    ] (as amended, restated, supplemented or otherwise modified from time to time, this “Confidentiality Agreement”), between The Royal Bank of Scotland plc and [                ].

In connection with your consideration of a possible or actual acquisition of a participating interest (the “Transaction”) in an advance, note or commitment of The Royal Bank of Scotland plc (“Buyer”) pursuant to a Master Repurchase Agreement between Buyer and Reverse Mortgage Solutions, Inc. (“Seller”) dated March 28, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), you have requested the right to review certain non-public information regarding Seller that is in the possession of Buyer. In consideration of, and as a condition to, furnishing you with such information and any other information (whether communicated in writing or communicated orally) delivered to you by Buyer or its affiliates, directors, officers, employees, advisors, agents or “controlling persons” (within the meaning of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) (such affiliates and other persons being herein referred to collectively as Buyer “Representatives”) in connection with the consideration of a Transaction (such information being herein referred to as “Evaluation Material”), Buyer hereby requests your agreement as follows:

1. The Evaluation Material will be used solely for the purpose of evaluating a possible Transaction with Buyer involving you or your affiliates, and unless and until you have completed such Transaction pursuant to a definitive agreement between you or any such affiliate and Buyer, such Evaluation Material will be kept strictly confidential by you and your affiliates, directors, officers, employees, advisors, agents or controlling persons (such affiliates and other persons being herein referred to collectively as “your Representatives”), except that the Evaluation Material or portions thereof may be disclosed to those of your Representatives who need to know such information for the purpose of evaluating a possible Transaction with Buyer (it being understood that prior to such disclosure your Representatives will be informed of the confidential nature of the Evaluation Material and shall agree to be bound by this Confidentiality Agreement). You agree to be responsible for any breach of this Confidentiality Agreement by your Representatives.

2. The term “Evaluation Material” does not include any information which (i) at the time of disclosure or thereafter is generally known by the public (other than as a result of its disclosure by you or your Representatives) or (ii) was or becomes available to you on a nonconfidential basis from a person not otherwise bound by a confidential agreement with Buyer or its Representatives or is not otherwise prohibited from transmitting the information to you. As used in this Confidentiality Agreement, the term “person” shall be broadly interpreted to include, without limitation, any corporation, company, joint venture, partnership or individual.

3. In the event that you receive a request to disclose all or any part of the information contained in the Evaluation Material under the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction, you agree to (i) immediately notify Buyer and Seller of the existence, terms and circumstances surrounding such a request, (ii) consult with Seller on the advisability of taking legally available steps to resist or narrow such request, and (iii) if disclosure of such information is required, exercise your best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such information.

4. Unless otherwise required by law in the opinion of your counsel, neither you nor your Representative will, without our prior written consent, disclose to any person the fact that the Evaluation Material has been made available to you.

5. You agree not to initiate or maintain contact (except for those contacts made in the ordinary course of business) with any officer, director or employee of Seller regarding the business, operations, prospects or finances of Seller or the employment of such officer, director or employee, except with the express written permission of Seller.

6. You understand and acknowledge that Seller is not making any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material or any other information provided to you by Buyer. None of Seller, its respective affiliates or Representatives, nor any of its respective officers, directors, employees, agents or controlling persons (within the meaning of the 1934 Act) shall have any liability to you or any other person (including, without limitation, any of your Representatives) resulting from your use of the Evaluation Material.

7. You agree that neither Buyer nor Seller has granted you any license, copyright, or similar right with respect to any of the Evaluation Material or any other information provided to you by Buyer.

8. If you determine that you do not wish to proceed with the Transaction, you will promptly deliver to Buyer all of the Evaluation Material, including all copies and reproductions thereof in your possession or in the possession of any of your Representatives.

9. Without prejudice to the rights and remedies otherwise available to Seller, Seller shall be entitled to equitable relief by way of injunction if you or any of your Representatives breach or threaten to breach any of the provisions of this Confidentiality Agreement. You agree to waive, and to cause your Representatives to waive, any requirement for the securing or posting of any bond in connection with such remedy.

10. The validity and interpretation of this Confidentiality Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements made and to be fully performed therein (excluding the conflicts of law rules). You submit to the jurisdiction of any court of the State of New York or the United States District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Confidentiality Agreement.

11. The benefits of this Confidentiality Agreement shall inure to the respective successors and assigns of the parties hereto, and the obligations and liabilities assumed in this Confidentiality Agreement by the parties hereto shall be binding upon the respective successors and assigns.

12. If it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that any term or provision hereof is invalid or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired and shall remain in full force and effect and (ii) the invalid or unenforceable provision or term shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision.

13. This Confidentiality Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein. No alteration, waiver, amendments, or change or supplement hereto shall be binding or effective unless the same is set forth in writing by a duly authorized representative of each party and may be modified or waived only by a separate letter executed by Seller and you expressly so modifying or waiving such Agreement.

14. For the convenience of the parties, any number of counterparts of this Confidentiality Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement. The parties agree that this Confidentiality Agreement and any notices hereunder may be transmitted between them by email and/or by facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

15. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Repurchase Agreement.

Kindly execute and return one copy of this letter which will constitute our Agreement with respect to the subject matter of this letter.

THE ROYAL BANK OF SCOTLAND PLC

By:	RBS Securities Inc., its agent

By:
Name
Title:

Confirmed and agreed to

this day of , 201 .

By:
Name
Title:

EXHIBIT I

FORM OF PARTICIPATION CERTIFICATE

POOL NO.:

This Participation Certificate evidences a one hundred percent (100%) undivided beneficial ownership interest in (including the right to receive the payments of principal of and interest on) the Loans (the “Participation”) identified:

(Check Box)

(a)	Form HUD 11706 (Schedule of Pooled Mortgages);

The Participation has been sold to The Royal Bank of Scotland plc (“Buyer”) pursuant to the terms of that certain Master Repurchase Agreement, dated February 1, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) between Reverse Mortgage Solutions, Inc., as Seller, and Buyer. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement, the terms of which are hereby incorporated by reference and made a part of this Participation Certificate.

Upon delivery of the Related Security to Buyer or its assignee, Buyer’s beneficial ownership interest in the Loans evidenced in this Participation Certificate shall terminate in exchange for such Security, and this Participation Certificate shall be void and of no further effect.

This Participation Certificate may be amended only by a written agreement between Seller and Buyer.

REVERSE MORTGAGE SOLUTIONS, INC.

By:
Its:
Date:

I-1

EXHIBIT J

FORM OF SECURITY RELEASE CERTIFICATION

[insert date]

The Royal Bank of Scotland plc

600 Washington Blvd.

Stamford, Connecticut 06901

Attention:

Re:	Security Release Certification

Effective as of      [DATE]            [            ] hereby relinquishes any and all right, title and interest it may have in and to the Loans described in Exhibit A attached hereto upon purchase thereof by The Royal Bank of Scotland plc (“Buyer”) from Seller named below pursuant to that certain Amended and Restated Master Repurchase Agreement, dated as of March 28, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”) as of the date and time of receipt by [            ] of $         for such Loans (the “Date and Time of Sale”) and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Loans have been delivered and released to Seller named below or its designees as of the Date and Time of Sale. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Repurchase Agreement.

Name and Address of Lender:

[Custodian]

[            ]

For Credit Account No. [            ]

Attention: [            ]

Phone: [            ]

Further Credit – [            ]

[NAME OF WAREHOUSE LENDER]

By:
Name:
Title:

Seller named below hereby certifies to Buyer that, as of the Date and Time of Sale of the above mentioned Loans to Buyer, the security interests in the Loans released by the above named corporation comprise all security interests relating to or affecting any and all such Loans. Seller warrants that, as of such time, there are and will be no other security interests affecting any or all of such Loans.

REVERSE MORTGAGE SOLUTIONS, INC.

By:
Name:
Title:

EXHIBIT TO SECURITY RELEASE CERTIFICATION

[List of Loans]

EXHIBIT K

FORM OF TRADE ASSIGNMENT

                     (“Takeout Investor”)

(Address)

Attention:

Fax No.:

Dear Sirs:

Attached hereto is a correct and complete copy of your confirmation of commitment (the “Commitment”), trade-dated                  ,         , to purchase residential mortgage loans, on a servicing released basis, having an unpaid principal balance of $         as of [            ] (the “Mortgage Loans”) at a purchase price of $         from              on [insert closing date]

Our intention is to assign $         of this Commitment’s full amount. This is to confirm that (i) the form of this assignment conforms to the SIFMA guidelines, (ii) the Commitment is in full force and effect, (iii) the Commitment has been assigned to The Royal Bank of Scotland plc (“RBS”) as security for the Obligations of Reverse Mortgage Solutions, Inc. (“Seller”) under the Amended and Restated Master Repurchase Agreement, dated as of March 28, 2013, (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) by and between RBS as Buyer and Seller, whose acceptance of such assignment is indicated below, [and] (iv) upon delivery of this trade assignment to you by RBS you will accept Seller’s direction set forth herein to pay RBS for such [Mortgage Loans/Securities], [(v) you will accept delivery of such Mortgage Loans/Securities directly from RBS, (vi) RBS is obligated to make delivery of such Mortgage Loans/Securities to you in accordance with the attached Commitment and (vii) you have released Seller from its obligation to deliver the Mortgage Loans/Securities to you under the Commitment.] Payment will be made “delivery versus payment (DVP)” to RBS in immediately available funds. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement, the terms of which are hereby incorporated by reference and made a part of this trade assignment.

K-1

If you have any questions, please call              at (            )             -             immediately or contact him by fax at (            )             -            .

Very truly yours,

Reverse Mortgage Solutions, Inc.

By:
Title:
Date:

Agreed to:

The Royal Bank of Scotland plc

By: RBS Securities Inc., its agent

By:
Title:
Date:

Notice of delivery and confirmation of receipt are the obligations of RBS. Prompt notification of incorrect information or rejection of the trade assignment should be made to [            ].

K-2

EXHIBIT L

FORM OF OFFICER’S CERTIFICATE

REVERSE MORTGAGE SOLUTIONS, INC.

I,                     , hereby certify that I am the duly elected Secretary of Reverse Mortgage Solutions, Inc. a                      (the “Company”), and further certify, on behalf of the Company as follows:

1. Attached hereto as Attachment I is a true and correct copy of the articles of formation of the Company as are in full force and effect on the date hereof. Attached hereto as Attachment II is a true and correct copy of the operating agreement of the Company as is in full force and effect on the date hereof. Attached hereto as Attachment III is a Certificate of Good Standing of the Company, issued by the Secretary of the State of                      dated [Date]. No event has occurred since the date of such good standing certificate which has affected the good standing of the Company under the laws of the state of [                    ].

2. Each person who, as an officer or attorney-in-fact of the Company, signed (a) the Master Repurchase Agreement (as amended, the “Repurchase Agreement”), dated as of [                 ], 2013 by and between the Company and The Royal Bank of Scotland plc (the “Buyer”); (b) the Custodial Agreement and Disbursement Agreement (the “Custodial Agreement”), dated as of [                 ], 2013, by and among the Company, the Buyer and Wells Fargo Bank, N.A., as disbursement agent and custodian (c) the Amended and Restated Pricing Letter (the “Pricing Letter”) dated [                 ], 2013 executed by the Company and the Buyer; and (d) any other document delivered prior hereto or on the date hereof in connection with the transactions contemplated in the Repurchase Agreement was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

3. Attached hereto as Attachment IV is a true and correct copy of the resolutions duly adopted by the [board of directors] of the Company as of [            ], 2013 (the “Resolutions”) with respect to the authorization and approval of the transactions contemplated in the Repurchase Agreement; said Resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof.

4. All of the representations and warranties of the Company contained in Section 12 of the Repurchase Agreement were true and correct in all material respects as of the date of the Repurchase Agreement and are true and correct in all material respects as of the date hereof.

5. The Company has performed all of its duties and has satisfied all of the material conditions on its part to be performed or satisfied pursuant to Section 9 of the Repurchase Agreement.

6. There are no actions, suits or proceedings pending or, to my knowledge threatened, against or affecting the Company which, if adversely determined either individually or in the aggregate, would adversely affect the Company’s obligations under the Agreements. No proceedings that could result in the liquidation or dissolution of the Company are pending or contemplated.

L-1

7. Incumbency of Officers. The below named persons have been duly elected or appointed, and have been duly qualified as officers of the Company holding the respective office below set forth opposite his or her name, and the signature below set forth opposite his or her name is his or her genuine signature.

Name	Office	Signature

All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Repurchase Agreement.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:

[Seal]

REVERSE MORTGAGE SOLUTIONS, INC.

By:
Name:
Title:

I             ,              of [Seller], hereby certify that              is the duly elected, qualified and action              of [Seller] and that the signature appearing above is the genuine signature of such person.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:

[Seal]

REVERSE MORTGAGE SOLUTIONS, INC.

By:
Name:
Title:

L-2